UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Soliciting Material under §240.14a-12

CVS Health Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual Meeting of Stockholders and Proxy Statement

May 16, 2024 | Virtual Meeting at 8:00 a.m., Eastern Time | www.virtualshareholdermeeting.com/CVS2024

CVS Health Corporation | One CVS Drive | Woonsocket, Rhode Island 02895

The Annual Meeting will be held solely by means of remote communication, to allow our stockholders to more easily participate regardless of their geographic location. This Notice of 2024 Annual Meeting and Proxy Statement is being mailed or transmitted beginning on or about April 5, 2024 to stockholders of record at the close of business on March 18, 2024.

Our Vision

Become the leading health solutions company for consumers

Deliver a superior health care experience for consumers

Drive improved health outcomes, lower costs, higher levels of engagement and broader access to high quality care

Message from Our Independent Chair and Chief Executive Officer

Dear Fellow Stockholders:

We are building a world of health around every consumer, enabling access to high quality, convenient, and affordable care that supports individuals in building healthier lives. In 2023, we made strong progress on our journey to transform how care is delivered in the U.S., bringing together integrated health solutions that meet the needs of our consumers.

Our 2023 Financial Performance

In 2023, we successfully navigated a challenging environment and delivered on our financial commitments, a powerful testament to the strength of our diversified company. Total revenues grew to approximately $358 billion, an 11% increase year over year, and we generated $13.4 billion of operating cash flow, demonstrating the power of our business model and supporting our strategy. This performance enabled us to return more than $5 billion to stockholders through dividend payments and common stock repurchases.

Advancing the Future of Health Care by Driving Innovation

At CVS Health we work to connect the many entry points of the health care system, delivering better health outcomes at lower costs through simpler and more convenient experiences. Our trusted brands allow us to connect with consumers in more places - in the community, in the home, and virtually. As more people engage across our portfolio of assets, we are able to unlock up to three to four times more enterprise value when members utilize two or more CVS Health offerings. Today, more than 55 million CVS Health customers engage with at least two of our offerings.

We made significant progress on our health care delivery strategy in 2023. We broadened our value-based care capabilities into the home and into primary care with the acquisitions of Signify Health, Inc. and Oak Street Health, Inc., respectively. We quickly advanced our commitment to offer services and care to more patients, customers and members across CVS Health. We developed new clinic formats that are expected to remove barriers to care for communities with the greatest needs. By enabling more connections across CVS Health’s care offerings, we believe we can improve the way a consumer or patient engages in their overall health.

We continuously innovate and offer choices for our customers, clients, and members. In

2023, we announced several areas where we are further expanding our role in delivering high quality, reliable, and cost-effective prescription therapies. Through recent developments, such as the launch of Cordavis™, CostVantage™ and CVS Caremark TrueCost™, we are creating greater simplicity and transparency for consumers, patients, and payors.

With these innovations, among others, we are driving transformation in the industry, leading to a sustainable, differentiated competitive advantage for our businesses in the long-term.

Stockholder Engagement and Corporate Governance

Over the course of the year, our management team and our Board of Directors work closely together on the advancement of the Company’s strategic plan. We proactively engage with our stockholders to enhance our understanding and to be responsive of your perspectives and needs.

As part of CVS Health’s commitment to leading corporate governance practices, we have continued to refresh our Board, furthering our work to ensure there is an appropriate mix of skills and experiences that align to our evolving business. The Board balances new perspectives with important institutional knowledge and maintains a strong culture of engagement. In 2023 the Board appointed two new independent directors, Scott Kirby, Chief Executive Officer and a member of the Board of Directors of United Airlines, and Mike Mahoney, Chairman, CEO and President of Boston Scientific. In addition, effective with the 2024 Annual Meeting, Ed Ludwig will not stand for re-election, as he has decided to retire from the Board and our Board will be reduced to 12 members. We thank Ed for his counsel during his tenure.

We have also restructured and refreshed our Board’s committees to be more streamlined with four standing committees: Audit; Management Planning and Development; Nominating and Corporate Governance; Health Services and Technology (formerly Medical Affairs); along with an Executive Committee. The structure allows our committees more time to focus on matters of significance and provide oversight of key strategies and risks.

A Continued Focus on Sustainability and Impact

Our approach to improving the health of communities nationwide is focused on achieving our economic, environmental, and social imperatives across multiple dimensions. We are committed to advancing health equity, broadening access to quality care and supporting sustainable business practices. Our strategy and initiatives are supported by a purpose-driven workforce that reflects the communities we serve and a strong governance framework, including Board level oversight. Our Healthy 2030 Impact Report provides more details about our progress.

Annual Meeting of Stockholders

Our 2024 Annual Meeting will be held virtually at 8 a.m. Eastern Time on Thursday, May 16, 2024, to allow our stockholders to participate more easily regardless of location. We ask you to please vote at your earliest convenience.

Thank you for your continued interest and investment in CVS Health. We appreciate your support as we advance our strategy, deliver on our commitments and increase stockholder value.

Sincerely,

Roger N. Farah	Karen S. Lynch
Independent Chair of the Board	President and Chief Executive Officer

2024 Proxy Statement     i

Table of Contents

i	Message from Our Independent Chair and Chief Executive Officer

1	Notice of Annual Meeting of Stockholders

4	Proxy Statement Highlights

12	Corporate Governance and Related Matters

12	Item 1: Election of Directors

25	The Board’s Role and Activities in 2023

31	Board Structure and Processes

32	Committees of the Board

42	Audit Committee Matters

42	Item 2: Ratification of the Appointment of Our Independent Registered Public Accounting Firm for 2024

44	Executive Compensation and Related Matters

44	Item 3: Say on Pay, a Proposal to Approve, on an Advisory Basis, the Company’s Executive Compensation

46	Letter from the Management Planning and Development Committee

47	Compensation Committee Report

48	Compensation Discussion and Analysis

51	Summary

56	2023 Business and Performance Highlights

56	Executive Compensation Program Discussion

79	Compensation of Named Executive Officers

79	Summary Compensation Table

81	Grants of Plan-Based Awards

83	Outstanding Equity Awards at Fiscal Year-End

84	Option Exercises and Stock Vested

85	Pension Benefits

86	Nonqualified Deferred Compensation

87	Payments/(Forfeitures) Under Termination Scenarios

93	CEO Pay Ratio

94	Pay Versus Performance

98	Management Proposal

98	Item 4: Proposal to Amend the Company’s 2017 Incentive Compensation Plan to Increase the Number of Shares Authorized to Be Issued Under the Plan

108	Stockholder Proposals

108	Item 5: Stockholder Proposal Requesting an Independent, Third Party Worker Rights Assessment and Report

111	Item 6: Stockholder Proposal to Prohibit the Re-nomination of Any Director Who Fails to Receive a Majority Vote

114	Item 7: Stockholder Proposal for Stockholder Right to Vote on “Excessive” Golden Parachutes

117	Item 8: Stockholder Proposal Requesting a Policy Requiring Our Directors to Disclose Their Expected Allocation of Hours Among All Formal Commitments

120	Ownership of and Trading in Our Stock

120	Executive Officer and Director Stock Ownership Requirements

121	Share Ownership of Directors and Certain Executive Officers

122	Share Ownership of Principal Stockholders

123	Other Information

123	Information About the Annual Meeting and Voting

126	Stockholder Proposals and Other Business for Our Annual Meeting in 2025

127	Other Matters

A-1	Annex A – Reconciliation of Certain Amounts to the Most Directly Comparable GAAP Measure

B-1	Annex B – 2017 Incentive Compensation Plan of CVS Health Corporation, as Proposed to be Amended

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Notice of Annual Meeting of Stockholders

May 16, 2024 8:00 a.m., Eastern Time The Annual Meeting will be held exclusively online at www.virtualshareholdermeeting.com/CVS2024

You are cordially invited to join our 2024 Annual Meeting of Stockholders, to be held on Thursday, May 16, 2024, at 8:00 a.m., Eastern Time. Our Annual Meeting will be conducted exclusively online.

Items to be Voted

•   Elect 12 director nominees named in this proxy statement;

•   Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024;

•   Say on pay, an advisory vote to approve the Company’s executive compensation;

•   Adopt amendments to the Company’s 2017 Incentive Compensation Plan;

•   Act on 4 stockholder proposals, if properly presented; and

•   Conduct any other business properly brought before the Annual Meeting.

Eligibility to Vote

Stockholders of record at the close of business on March 18, 2024 may vote at the Annual Meeting.

By Order of the Board of Directors,

Colleen M. McIntosh

Senior Vice President, Corporate Secretary and Chief Governance Officer
CVS Health Corporation
One CVS Drive
Woonsocket, Rhode Island 02895
(principal executive office)

April 5, 2024

Your vote is important.

Our proxy statement and proxy card are being mailed or transmitted to stockholders entitled to vote at the Annual Meeting beginning on or about April 5, 2024. Whether or not you plan to attend the Annual Meeting, please vote your shares. In addition to voting by mail or during the Annual Meeting by following the instructions available on the Annual Meeting website, stockholders of record have the option of voting by telephone or via the Internet. If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), please read your voting instructions to see which of these options are available to you. Even if you are attending the Annual Meeting virtually, we strongly encourage you to vote in advance by Internet, phone or mail.

We are pleased to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. As a result, beginning on or about April 5, 2024, we are mailing a notice of Internet availability to many of our stockholders instead of paper copies of our proxy statement and our 2023 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2023 Annual Report and proxy card.

The Annual Meeting will be accessible only at www.virtualshareholdermeeting.com/CVS2024 (the “Annual Meeting website”). We encourage you to access the Annual Meeting website prior to the start time and allow ample time to log into the Annual Meeting webcast and test your computer system. To be admitted to the Annual Meeting, you must enter the 16-digit control number found on the proxy card, Notice of Internet Availability or voting instruction form that accompanied your proxy materials when requested by the Annual Meeting website. You also may vote during the Annual Meeting by following the instructions available on the Annual Meeting website.

How to Vote

Your vote is important to the future of CVS Health. You are eligible to vote if you were a stockholder of record at the close of business on March 18, 2024. Even if you plan to attend the Annual Meeting virtually, please vote as soon as possible using one of the following methods. In all cases, you should have your proxy card in hand:

USE THE INTERNET www.proxyvote.com

USE A MOBILE DEVICE Scan this QR Code

CALL TOLL-FREE 1-800-690-6903

MAIL YOUR PROXY CARD Follow the instructions on your voting form

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 16, 2024:

The proxy statement and 2023 Annual Report to Stockholders (the “2023 Annual Report”), which includes our Annual Report on Form 10-K and our audited financial statements, are available at www.proxyvote.com and at www.cvshealthannualmeeting.com.

Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials.

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The Value We Create

Financials		2023 Highlights

Total Revenues in billions of dollars	Cash Flow from Operations in billions of dollars

•   Total revenues increased to $357.8 billion, up 10.9% compared to prior year.

•   Achieved GAAP diluted earnings per share (“EPS”) of $6.47 and Adjusted EPS* of $8.74.

•   Generated cash flows from operations of $13.4 billion.

•   Announced a 10% increase to the quarterly stockholder dividend, which became effective with the February 1, 2024 dividend distribution. Returned over $3 billion to stockholders through dividends in 2023.

Diluted EPS in dollars per common share	Adjusted EPS* in dollars per common share
*	Adjusted EPS is a non-GAAP financial measure. See Annex A to this proxy statement for an explanation and a reconciliation to the most comparable GAAP financial measure.

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Our Purpose: Bringing our heart to every moment of your health™

At CVS Health, we are a dedicated and diverse team – more than 300,000 colleagues strong – focused on a bold vision to reimagine health care by putting our colleagues and consumers at the heart of everything we do.

We are committed to building a workplace where every person is welcome, valued, and can fulfill their potential. A workplace fueled by our culture – one where our colleagues are not only measured by what they do, but by how they do it. Our Heart At Work Behaviors™ guide our actions – from how we treat each other, to responding to our customers’ needs or serving our communities. We put people first, rise to the challenge, join forces, create simplicity, inspire trust, and champion safety and quality – empowering every person to help CVS Health achieve its goals and unifying them with our shared purpose.

We are proud of the contributions we make and to have a company that reflects the communities we serve. Together we are accountable for creating the culture we want, need and deserve – helping us on our journey to bring our heart to every moment of your health.

Heart At Work
Behaviors™

Put people first	Rise to the challenge
We are customer obsessed. We walk in others’ shoes to improve the customer and colleague experience. We create an engaging and inclusive work environment where our colleagues reflect the diversity of our customers.	We boldly innovate to care for our customers. We act swiftly and adapt to feedback. We think big and are willing to take smart risks to innovate. We welcome different points of view and learn from mistakes.

Join forces	Create simplicity
We unite around our goal of serving the customer. We work across teams to provide the best care possible. We listen and learn from each other. We are conscious of our impact on customers, colleagues and the company.	We design for our customers. We continuously simplify by removing extra steps and innovating to create streamlined solutions. We focus on what matters most to our customers and empower those colleagues closest to the work to make the right call.

Inspire trust	Champion safety and quality
We work to earn the trust of our customers and colleagues by meeting our commitments and acting with integrity. We bravely do the right thing, even when it is hard. We speak up to challenge ideas and do so with heart.	We are relentless in our pursuit of the safest and highest quality care. We know that in order to keep patients and consumers safe, our colleagues must also feel safe and protected. We ensure safety is at the heart of every decision we make and everything we do.

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Proxy Statement Highlights

This summary highlights selected information in this proxy statement – please review the entire document before voting.

All of our Annual Meeting materials are available at www.cvshealthannualmeeting.com. There, you can download electronic copies of our Annual Report and proxy statement and use the link to vote.

Voting Items

ITEM 1 Election of directors Our 12 continuing directors are seasoned leaders who bring a mix of skills and qualifications to our Board of Directors	FOR each director nominee 15-20

ITEM 2

Ratify the appointment of the Company’s independent registered public accounting firm for 2024
Based on its recent evaluation, our Audit Committee believes that the retention of Ernst & Young LLP is in the best interests of the Company and its stockholders

FOR 42-43

ITEM 3

Say on pay - an advisory vote on the approval of the Company’s executive compensation
Our executive compensation program reflects our unwavering commitment to paying for performance and reflects feedback received from stockholder outreach

FOR 44-45

ITEM 4

Adopt amendments to the Company’s 2017 Incentive Compensation Plan (the “2017 ICP”)
The amendments to our 2017 ICP will replenish the shares available under the plan and replace two recently acquired existing equity compensation plans; it will be an important tool to attract and retain quality executives and employees

FOR 98-107
ITEMS 5-8 Stockholder proposals See the Board of Directors’ statement of opposition AGAINST each stockholder proposal	AGAINST 108-119

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The CVS Health Board

Edward J. Ludwig, an independent member of the Board of Directors (the “Board”), will not be standing for re-election and is retiring from the Board at the 2024 Annual Meeting after an accomplished 30-plus year career in the field of medical technology. Upon the retirement of Mr. Ludwig, the size of the Board will be reduced to 12 directors.

You are asked to vote on the election of the following 12 nominees to serve on the Board of CVS Health Corporation (“CVS Health” or the “Company”). All directors are elected by a majority of votes cast, and all presently serve on the Board. The information below reflects the current leadership and expected membership of each of the Board’s committees after the Annual Meeting.

	Director Since	Independent	Other Public Company Boards	Committees
Name				A	MP&D	N&CG	HS&T	E
Fernando Aguirre, 66 Former Chairman, President and CEO of Chiquita Brands International, Inc.	2018	YES	2
Jeffrey R. Balser, M.D., Ph.D., 62 President and Chief Executive Officer of Vanderbilt University Medical Center	2022	YES	None
C. David Brown II, 72 Partner and Former Member of Executive Committee of Nelson Mullins Riley & Scarborough LLP	2007	YES	None
Alecia A. DeCoudreaux, 69 President Emerita of Mills College at Northeastern University, and Former Executive at Eli Lilly and Company	2015	YES	1
Nancy-Ann M. DeParle, 67 Managing Partner and Co-Founder of Consonance Capital Partners, LLC and Former Director of White House Office of Health Reform	2013	YES	1
Roger N. Farah, 71 Independent Chair of the Board of CVS Health Corporation; Former Chairman of the Board of Tiffany & Co. and Former Executive at Tory Burch and Ralph Lauren	2018	YES	1
Anne M. Finucane, 71 Chair of the Board of Rubicon Carbon and Former Vice Chairman of Bank of America Corporation	2011	YES	1
J. Scott Kirby, 56 CEO and a Member of the Board of Directors of United Airlines Holdings, Inc.	2023	YES	1
Karen S. Lynch, 61 President and CEO of CVS Health Corporation	2021	NO	None
Michael F. Mahoney, 59 Chairman of the Board, President and CEO of Boston Scientific Corporation	2023	YES	1
Jean-Pierre Millon, 73 Former President and CEO of PCS Health Systems, Inc.	2007	YES	None
Mary L. Schapiro, 68 Vice Chair of Global Public Policy and Special Advisor to the Chairman of Bloomberg L.P. and Former Chairman of the U.S. Securities and Exchange Commission	2017	YES	1
Key
Member	A Audit	N&CG	Nominating and Corporate Governance	E Executive
Committee Chair	MP&D Management Planning and Development	HS&T	Health Services and Technology

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Our Directors Nominated for Election at the Annual Meeting

The demographic information presented below is based on voluntary self-identification by each director nominee. Additional biographical information regarding each director nominee is set out starting on page 15.

Director Independence	Financial Expertise	Director Tenure	Diversity of Gender and Background

	Financial Experts	0-4 years	Female

11 director nominees are independent of the Company and management. Ms. Lynch, our President and CEO, is our only non-independent director nominee.

Qualified as Financial Experts

Financially Literate

Four nominees who are members of our 2023 Audit Committee are designated Audit Committee Financial Experts. Four other nominees have qualifications to be financial experts, and the remaining four are financially literate.

5-9 years 10+ years Our directors bring a balance of experience and fresh perspective to our boardroom. The average tenure of our director nominees is ~7.5 years.

Racially or Ethnically Diverse

Born Outside of the U.S.

Approximately 42% of our director nominees are women.

Our director nominees come from varied backgrounds, including three who identify as racially or ethnically diverse and two who were born outside of the U.S.

Director Nominee Expertise, Skills and Experience

Our director nominees possess relevant experience, skills and qualifications that allow the Board to effectively oversee the Company’s strategy and management. The Board has identified key skills, qualifications and experience that are important to the Board as a whole in light of our current business strategy and expected needs. Our director nominees have developed competencies in these skills through education, direct experience and oversight responsibilities. While many of our nominees have experience across most or all of these important skills and qualifications, the following graphic identifies the five most relevant for each nominee (in addition to Senior Leadership, which all of them possess). See page 13 for an individual skills matrix, along with details as to how these skills and expertise link to the Company’s strategy.

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Board and Corporate Governance Highlights

The Board continues to evaluate the Company’s corporate governance policies and practices to ensure that the right mix of individuals are present in our boardroom to best serve the stockholders we represent by ensuring effective oversight of our strategy and management. We are committed to maintaining the highest standards of corporate governance and have established a strong and effective framework by which the Company is governed and reviewed.

2023-2024 Board and Corporate Governance Developments	Further Information

•  On July 19, 2023, the Board elected J. Scott Kirby to serve on the Board, effective October 2023. Mr. Kirby is a well-known airline industry veteran, with a broad and accomplished three-decade-long career in significant leadership roles and is a strategic leader adept at innovating through technology in a highly regulated, consumer-driven industry.

•  On September 20, 2023, the Board elected Michael F. Mahoney to serve on the Board, effective November 1, 2023. Mr. Mahoney is an accomplished health care executive and his focus on improvements in health outcomes and increasing access to care align with our mission.

pages 18, 22 pages 19, 22
• Edward J. Ludwig will not be standing for re-election and is retiring from our Board after an accomplished 30-plus year career in the field of medical technology to spend more time on personal interests. He has served as a director of CVS Health since November 2018 and served as a member of the board of directors of Aetna Inc. (“Aetna”), including as presiding or lead director from 2011 until the closing of Aetna’s merger transaction with CVS Health in November 2018 ( the “Aetna Transaction”).	pages 5, 22
• The Nominating and Corporate Governance Committee (“N&CG Committee”) reviewed and approved the Board skills/experience list with the skills and experience most relevant to CVS Health and its business and strategy. As a result of its ongoing evaluation, the N&CG Committee combined “Legal and Regulatory” into the “Risk Management” category. Risk Management encompasses the board oversight of risk, including legal, regulatory and compliance matters, and four director nominees who previously self-identified Legal and Regulatory as a principal area of expertise are now included under Risk Management expertise, while one director is now also identified as having Regulated Industries expertise. In response to stockholder feedback, the N&CG Committee also approved the use of a Board skills matrix that displays each nominee’s most significant skills, along with background information for each nominee.	pages 6, 13-14, 21
• Throughout 2023, the N&CG Committee undertook a comprehensive review of our Board’s overall committee structure, membership, leadership and responsibilities in an effort to enhance its oversight and efficiency. As a result of this review, in January 2024, the Board, at the recommendation of the N&CG Committee, approved a new structure consisting of four standing committees: Audit, Management Planning and Development (“MP&D”), N&CG, and Health Services and Technology (“HS&T”); along with the Executive Committee, which meets on an ad hoc, as-needed basis. As part of this committee realignment, the Board eliminated the Investment and Finance Committee (“I&F Committee”) and reallocated its responsibilities among the standing committees.	pages 32-33
• In December 2023, the Board increased the Company’s quarterly cash dividend by 10%, from $0.605 to $0.665, effective with the dividend distribution on February 1, 2024.	pages 25, 35, 56
• During the fourth quarter of 2023, the Company entered into a $3.0 billion fixed dollar accelerated share repurchase transaction, which became effective on January 3, 2024 and was effected under the share repurchase program authorized by the Board in December 2021 and expanded in November 2022.	pages 25, 35

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Board Communication and Stockholder Rights

•  Our Board supports and participates in our stockholder outreach program and has responded to stockholder input with changes in our compensation program, governance practices.

•  See our Certificate of Incorporation, By-laws and Corporate Governance Guidelines at https://investors.cvshealth.com under “Governance Documents”

pages 9-11, 51-55
Director Alignment with Stockholder Interests
• Generally, 75% of our directors’ annual retainer is paid in shares of CVS Health common stock. The annual retainer for 2023 was voluntarily reduced by 10% as previously disclosed to align with stockholders after considering a legal settlement charge; the reduction was applied against the stock compensation for the directors elected at the 2023 Annual Meeting.	pages 40-41
• Directors must own at least 10,000 shares of CVS Health common stock within five years of election to our Board.	pages 76, 120
• Director nominee meeting attendance averaged 98%, and each director nominee attended at least 90% of the meetings of the Board and the committees of which he or she was a member.	page 40
• The Board is focused on Board diversity and Board committee leadership.	pages 5, 6, 13-14, 21, 32-33
• Our overboarding policy limits service by our directors to four other public company boards and also restricts audit committee service.	page 21
Board Oversight of Risk
• Full Board and individual committees focus on understanding and assessing Company risks.	pages 26-29
• Our Independent Chair and our CEO are focused on the Company’s and the Board’s risk management efforts and ensure that enterprise risks are appropriately brought to the Board and/or its committees for review.	pages 26-29
• The Board also reviews the Company’s succession planning, including in the case of the incapacitation, retirement or removal of the CEO. The CEO provides an annual report to the Board recommending potential successors, and the Board reviews succession planning with respect to the Company’s other key executives.	page 25
• The Board implements its risk oversight function both as a whole and through delegation to Board committees, which meet regularly and report back to the Board, as appropriate. Each of the Board’s standing committees is responsible for oversight of risk management practices for categories of risks relevant to their functions. Each of the Board committees can engage advisors and experts as the committee deems necessary in connection with its risk oversight responsibilities.	pages 26-29

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Stockholder Outreach – Governance and Compensation Actions

Stockholder Engagement

We have a long standing, robust stockholder outreach program through which we solicit feedback on our corporate governance, executive compensation program, disclosure practices and sustainability and impact programs and goals. Our annual engagement program helps us better understand stockholder priorities and perspectives, gives us an opportunity to elaborate upon our initiatives with relevant experts and fosters constructive dialogue. We take feedback and insights from our engagement with stockholders and other stakeholders into consideration as we review and evolve our practices and disclosures and further share them with our Board as appropriate. In addition to CVS Health’s annual stockholder outreach and engagement program, the Company engages in activities designed to inform and seek stockholder input throughout the year including, without limitation, quarterly earnings calls, industry presentations and conferences, Company-hosted events and presentations and securities analyst meetings.

Annual Meeting of Stockholders

Summer
Board, Management

- Discuss feedback and Annual Meeting vote results
- Review regulatory developments and compensation trends
- Plan fall engagement (identify which stockholders to contact and proposed topics to discuss)

Fall
Board, Management, Stockholders

Comprehensive engagement with stockholders to:

- Discuss developments in business and strategy, Board and corporate governance matters, executive compensation and the say on pay vote, environmental and social issues, and results of Annual Meeting votes
- Solicit feedback

Winter
Board, Management, Stockholders

- Review fall stockholder feedback with Board and management
- Determine changes to corporate governance and compensation programs as proxy statement is being drafted
- Stockholder follow-up, as needed

Spring
Board, Management, Stockholders

Re-engage investors after proxy statement filing:

- Discuss items on Annual Meeting agenda
- Gather feedback
- Provide updates on changes

In the latter part of 2023 and early 2024, at the Board’s direction, management reached out to 31 stockholders representing approximately 50% of our outstanding stock in the aggregate and ultimately held 23 meetings with stockholders representing approximately 40% of our outstanding stock. This includes meetings with smaller stockholders and other investor organizations who proactively requested to engage with us. We also contacted the leading proxy advisory firms. Several stockholders and proxy advisory firms that we contacted indicated that a meeting was not necessary at the time. We held calls with all stockholders and advisory firms who responded to our outreach with a request to meet. The Independent Chair of the Board and/or Chair of the MP&D Committee participated in engagements with stockholders representing approximately 28% of our outstanding stock, as well as the proxy advisory firm that scheduled an engagement call. Our MP&D Committee Chair, David Brown, as well as Roger Farah, our Independent Board Chair and an MP&D Committee member, played a meaningful role in conversations with stockholders, assisted by our legal, human resources and investor relations staff. The MP&D Committee discussed stockholders’ feedback, which it found to be substantive and thoughtful.

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We also engaged with each of the stockholders who submitted proposals for inclusion in this proxy statement. As a result of productive discussions with stockholder proponents, two stockholder proposals related to the process for the consideration of stockholder-nominated director nominees were withdrawn after we agreed to make clarifying changes to the Company’s Corporate Governance Guidelines, which are available on the Corporate Governance pages of our Investor Relations website at https://investors.cvshealth.com.

We were pleased to engage in productive conversations with our stockholders during which we discussed a number of topics relevant to the Company’s strategy, board composition and oversight, corporate governance and our environmental and social initiatives. We also discussed the structure of our executive compensation program and steps we have taken in recent years to align our compensation program with our evolving business strategy and stockholder experience and reflect their feedback. The Compensation Discussion and Analysis (“CD&A”) section of this proxy statement provides details on the executive compensation topics that were addressed with stockholders.

Our annual engagement program helps us better understand stockholder priorities and perspectives, gives us an opportunity to elaborate upon our initiatives with relevant experts and fosters constructive dialogue. We share the feedback and insights from our engagement with stockholders and other stakeholders with our Board and take them into consideration as we review and evolve our practices and disclosures.

Integrated Engagement Team
Corporate Secretary	Human Resources	Investor Relations	Sustainability	Independent Directors

[1]	Source: Capital IQ; represents percentage of outstanding shares as of March 18, 2024.

The key issues we discussed with our stockholders are summarized below:

Board Composition and Oversight; Corporate Governance

•  Board composition and the relevant qualifications and skillsets our directors possess to deliver impactful oversight of the Company

•  Recent refreshment of the Board, including the addition of new directors with differentiated experience

•  The Board’s responsibility for the oversight of human capital management and talent development, as well as key risk areas including cyber and information security

•  The Board’s review of the results of stockholder voting at the 2023 Annual Meeting, including its consideration of stockholder proposals that received votes of at least 25% in favor

Environmental and Social Strategy

•  Our Healthy 2030 strategy, and how it guides our commitment to improving the health of the people and communities we serve

•  Key initiatives supporting the Healthy 2030 strategy, including efforts to increase access to health services in underserved communities and providing social impact investments in our local communities

•  Steps we have taken to support our workforce and the well-being and development of our colleagues

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Compensation Actions

•  The MP&D Committee spent extensive time considering:

•  Results of the 2023 say on pay vote and comments we received from stockholders regarding compensation rationale; and

•  Whether several components of our existing compensation structure are not aligned to broader market or industry, which may have unintended consequences for CVS Health and our stockholders in terms of attracting and retaining the best possible talent during this critical time in the Company’s strategic journey

•  The MP&D Committee approved several changes to the executive compensation program effective for 2024:

•  Updated the long-term incentive target mix to be comprised of 60% performance stock units (“PSUs”), 20% stock options and 20% restricted stock units (“RSUs”) (from the prior mix of 75% PSUs and 25% stock options);

•  Reduced the holding period following the vesting of the three-year PSUs from two years to one year to move closer to competitive pay practices in the broader marketplace;

•  Evolved the Workforce Modifier to reflect a more comprehensive measure of inclusion and belonging;

•  Included an additional metric in the long-term equity plan to align with commitments made at our December 2023 Investor Day that is objective and measurable over a three-year period and designed to focus our most senior leaders on specific strategic initiatives to support long-term growth; and

•  Adopted an executive severance policy, effective for 2024, that the Company would not enter into any new employment, severance or separation agreements or establish any new severance plan or policy that would provide cash severance benefits to Section 16 officers, including our Named Executive Officers, exceeding 2.99x base plus target bonus without seeking stockholder approval.

For details on these compensation actions please see pages 52-55, and 67 of the CD&A.

The entire Board appreciated the many positive comments from stockholders about the performance of the Company, the quality of our senior leadership, the fundamental design of our executive compensation program and the Company’s corporate governance practices. Our corporate governance and compensation practices are informed by ongoing dialogue with our stockholders and meet intended objectives.

For more information on our executive compensation program, see the letter from the MP&D Committee beginning on page 46, “Stockholder Outreach” beginning on page 51 and “Elements of Our Executive Compensation Program” beginning on page 59. For more information on corporate governance at CVS Health, please refer to pages 12-41 of this proxy statement and to the Corporate Governance pages of our Investor Relations website at https://investors.cvshealth.com.

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Corporate Governance and Related Matters

Item

Election of Directors

1	The Board of Directors unanimously recommends a vote FOR the election of all director nominees.

Our Board of Directors has nominated 12 candidates for election as directors at the Annual Meeting. All 12 nominees currently serve as directors. If elected, each nominee will hold office until the next annual meeting and until their respective successors have been duly elected and have qualified. All of the nominees are expected to attend the Annual Meeting.

The N&CG Committee believes that the Board is well-balanced and that it fully and effectively addresses the Company’s needs. Our nominees are seasoned leaders, all of whom hold or held senior executive leadership positions, who bring to the Board skills, qualifications and perspectives gained during their tenure at a wide array of public companies, private companies, non-profits, governmental and regulatory agencies and other organizations. We have indicated below for each nominee certain experience, qualifications, attributes and skills that led the N&CG Committee and the Board to conclude that the nominee should continue to serve as a director. We have also indicated the race/ethnicity and gender of each individual nominee, as self-identified. Based on the N&CG Committee’s review of the nominees’ backgrounds and their past performance as CVS Health directors, the N&CG Committee and the Board believe that each of the nominees can and will devote an adequate amount of time to the effective execution of each nominee’s responsibilities as a director and member of their respective committees, and possesses the qualifications identified above.

Please note that for each director we have only listed the five primary attributes that the Board and the nominee considered to be most relevant to each nominee. Each director nominee also possesses qualifications in addition to those listed under his or her name. Each director nominee also possesses Senior Leadership experience.

Left to right: Mary Schapiro, Fernando Aguirre, Anne Finucane, David Brown, Nancy-Ann DeParle, Jeffrey Balser, Karen Lynch, Roger Farah, Michael Mahoney, Alecia DeCoudreaux, Jean-Pierre Millon, Scott Kirby

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The Director Nominees

BOARD SKILLS AND DIVERSITY MATRIX

We believe that our directors possess deep industry knowledge and expertise, are committed to representing the long-term interests of our stockholders and have the highest personal and professional ethics. Our Board is composed of directors with diverse perspectives and professional and personal experiences, which we believe is critical achieving our strategic goals.

The following matrix displays the five primary attributes that the Board and the nominee considered to be most relevant to each of our director nominees. This matrix is not intended to be an exhaustive list of their skills, attributes or areas of principal contributions to the Board, and each director possesses skills in addition to those presented in this matrix. More information about each director nominee can be found in the section entitled “Biographies of our Incumbent Board Nominees.”

Skills & Experience and How They Link to the Company’s Strategy
Business Development and Corporate Transactions Provide insight to advance growth agenda of our strategic initiatives
Business Operations Provide guidance on the Company’s operations to help us to optimize our business strategy
Corporate Governance and Sustainability Help our Board fulfill its environmental, social and governance oversight function effectively
Finance Are particularly well-suited to overseeing the quality and integrity of our Company’s financial statements
Health Care and Health Services Possess deep knowledge of the business challenges and opportunities facing our Company in the health care industry
Public Policy and Government Affairs
Offer insight into the regulatory environment of the many jurisdictions in which we operate, their legislative and administrative priorities, and the potential implications for our business
Regulated Industries Provide a valuable perspective on how an extensive regulatory framework intersects with strategic and operational planning, including outside the health care industry
Risk Management
Are particularly adept at identifying and assessing the varied risks facing our Company, including the legal, regulatory and political environment and provide oversight of compliance standards
Senior Leadership Have experience overseeing senior leadership, finance, marketing and execution of business strategy from a management, board or governance perspective
Technology and Innovation Contribute expertise regarding product innovation and evolving customer, member and client expectations

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Diversity/Background/Attributes
Independent
Tenure	11/18	9/22	3/07	3/15	9/13	11/18	1/11	10/23	2/21	11/23	3/07	5/17
Age	66	62	72	69	67	71	71	56	61	59	73	68
Gender Identity	M	M	M	F	F	M	F	M	F	M	M	F
Black or African American
Eurasian
Hispanic/Latino
White
Born Outside the United States

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Biographies of our Incumbent Board Nominees

Fernando Aguirre, 66	Independent Director
Former Chairman, President and CEO of Chiquita Brands International, Inc. Director since: November 2018 Race/Ethnicity and Gender: White, Hispanic/Latino Male

Education: B.S., Southern Illinois University, Edwardsville

CVS Health Board Committees: Audit (Chair); Management, Planning and Development; Executive (through the Annual Meeting)

Other Public Boards: Barry Callebaut AG; Synchrony Financial

Director Qualification Highlights

Biographical Information

Mr. Aguirre is the former Chairman, President and Chief Executive Officer of Chiquita Brands International, Inc. (“Chiquita”), a global distributor of consumer products, having served as Chiquita’s President and Chief Executive Officer from January 2004 to October 2012 and its Chairman from May 2004 to October 2012. Prior to joining Chiquita, Mr. Aguirre worked for more than 23 years in brand management, general management and turnarounds at The Procter & Gamble Company (“P&G”), a manufacturer and distributor of consumer products. Mr. Aguirre began his P&G career in 1980, serving in various capacities including President and General Manager of P&G Brazil, President of P&G Mexico, Vice President of P&G’s global snacks and U.S. food products, and President of global feminine care. Mr. Aguirre was a member of the board of directors of Aetna from 2011 until the closing of the Aetna Transaction, when he became a director of CVS Health. Mr. Aguirre also serves as a director of Barry Callebaut AG, a manufacturer of high-quality chocolate and cocoa products, and is the chair of its nominating and compensation committee, and as a director of Synchrony Financial, a consumer financial services company. He also serves as chair of Synchrony’s nominating and corporate governance committee.

Skills and Qualifications of Particular Relevance to CVS Health

Mr. Aguirre brings to the Board extensive consumer products, global business and executive leadership experience. As a former Chairman and CEO of a large public company that produces and distributes consumer products worldwide, he has significant brand management and international experience that is valuable to the Board’s strategic and operational understanding of global markets. Mr. Aguirre’s experience and service on other large public company boards, where he has served as chair of various committees, positions him well as the Chair of our Audit Committee and member of the Management Planning and Development Committee.

Business Operations
Corporate Governance and Sustainability
Finance
Health Care and Health Services
Regulated Industries

Jeffrey R. Balser, M.D., Ph.D., 62	Independent Director
President and Chief Executive Officer of Vanderbilt University Medical Center and Dean of Vanderbilt University School of Medicine Director since: September 2022 Race/Ethnicity and Gender: White Male

Education: B.S., Tulane University;
M.D. and Ph.D., Vanderbilt University

CVS Health Board Committees: Health Services and Technology; Audit; Executive (following the Annual Meeting)

Other Public Boards: None

Director Qualification Highlights

Biographical Information

Dr. Balser has served as the chief executive of Vanderbilt University Medical Center (“VUMC”) since 2009 and has been President and Chief Executive Officer since 2016, when VUMC became an independent health care company. He has also served as the Dean of the Vanderbilt University School of Medicine since 2008. Dr. Balser is a member of the National Academy of Medicine and serves on its governing council. He previously served on the board of Varian Medical Systems, Inc., an oncology treatment device and software maker that was publicly traded, from October 2018 until Varian was acquired by Siemens Healthineers AG in April 2021.

Skills and Qualifications of Particular Relevance to CVS Health

Dr. Balser’s business experience includes large regional quaternary health delivery system leadership, human capital management, senior business management experience including a number of community hospital and medical practice acquisitions, overall risk management expertise through oversight of VUMC’s quality, compliance and corporate integrity activities, and financial expertise through management of its financial statements and VUMC’s separation from Vanderbilt University. His experience as a physician scientist includes leading NIH-funded research in various areas of pharmacogenomics and spearheading growth in personalized medicine at VUMC from research concepts to bedside care, integrating advances in informatics, discovery science, and precision genomics. Under his leadership, VUMC has become an academic leader in health information technology. His education and experience as an M.D. with a Ph.D. in pharmacology are considered by the Board to be tremendous assets as the Company further expands into health care delivery services. The Board believes that Dr. Balser’s experience adds knowledge and leadership depth and that he brings great value as a member of the Health Services and Technology Committee.

Finance
Health Care and Health Services
Regulated Industries
Risk Management
Technology and Innovation

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C. David Brown II, 72	Independent Director
Partner and Former Member of the Executive Committee of Nelson Mullins Riley & Scarborough LLP Director since: March 2007 Race/Ethnicity and Gender: White Male

Education: B.S.B.A., University of Florida;
J.D., University of Florida College of Law

CVS Health Board Committees: Management Planning and Development (Chair); Nominating and Corporate Governance; Executive (through the Annual Meeting)

Other Public Boards: None

Director Qualification Highlights

Biographical Information

Mr. Brown has been a partner of Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”), a national law firm, since the August 2018 merger of Nelson Mullins and the Florida-based Broad and Cassel, of which Mr. Brown was Chairman from March 2000 through the time of the merger. He was also a member of the executive committee of Nelson Mullins until he rotated off the committee in December 2021. He served as the lead director of Rayonier Advanced Materials Inc., a leading specialty cellulose production company, until his retirement from that board in May 2020. Mr. Brown previously served on the board of Caremark Rx, Inc. from March 2001 until the closing of the merger transaction involving CVS Health and Caremark, when he became a director of CVS Health.

Skills and Qualifications of Particular Relevance to CVS Health

Mr. Brown’s legal expertise and health care experience are highly valued by the Board, as is his ability to analyze and interpret complex issues and facilitate Board engagement. He has a broad background in large-scale corporate and real estate transactions, both domestically and internationally. Mr. Brown has significant health care experience, including through his oversight of UF Health while serving as Chairman of the Board of Trustees for the University of Florida and as a member of the board of directors and executive committee of Orlando Health, a not-for-profit health care network. The Board believes that Mr. Brown’s experience adds knowledge and leadership depth to the Board.

Business Development and Corporate Transactions
Corporate Governance and Sustainability
Health Care and Health Services
Public Policy and Government Affairs
Risk Management

Alecia A. DeCoudreaux, 69	Independent Director
President Emerita of Mills College at Northeastern University and Former Executive at Eli Lilly and Company Director since: March 2015 Race/Ethnicity and Gender: African-American Female

Education: B.A., Wellesley College;
J.D., Maurer School of Law at Indiana University

CVS Health Board Committees: Health Services and Technology; Nominating and Corporate Governance

Other Public Board: Parnassus Funds/Parnassus Income Funds

Director Qualification Highlights

Biographical Information

Ms. DeCoudreaux is President Emerita of the former Mills College, a liberal arts college for women with graduate programs for women and men, which is now known as Mills College at Northeastern University, having served a five-year term as President from July 2011 through June 2016. Previously, Ms. DeCoudreaux served in a number of leadership roles at Eli Lilly and Company, a global pharmaceutical manufacturer (“Eli Lilly”), including as Vice President and Deputy General Counsel, Specialty Legal Team, from 2010-2011, Vice President and General Counsel, Lilly USA, from 2005-2009, and Secretary and Deputy General Counsel of Eli Lilly from 1999-2005. During her 30-year career with Eli Lilly, Ms. DeCoudreaux also previously served as Executive Director of Lilly Research Laboratories, Director of Federal Government Relations, Director of State Government Relations and Director of Community Relations. In addition, Ms. DeCoudreaux has served on a number of charitable, educational, for profit and nonprofit boards, including as both a trustee and board chair at Wellesley College. She currently serves as Lead Independent Trustee and Chair of the Board of Trustees of Parnassus Funds/Parnassus Income Funds, a family of investment funds that integrates environmental, social and governance factors and fundamental investment principles.

Skills and Qualifications of Particular Relevance to CVS Health

Ms. DeCoudreaux has more than 30 years of experience in the pharmaceutical industry, and her experience as an attorney in that field and in the area of corporate governance makes her a great asset to our Board.

Corporate Governance and Sustainability
Health Care and Health Services
Public Policy and Government Affairs
Regulated Industries
Risk Management

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Nancy-Ann M. DeParle, 67	Independent Director

Managing Partner and Co-Founder of Consonance Capital Partners, LLC and Former Director of the White House Office of Health Reform

Director since: September 2013

Race/Ethnicity and Gender: Eurasian Female

Education: B.A., University of Tennessee; B.A. and M.A., Balliol College, Oxford University; J.D., Harvard Law School

CVS Health Board Committees: Nominating and Corporate Governance (Chair); Health Services and Technology; Executive (through the Annual Meeting)

Other Public Board: HCA Healthcare, Inc.

Director Qualification Highlights

Biographical Information

Ms. DeParle has been a Managing Partner of Consonance Capital Partners, LLC, a private equity firm focused on investing in small and mid-size health care companies, since March 2020, and was a Partner from August 2013 until March 2020. She also is a Co-founder of the firm. From March 2009 to January 2013, Ms. DeParle served in the White House, first as Counselor to the President and Director of the White House Office of Health Reform, and later as Assistant to the President and Deputy Chief of Staff for Policy. From 1997 to 2000, Ms. DeParle served as the Administrator of the Centers for Medicare & Medicaid Services (then known as the Health Care Financing Administration), and from 1993 to 1997, she served as the Associate Director for Health and Personnel for the White House Office of Management and Budget, or OMB. From 2001 to March 2009, Ms. DeParle served as a Senior Advisor with JPMorgan Partners and as a Managing Director of its successor entity, CCMP Capital, L.L.C., focusing on private equity investments in health care companies. Ms. DeParle is also currently a director of HCA Healthcare, Inc., a health care services company that owns, manages or operates hospitals and other health care facilities. She has extensive experience serving on the boards of both public and privately held companies, particularly in the health care space.

Skills and Qualifications of Particular Relevance to CVS Health

Ms. DeParle has more than 25 years of experience in the health care arena. She is widely considered to be one of the nation’s leading experts in health care policy, management and financing, which makes her an excellent fit for our Board. Her background in public policy and government affairs, legal and regulatory compliance, and corporate governance and sustainability makes her an excellent Chair of our Nominating and Corporate Governance Committee.

Business Development and Corporate Transactions
Corporate Governance and Sustainability
Health Care and Health Services
Public Policy and Government Affairs
Risk Management

Roger N. Farah, 71	Independent Director
Chair of the Board of CVS Health Corporation, Former Chairman of Tiffany & Co. and Former Executive at Tory Burch and Ralph Lauren Director since: November 2018 Race/Ethnicity and Gender: White Male

Education: B.S., University of Pennsylvania

CVS Health Board Committees: Management Planning and Development; Nominating & Corporate Governance; Executive (Chair)

Other Public Board: The Progressive Corporation

Director Qualification Highlights

Biographical Information

Mr. Farah has been Independent Chair of the Board of CVS Health since May 2022. He is the former Chairman of the Board and a director of Tiffany & Co., a retailer of jewelry and specialty products, having served in that role from October 2017 to January 2021. He served as Executive Director of Tory Burch LLC, a retailer of lifestyle products, from March 2017 to September 2017, having previously served as Co-Chief Executive Officer and director from September 2014 to February 2017. He is former Executive Vice Chairman of Ralph Lauren Corporation, a retailer of lifestyle products, having served in that position from November 2013 to May 2014, and previously served as President and Chief Operating Officer (“COO”) from April 2000 to October 2013, and a director from April 2000 to August 2014. During his 40-plus year career in retailing, Mr. Farah also held director and/or executive positions with Venator Group, Inc. (now Foot Locker, Inc.), R.H. Macy & Co., Inc., Federated Merchandising Services, the central buying and product development arm of Federated Department Stores, Inc., Rich’s/Goldsmith’s Department Stores, and Saks Fifth Avenue, Inc. Mr. Farah was a member of the board of directors of Aetna from 2007 until the closing of the Aetna Transaction, when he became a director of CVS Health. He was a director of Metro Bank PLC, a financial services company, until his retirement from that board in March 2020. He currently serves as a director of The Progressive Corporation, an auto insurance company.

Skills and Qualifications of Particular Relevance to CVS Health

Mr. Farah brings extensive business and leadership experience to our Board. He has strong marketing, brand management and consumer insights from his over 40 years of experience in the retail industry. His former positions as Executive Vice Chairman, President and COO of Ralph Lauren and Executive Director and Co-CEO of Tory Burch give Mr. Farah important perspectives on the complex financial and operational issues facing the Company. The Board believes that his experience as a board chair and executive leading consumer-facing companies makes him very well suited to serve as Independent Chair of our Board.

Business Development and Corporate Transactions
Business Operations
Corporate Governance and Sustainability
Finance
Risk Management

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Anne M. Finucane, 71	Independent Director
Chair of the Board of Rubicon Carbon and Former Vice Chairman of Bank of America Corporation Director since: January 2011 Race/Ethnicity and Gender: White Female	Education: B.A., University of New Hampshire CVS Health Board Committees: Audit; Management Planning and Development; Executive (following the Annual Meeting) Other Public Board: Williams Sonoma, Inc.

Director Qualification Highlights

Biographical Information

Ms. Finucane has been a Senior Advisor of the TPG Climate Rise Fund (“TPG”), an investment fund focused on various climate sub-sectors, since September 2022 and the Chair of the Board of Rubicon Carbon, a carbon credit firm and a TPG portfolio company, since November 2022. Previously, Ms. Finucane served as Chairman of the Board of Bank of America Europe from July 2018 through December 2022. Ms. Finucane served as a Vice Chairman of Bank of America Corporation, an international financial services company, from July 2015 until her retirement in December 2021. From 2006 through July 2015, Ms. Finucane served as Global Chief Strategy and Marketing Officer for Bank of America and served as Northeast Market President from 2004 through July 2015. As a member of the executive management team, Ms. Finucane was responsible for the strategic positioning of Bank of America and led the company’s environmental, social and governance, sustainable finance, capital deployment and global public policy efforts. She established and co-chaired the company’s Sustainable Finance Committee, which included a $1 trillion environmental business initiative, deploying capital to help accelerate the transition to a low-carbon, sustainable economy, and was chair of Bank of America’s Environmental, Social and Governance Committee. She currently serves as a director of Williams Sonoma, Inc., a retailer of kitchen and home products.

Skills and Qualifications of Particular Relevance to CVS Health

Ms. Finucane’s experience in the financial services industry, consumer policy, strategy, marketing, corporate social responsibility, global public policy and government affairs provides our Board with valuable insight in those key areas. Her distinguished career in banking also makes her a valued member of the Audit and Management Planning and Development Committees.

Business Development and Corporate Transactions
Corporate Governance and Sustainability
Public Policy and Government Affairs
Regulated Industries
Risk Management

J. Scott Kirby, 56	Independent Director
Chief Executive Officer and Member of the Board of Directors of United Airlines Holdings, Inc. Director since: October 2023 Race/Ethnicity and Gender: White Male	Education: B.S., U.S. Air Force Academy; M.S., George Washington University CVS Health Board Committees: Health Services and Technology Other Public Board: United Airlines Holdings, Inc.

Director Qualification Highlights

Biographical Information

Mr. Kirby has been the Chief Executive Officer and a member of the Board of Directors of United Airlines Holdings, Inc. (“United Airlines”), an international air carrier, since May 2020. Mr. Kirby also serves on the Executive Committee and the Finance Committee of the United Airlines Board of Directors. From August 2016 until May 2020, Mr. Kirby was President of United Airlines and was responsible for its operations, marketing, sales, alliances, network planning and revenue management. Prior to joining United Airlines, he was President of American Airlines from December 2013 until August 2016 and was President of US Airways from September 2006 until December 2013, when US Airways merged with American Airlines. He started his career at the Pentagon and in the technology sector. Mr. Kirby is a member of the Board of Directors of SONIFI Solutions, a privately held manufacturer of integrated technology and service platforms. He also currently serves as the Chairman of the Star Alliance Chief Executive Board, a global alliance consisting of 26 member airlines, and is a member of the Board of Governors of the International Air Transport Association, a trade association comprised of 240 of the world’s airlines. Mr. Kirby is also a member of the Board of Directors of the U.S. Air Force Academy Foundation.

Skills and Qualifications of Particular Relevance to CVS Health

Mr. Kirby is a well-known airline industry veteran, with a broad and accomplished three-decade-long career in significant leadership roles. Mr. Kirby brings valuable expertise to the Board from his experience with marketing, sales, alliances and network planning at United Airlines, as well as his education and background in technology. As CEO of a large public company who is responsible for its business and ongoing operations, he has experience and understanding of how to implement strategic priorities. These skills make him well qualified to serve as a member of the Health Services and Technology Committee.

Business Development and Corporate Transactions
Finance
Public Policy and Government Affairs
Regulated Industries
Technology and Innovation

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Karen S. Lynch, 61	Non-Independent Director
President and Chief Executive Officer of CVS Health Corporation Director since: February 2021 Race/Ethnicity and Gender: White Female	Education: B.S., Boston College, Executive M.B.A., Boston University CVS Health Board Committees: Executive Other Public Boards: None

Director Qualification Highlights

Biographical Information

Ms. Lynch became Chief Executive Officer and President of CVS Health on February 1, 2021. Prior to this appointment, Ms. Lynch served as an Executive Vice President of CVS Health and President of Aetna from November 2018 through January 2021 where she was responsible for delivering consumer-centric, holistic health care to the millions of people Aetna serves. Ms. Lynch also served as President of Aetna Inc. from 2015 until January 2021. She previously served as Executive Vice President of Aetna’s Local and Regional Business from 2013 to 2014 and Executive Vice President of Aetna’s Specialty Products Business from 2012 to 2013. Before joining Aetna, Ms. Lynch held executive positions at Magellan Health Services, a health care management company, where she served as president, and at Cigna Corporation, a global health insurance company. Ms. Lynch began her career as a certified public accountant at the auditing firm of Ernst & Young LLP.

Ms. Lynch served on the board of directors of U.S. Bancorp, a financial services holding company, from 2015 to 2022. Ms. Lynch also has experience serving on not-for-profit boards and on the boards of trade associations.

Skills and Qualifications of Particular Relevance to CVS Health

Ms. Lynch is a seasoned health care expert who has over three decades of experience in the industry and currently leads more than 300,000 purpose-driven colleagues. Under Ms. Lynch’s leadership, CVS Health touches the lives of more than 120 million consumers through its health care benefits and pharmacy benefits management businesses, and presence in over 9,000 community health destinations across the U.S. She is consistently rated as a top innovator and influencer in the health care space and has been recognized for her leadership in health care. Ms. Lynch has been named to Fortune’s Most Powerful Women in Business list in each of the past eight years, and topped the list in each of the last three years. Ms. Lynch is the right leader to guide CVS Health into its next era of growth as the Company continues its transformation.

Business Development and Corporate Transactions
Business Operations
Finance
Health Care and Health Services
Regulated Industries

Michael F. Mahoney, 59	Independent Director
Chairman, President and CEO of Boston Scientific Corporation Director since: November 2023 Race/Ethnicity and Gender: White Male

Education: B.B.A., University of Iowa;
M.B.A., Wake Forest University

CVS Health Board Committees: Management Planning and Development; Executive (following the Annual Meeting)

Other Public Board: Boston Scientific Corporation

Director Qualification Highlights

Biographical Information

Mr. Mahoney has been the President of Boston Scientific Corporation (“Boston Scientific”), a global developer, manufacturer and marketer of medical devices, since October 2011, and has been Chief Executive Officer and a member of the Board of Directors of Boston Scientific since November 2012. He became Chairman of the Board of Directors of Boston Scientific in May 2016. Prior to joining Boston Scientific, Mr. Mahoney served as Worldwide Company Group Chairman of Johnson & Johnson’s DePuy franchise, an orthopedics and neurosciences business, from April 2007 through January 2011. From January 2001 through March 2007, he served as President and Chief Executive Officer of Global Healthcare Exchange, a leading medical supply chain solutions company. Mr. Mahoney began his career at General Electric Medical Systems, where he spent 12 years, culminating in the role of General Manager of the Healthcare Information Technology business. From October 2015 until September 2023, Mr. Mahoney served as a member of the Board of Directors of Baxter International Inc.

Skills and Qualifications of Particular Relevance to CVS Health

Mr. Mahoney has extensive experience leading global, medical products companies, including most recently as Chairman, President and Chief Executive Officer of Boston Scientific Corporation. His management experience includes leading complex organizations in medical device and other healthcare-related businesses, expertise in building strong leadership teams, developing international markets, and a proven ability to execute successful business strategies and drive operational excellence. Mr. Mahoney also has significant knowledge of the global medical products business and extensive experience leading and operating within global, multi-faceted medical products companies as a result of his roles at Boston Scientific and Johnson & Johnson.

Business Development and Corporate Transactions
Business Operations
Finance
Health Care and Health Services
Technology and Innovation

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Jean-Pierre Millon, 73	Independent Director
Former President and Chief Executive Officer of PCS Health Systems, Inc. Director since: March 2007 Race/Ethnicity and Gender: White Male

Education: B.S., Ecole Centrale de Lyon (France);
B.A., Université de Lyon (France);

M.B.A., Kellogg School of Business, Northwestern University

CVS Health Board Committees: Audit; Health Services and Technology (Chair)

Other Public Boards: None

Director Qualification Highlights

Biographical Information

Mr. Millon is the former President and Chief Executive Officer of PCS Health Systems, Inc. (“PCS”), a pharmacy benefit management company. Mr. Millon joined PCS in 1995, where he served as President and Chief Executive Officer from June 1996 until his retirement in September 2000. Prior to that, Mr. Millon served as an executive of and held several global leadership positions with Eli Lilly and Company, a global pharmaceutical manufacturer. Mr. Millon previously served on the board of Caremark from March 2004, upon Caremark’s acquisition of AdvancePCS, and as a director of AdvancePCS (which resulted from the merger of PCS and Advance Paradigm, Inc.) beginning in October 2000. He became a director of CVS Health upon the closing of the merger transaction involving CVS Health and Caremark. Mr. Millon has over ten years of financial management experience and 15 years of general functional management experience, including strategic planning experience specific to pharmacy benefit management companies as the former head of PCS. He also has extensive venture capital and public and private company board experience.

Skills and Qualifications of Particular Relevance to CVS Health

Mr. Millon’s extensive background and experience in the pharmacy benefit management, pharmaceutical and life sciences businesses, combined with his financial expertise, provide our Board with additional perspective across the enterprise, and make him well qualified to serve as the Chair of our Health Services and Technology Committee.

Business Operations
Finance
Health Care and Health Services
Risk Management
Technology and Innovation

Mary L. Schapiro, 68	Independent Director

Vice Chair for Global Public Policy and Special Advisor to the Founder and Chairman of Bloomberg L.P., and former Chairman of the U.S. Securities and Exchange Commission

Director since: May 2017

Race/Ethnicity and Gender: White Female

Education: B.A., Franklin and Marshall College; J.D., George Washington University CVS Health Board Committees: Audit; Health Services and Technology Other Public Board: Morgan Stanley

Director Qualification Highlights

Biographical Information

Since October 2018, Ms. Schapiro has been Vice Chair for Global Public Policy and Special Advisor to the Founder and Chairman of Bloomberg L.P., a privately held financial, software, data and media company. She was Vice Chair of the Board of the Value Reporting Foundation, formerly the Sustainability Accounting Standards Board until the Value Reporting Foundation was absorbed into the International Financial Reporting Standards Foundation in 2022. From January 2014 through December 2018, Ms. Schapiro served as Vice Chair of Promontory Advisory Board, part of Promontory Financial Group, a leading strategy, risk management and regulatory compliance firm. From January 2009 through December 2012, Ms. Schapiro was Chairman of the U.S. Securities and Exchange Commission, becoming the first woman to serve as that agency’s Chairman. Ms. Schapiro was Chairman and CEO of the Financial Industry Regulatory Authority (“FINRA”) from 2006 through 2008, and held a number of key executive positions at FINRA and its predecessor from 1996 through 2006. She also served as Chairman of the U.S. Commodity Futures Trading Commission (“CFTC”) from 1994 to 1996. Ms. Schapiro is currently a director of Morgan Stanley, a global financial services company.

Skills and Qualifications of Particular Relevance to CVS Health

Ms. Schapiro’s experience in leading the SEC, FINRA and the CFTC makes her extremely well qualified to serve on our Board. Ms. Schapiro’s leadership of the SEC during the turbulent period that followed the 2008 financial crisis, one of the busiest rulemaking periods in the agency’s history, demonstrates her ability to navigate through a difficult and complex regulatory and political environment. Our Board believes that her skills fill important needs in the areas of legal and regulatory compliance, sustainability and climate risk, finance, risk management and public policy and government affairs.

Corporate Governance and Sustainability
Finance
Public Policy and Government Affairs
Regulated Industries
Risk Management

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Director Qualification Criteria and Board Diversity

Recognizing that the selection of qualified directors is complex and crucial to the long-term success of the Company, the N&CG Committee has established in its charter guidelines for the identification and evaluation of candidates for membership on the Board. Under its charter, the N&CG Committee recommends to the Board criteria for Board membership and recommends individuals for membership on the Board. The N&CG Committee’s charter provides that candidates should be distinguished individuals who are prominent in their fields or otherwise possess exemplary qualities that will enable them to effectively function as directors, taking into account each candidate’s other formal commitments. The N&CG Committee focuses on the following qualities in identifying and evaluating candidates for Board membership:

•	Diversity of background, experience and skills
•	Character, reputation and personal integrity
•	Judgment
•	Independence
•	Diversity of race, ethnicity and gender
•	Viewpoint
•	Commitment to the Company and service on the Board, including availability of sufficient time to devote to our Board
•	Any other factors that the N&CG Committee may determine to be relevant and appropriate

The N&CG Committee makes these determinations in the context of the existing composition of the Board so as to achieve an appropriate mix of characteristics. Consistent with this philosophy and pursuant to the Corporate Governance Guidelines, the N&CG Committee requires in each search qualified candidates who reflect diverse backgrounds, including diversity of gender, race and ethnicity. The N&CG Committee also takes into account all applicable legal, regulatory and stock exchange requirements concerning the composition of the Board and its committees. The N&CG Committee reviews these guidelines at least annually and modifies them as it deems appropriate.

The N&CG Committee also reviews the composition of the Board in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for audit committee expertise and issues of independence, diversity, judgment, character, viewpoint, reputation, age, skills, background, experience, workload and corporate governance best practices. In evaluating workload of nominees, our Corporate Governance Guidelines provide the requirements relating to simultaneous service by directors on other public or private company boards or public company audit committees. The Board generally considers service on the board of directors of a total of four public companies, including the Company’s Board, as the maximum number of public company directorships for directors. The Board will consider service on private company boards on a case-by-case basis, since the workload and responsibilities of such boards vary.

The N&CG Committee values diversity, which it broadly views in terms of, among other traits, gender, race, ethnicity, background and experience, as a factor in selecting members to serve on the Board. Our nominees reflect that diversity, including in terms of race, gender and ethnic background. In addition, to ensure that it has access to a broad range of qualified, experienced and diverse candidates, the N&CG Committee may use the services of an independent search firm to help identify and assist in the evaluation of candidates.

The N&CG Committee has engaged an external professional search firm to help identify, evaluate and conduct due diligence on a diverse pool of potential director candidates. The N&CG Committee also maintains an ongoing list of potential candidates and considers recommendations made by the Board’s independent directors and by our stockholders, as discussed below see “Stockholder Submission of Nominees” for more information. In addition, the N&CG Committee regularly reviews the Board skills/experience list with the skills and experience most relevant to CVS Health and its business direction, and in 2023 updated the list to reflect the Company’s current strategy. These skills and attributes are presented in the “Board Skills and Diversity Matrix” beginning on page 13 of this proxy statement. The N&CG Committee approved the Board Skills and Diversity Matrix in response to stockholder feedback.

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Board Composition and Refreshment

The N&CG Committee and the Board follow a thoughtful refreshment process to ensure the Board composition best reflects the most appropriate mix of skills and experiences to perform strong oversight of the Company’s strategic priorities. The N&CG Committee and the Board strive to maintain a range of tenures on the Board. Longer-serving directors bring valuable experience and a deep understanding of our complex businesses and industry, along with a historical perspective of our past experiences and business cycles, and how these past experiences may inform our current strategy. Directors with shorter tenures are also critical to the advancement of our strategy, bringing different skills and experiences and contributing fresh perspectives.

As further shown below, our Board has undergone significant refreshment in recent years. Since May 2020, six directors left our Board and four new directors have been elected, and each of these newer directors is standing for re-election this year, deepening the Board’s C-suite experience, financial expertise, health care industry experience, technology expertise and consumer perspective, while also building on the Board’s focus on diversity of background, experience and skills.

Additionally, Mr. Ludwig will not stand for re-election at the Annual Meeting and will retire from the Board. As a result, the Board will be reduced from 13 to 12 directors effective at the time of the Annual Meeting. Mr. Ludwig will be leaving after an accomplished 30-plus year career in the field of medical technology to spend more time on personal interests. He has served as a director of CVS Health since November 2018 and served as a member of the board of directors of Aetna, including as presiding or lead director from 2011 until the closing of the Aetna Transaction.

Board Retirement Age

The N&CG Committee and the Board believe that setting a retirement age for CVS Health directors is advisable to facilitate the addition of new directors. Accordingly, our Corporate Governance Guidelines provide that no director who is or would be over the age of 74 at the expiration of his or her current term may be nominated to a new term, unless the Board waives the retirement age for a specific director in exceptional circumstances. In the event any waiver is provided, the Board will disclose the rationale for its decision.

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Board Evaluation Process

The Board recognizes that a robust and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. The N&CG Committee oversees the Board’s annual evaluation process and periodically reviews the format of the evaluation process. The N&CG Committee periodically uses a third party facilitator in connection with the annual evaluation process to ensure that actionable feedback is solicited on the operation and effectiveness of the Board, Board committees and director performance.

When considering current directors for re-nomination to the Board, the N&CG Committee takes into account the performance of each director, which is part of the N&CG Committee’s annual Board evaluation process. We have enhanced the evaluation process over the last two years, including engaging an independent third party to conduct director interviews for the 2020 and 2022 evaluations and adding a comprehensive questionnaire to the process beginning in 2021. The following represents the evaluation process conducted in respect of 2023:

2023 Multi-Step Evaluation Process

Questionnaire	Individual Director Interviews	N&CG Committee	Committee/Board Executive Sessions

Feedback sought from directors regarding:

•  Board composition and structure

•  Meetings and materials

•  Future agenda items

•  Board interaction with management

•  Effectiveness of the Board

•  Director education opportunities

	The Independent Chair of the Board conducted separate, one-on-one interviews with each director.	The N&CG Committee met to discuss and provide feedback.	Each committee and the full Board conducted separate closed self-evaluation sessions. The results of the questionnaire, feedback from independent third party’s interviews, the committees’ self-evaluations and other feedback were discussed by the Board in an executive session facilitated by the Independent Chair of the Board and the Chair of the N&CG Committee.

The Independent Chair of the Board has recommended and the Board has taken a number of actions in response to the evaluation process over the years including:

•	Streamlined Board committee structure and meeting cadence to enable a deeper focus on oversight of increasingly complex and changing business priorities and oversight needs;
•	Added new directors with skill sets and experience that align with the Company’s evolving business strategy;
•	Enhanced the onboarding process for new directors and continued the practice of inviting current directors to those sessions; and
•	Enhanced process for overseeing talent development and succession planning across the Executive Leadership Team (“ELT”) with additional opportunities to interact with members of management with varying degrees of seniority.

Majority Voting

As discussed in this proxy statement on page 126 and elsewhere, directors are elected by a majority of the votes cast at the Annual Meeting (assuming that the election is uncontested). Under our By-laws, each nominee who is a current director is required to submit an irrevocable resignation, which resignation would become effective upon (1) that person not receiving a majority of the votes cast in an uncontested election, and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board. The Board, acting

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on the recommendation of the N&CG Committee, will no later than at its first regularly scheduled meeting following certification of the stockholder vote, determine whether to accept the resignation of an unsuccessful incumbent. Absent a determination by the Board that a compelling reason exists for concluding that it is in the best interests of the Company for an unsuccessful incumbent to remain as a director, the Board will accept that person’s resignation. In the event any resignation is not accepted, the Board will disclose the rationale for its determination.

Stockholder Submission of Nominees

The N&CG Committee will consider any director candidates proposed by stockholders who submit a written request to our Corporate Secretary (including via our proxy access by-law, described below) in accordance with the procedures set out in the Company’s By-laws. All candidates should meet the Director Qualification Criteria, discussed on page 21. The N&CG Committee evaluates all director candidates and nominees in the same manner regardless of the source.

If a stockholder would like to nominate a person for election or re-election to the Board, he or she must provide notice to the Company as provided in our By-laws and described in this proxy statement. The notice must include, among other things, a written consent indicating that the candidate is willing to be named in the proxy statement for the meeting as a director nominee and to serve a full term as a director of the Company if elected, in addition to the information required by our By-laws and any other information that the SEC would require to be included in a proxy statement when a stockholder submits a proposal. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must also provide the Company with the notice and other information required by our By-laws and the universal proxy rules. The Company’s Corporate Governance Guidelines provide that the information required of a candidate nominated by a stockholder will be the same as the information required of a candidate nominated by the Board. The Company will follow the procedural and informational requirements for director candidates as set forth in the Corporate Governance Guidelines and the By-laws of the Company. The Board and the N&CG Committee believe that all candidates for the Board, including both candidates proposed by the Board and those proposed by stockholders, should be treated equitably with respect to administrative and evidentiary requirements. Therefore, all nominees will be subject to the same standards and informational requirements, which may include, among other requirements, the completion of the Company’s standard Directors and Officers Questionnaire and any biographical affidavit required by the National Association of Insurance Commissioners. In addition, in making recommendations for individuals to serve on the Board, the N&CG Committee shall determine the eligibility of candidates nominated by stockholders as permitted by the Company By-laws; provided that the N&CG Committee’s determination that the procedural requirements set forth in the By-laws have been met shall not be considered a recommendation of such candidate by the N&CG Committee, and shall only signify that the N&CG Committee is not aware of any information that would disqualify the candidate from serving on the Board. See “Other Information – Stockholder Proposals and Other Business for Our Annual Meeting in 2025” for additional information related to proposals, including any nominations, for our 2025 Annual Meeting.

CVS Health has had a proxy access by-law since January 2016. The key terms of our proxy access by-law are: a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two nominees or 20% of the Board provided that the stockholders and the nominees satisfy the requirements specified in the Company’s By-laws.

Independence Determinations for Directors

Under our Corporate Governance Guidelines, a substantial majority of our Board must be comprised of directors who meet the director independence requirements set forth in the Corporate Governance Rules of the New York Stock Exchange (the “NYSE”) Listed Company Manual. Under NYSE Rules, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company.

Our Board has adopted categorical standards to assist in making director independence determinations. Any relationship that falls within the following standards or relationships will not, in itself, preclude a determination of independence. These categorical standards are set forth in Annex A to the Company’s Corporate Governance Guidelines, which are available on our website at https://investors.cvshealth.com/investors/corporate-governance/documents/default.aspx or upon request to our Corporate Secretary.

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2024 Independence Determinations

The N&CG Committee undertook its annual review of director independence in March 2024. At the recommendation of the N&CG Committee, the Board determined that each of Mmes. DeCoudreaux, DeParle, Finucane and Schapiro, Dr. Balser and each of Messrs. Aguirre, Brown, Farah, Kirby, Ludwig, Mahoney and Millon is independent. Ms. Lynch is not an independent director because of her employment as President and CEO of the Company. As noted above, Mr. Ludwig will not be standing for re-election at the Annual Meeting.

The Board’s Role and Activities in 2023

The Board acts as the ultimate decision-making body of the Company and advises and oversees management, which is responsible for the day-to-day operations and management of the Company. In carrying out its responsibilities, the Board reviews and assesses CVS Health’s long-term strategy and its strategic, competitive and financial performance.

The Board oversaw CVS Health’s performance whereby the Company made strong progress on its strategic journey, bringing together integrated health solutions that meet the needs of consumers where and when they want health care. The Company successfully navigated a challenging environment and delivered on its financial commitments, a powerful testament to the strength of being a diversified company. The Board also provided leadership in connection with the Company’s efforts to lower the total cost of care, improve health outcomes, deepen patient engagement and increase loyalty through innovative models and price transparency, including the closing of two significant transactions in 2023, the acquisitions of Signify Health, Inc. (“Signify Health”) and Oak Street Health, Inc. (“Oak Street Health”), advancing the Company’s strategy in both primary and value-based care.

In 2023, CVS Health delivered total revenues of $357.8 billion, up 10.9% compared to 2022, and continued to generate significant cash flows, with cash flows from operations in 2023 totaling approximately $13.4 billion. The Board approved the Company’s return of approximately $3.1 billion to stockholders in 2023 based on an annual cash dividend of $2.42 per share and also approved a quarterly dividend of $0.665 per share in December 2023, an increase of 10% over the previous quarterly dividend, effective with the dividend distribution paid on February 1, 2024. During 2023, the Company also entered into a $3.0 billion accelerated share repurchase transaction that became effective on January 3, 2024, as part of a Board-authorized share repurchase program.

The Board’s Role in Strategy and Succession Planning

As part of its review of the Company’s strategy, the Board:

•	Reviews the Company’s financial performance on a regular basis at Board meetings and through regular updates from management;
•	Periodically reviews and assesses the Company’s short and long-term strategy and performance, on both an absolute basis and in relation to the performance, practices and policies of its peers;
•	Receives updates regarding strategic matters throughout the year;
•	Receives reports from management, and expert external speakers often are invited to present to the Board; and
•	Provides input and oversight on short-term strategic goals and sets the long-term strategic direction of the Company at the annual strategy-focused meeting.

The Board also reviews the Company’s succession planning, including in the case of the incapacitation, retirement or removal of the CEO. The Board has access to external consultants, as needed. The CEO:

•	Provides an annual report to the Board recommending and evaluating potential successors, along with a review of any development plans recommended for such individuals; and
•	Provides the Board on an ongoing basis with recommendations as to a successor in the event of an unexpected emergency. The Board also reviews succession planning with respect to the Company’s other key executive officers and ensures that directors have substantial opportunities to engage with successor candidates, including emerging leaders.

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The Board’s Role in Risk Oversight

The Board’s role in risk oversight involves both the full Board and its committees, as well as members of management.

The Board’s risk oversight function:

•	The Board focuses on understanding Company-wide risks and ensuring that risk matters are appropriately brought to the Board and/or its committees for review.
•	The Board ensures that the Corporate Governance Guidelines, the Board’s leadership structure and the Board’s practices facilitate the effective oversight of risk and communication with management.
•	The Board received regularly updates on specific risks in the course of its review of corporate strategy, business plans and reports to the Board by its respective committees.

The Board considers its role in risk oversight when evaluating the Company’s Corporate Governance Guidelines and the Board’s leadership structure. Both the Corporate Governance Guidelines and the Board’s leadership structure facilitate the Board’s oversight of risk and communication with management. Our Independent Chair and our CEO are focused on CVS Health’s and the Board’s risk management efforts and ensure that risk matters are appropriately brought to the Board and/or its committees for their review.

Risk Oversight Framework

Full Board and Committees
The Company believes that its Board leadership structure supports the Board’s oversight function. The Board implements its risk oversight function both as a whole and through delegation to Board committees, which meet regularly and report back to the Board, as appropriate. Each of the Board’s standing committees is responsible for oversight of risk management practices for categories of risks relevant to their functions. Each of the Board committees can engage advisors and experts as the committee deems necessary in connection with its risk oversight responsibilities.

Audit Committee

The Audit Committee is the primary committee charged with carrying out risk oversight responsibilities on behalf of the Board, including reviewing financial, operational, compliance, reputational and strategic risks and developing steps to monitor, manage and mitigate those risks. The Audit Committee annually reviews the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management, the Company’s independent registered public accounting firm and the Company’s internal auditors the Company’s major financial risk exposures and the steps that have been taken to monitor and mitigate such exposures.

Beginning in March 2024, the Audit Committee began overseeing our information governance framework, including our privacy and information security programs, as well as the cybersecurity aspects of our information security program and cybersecurity risk exposures. The N&CG Committee previously oversaw risks related to cybersecurity and data and information security governance and the I&F Committee previously reviewed risks related to the Company’s investment portfolio and its capital and financial resources, which are now reviewed by the Audit Committee.

MP&D Committee

The MP&D Committee has oversight responsibility for the Company’s overall compensation structure, including review of its compensation practices, with a view to assessing associated risk. See “Compensation Risk Assessment” beginning on page 37 for additional information.

N&CG Committee

The N&CG Committee oversees several other types of environmental, social and governance-related risks and in 2023 oversaw risks related to cybersecurity and data and information security governance, which transitioned to the Audit Committee in 2024 as described on pages 32-33.

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HS&T Committee (formerly the Medical Affairs Committee)

The HS&T Committee reviews and assesses risks arising from the Company’s provision of health care services and the steps taken to identify, monitor and mitigate those risks. It also oversees matters concerning advancing the quality of pharmacy and medical care, patient safety and experience and in 2024, assumed oversight of the health, safety and environment program and technology investments and developments across the enterprise.

Management
While the Board and its committees oversee risk management, Company management is charged with managing risk. The Company has robust internal processes and an effective internal control environment that facilitate the identification and management of risks and regular communication with the Board. Management communicates routinely with the Board, Board committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

ELT Oversight

Business units and functional areas are responsible for identifying risks, assessing the likelihood and potential impact of significant risks, and reporting to the ELT, CVS Health’s most senior executive group, on actions to monitor, manage and mitigate significant risks.

The corporate risk management culture begins from the top with the ELT setting the tone on the importance of risk management with the support of the Board and its committees. The ELT mandates the management of identified risks through Risk Champions with guidance and oversight by the Company’s Enterprise Risk Management (“ERM”) function and support by the Risk Champions and the Chief Audit Executive.

Management Structure

The CEO and ELT, along with other senior management including the Treasurer, Chief Compliance Officer (“CCO”), Chief Audit Executive, Chief Accounting Officer, Chief Privacy Officer (“CPO”), Chief Information Security Officer (“CISO”), Chief Sustainability Officer and Corporate Secretary & Chief Governance Officer, periodically report to relevant Board committees and to the full Board on the Company’s risk management policies and practices, including risk assessments and evaluation of compliance and legal risks.

To ensure connections at all levels for identification of risks, CVS Health utilizes a multi-tiered risk management structure comprised of the delegates, risk owners, business unit reviewers, legal, then the Risk Champions, who support the ELT. The Audit Committee provides overall ERM program oversight and reviews management’s progress in managing risks. This structure allows for effective communication and information flow throughout the risk framework.

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The Board’s Role in Oversight of Cybersecurity and Information Governance

Management has responsibility to manage risk and bring to the Board’s attention the most material near-term and long-term risks to the Company. The Company’s CISO and its CPO lead management’s assessment and management of cybersecurity and information security risk. The CISO reports to the Company’s Chief Digital, Data, Analytics and Technology Officer (the “CDDATO”), who reports directly to the Company’s CEO. The CDDATO, CISO and CPO also regularly review cybersecurity matters with management.

Until March 2024, the Board had delegated the responsibility for oversight of the Company’s cybersecurity and information security risk programs to the N&CG Committee. As part of this oversight, the N&CG Committee reviewed the Company’s cybersecurity and information governance programs periodically, and at least annually. The Company’s CDDATO, CISO and CPO updated the N&CG Committee periodically, and at least annually, and the full Board as needed, on the Company’s cybersecurity programs, including with respect to particular threats, incidents or new developments in the Company’s risk profile.

In March 2024, the Audit Committee was formally delegated with primary responsibility with oversight of the Company’s cybersecurity and information security risk management and governance and privacy programs. The responsibility was transitioned from the N&CG Committee in connection with the Board’s review of the structure, membership and responsibilities of its standing committees. It is expected that the Audit Committee will now receive similar updates on the cybersecurity and information security programs from management as described above.

For more information on the Company’s cybersecurity risk management and governance, see “Part 1. Item 1C. Cybersecurity” of CVS Health’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 7, 2024.

In order to increase board fluency in cybersecurity and information governance matters, the directors participate in both internal and external programs on these subjects. During 2023, our directors attended several educational sessions on information technology matters, artificial intelligence (“AI”) and cybersecurity, including presentations by management and external experts.

The Board’s Role in Oversight of Environmental, Social and Governance Matters

The N&CG Committee, pursuant to its charter, is formally charged with oversight of the Company’s environmental, social and governance strategy and performance. The Company’s Chief Governance Officer, Chief People Officer and Chief Sustainability Officer regularly update the N&CG Committee on relevant risks and opportunities, and the N&CG Committee provides feedback and direction on the Company’s approach to key issues. The N&CG Committee also reviews the Company’s annual Impact Report prior to its publication. Additionally, the Audit Committee regularly reviews and discusses the key risks identified in the ERM process with management, their potential impact on us and our operations, and our risk mitigation strategies and related disclosure matters. These risks may include risks related to climate change, sustainability and other environmental, social and governance-related matters. Various matters under the purview of the Board’s other committees, namely the HS&T Committee and the MP&D Committee, also fall within environmental, social and governance categories, for example the human capital and culture matters overseen by the MP&D Committee and discussed below. The 2023 Healthy 2030 Impact Report is available on the Company’s website at www.cvshealth.com/reporting and highlights of our Healthy 2030 strategy and achievements are included on the back page of this proxy statement.

The Board’s Role in Our Opioid Action Plan

Our Board is committed to supporting the Company’s efforts to reduce opioid misuse in our communities through expanded education, implementation of safe prescription drug disposal, utilization management, funding for treatment and recovery programs and advocating for legislative and regulatory changes. We include information on our website that describes CVS Health’s efforts at https://www.cvshealth.com/impact/healthy-community/our-opioid-response.html.

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In November 2022, CVS Health announced an agreement in principle that, when finalized in June 2023, resolved substantially all outstanding litigation claims against Company entities by participating states and political subdivisions (such as counties and cities), but not private plaintiffs, related to the dispensing and distribution of opioids dating back as far as the early 2000s. The Company has also entered into separate settlements with four states and a group representing tribes nationwide. The settlement agreements include both financial and non-financial terms, and the financial terms are targeted in significant part at the remediation of opioid misuse and addiction.

The Board’s Role in Oversight of Human Capital and Culture

We believe engaged colleagues produce stronger business results and are more likely to build a career with CVS Health, and our ability to attract and retain talented employees and executives is a risk area that the Board and its MP&D Committee oversees. Each year, under the oversight of our Board, we conduct internal engagement surveys that provide colleagues with an opportunity to share their opinions and experiences with respect to their role, their team and the enterprise to help the Board and our management identify areas where we can improve colleague experience. These surveys cover a broad range of topics including development and opportunities, diversity management, recognition, performance, well-being, compliance and continuous improvement. In 2023, we conducted engagement surveys in both January and November. More than 145,000 colleagues participated in each survey and overall engagement stayed consistent across surveys.

Our Board and CEO also play a leading role in overseeing our human capital strategy, which consists of the following categories: total rewards; diversity, equity, inclusion and belonging; colleague training and development; and health and safety. Our MP&D Committee also reviews our broad-based compensation and benefits programs.

The Board is also regularly updated on key talent metrics for the overall workforce, including metrics related to diversity and inclusion, recruiting and talent development programs, and is updated on our human capital development strategy on an annual basis. For more information on the Company’s approach to talent development, engagement and our efforts in diversity, equity, inclusion and belonging, please see our Impact Reports at www.cvshealth.com/reporting.

The Board’s Role in Oversight of Safety and Quality

The Board provides oversight regarding safety and quality efforts at CVS Health. As part of the Board’s recent standing committee realignment, the Medical Affairs Committee was renamed the Health Services and Technology Committee to reflect its broader set of oversight responsibilities, including a focus on technology and the assumption of the oversight of our health, safety and environment program from the Audit Committee. The HS&T Committee (through its review of matters concerning efforts to advance the quality of pharmacy and medical care, as well as colleague and patient safety and experience) and N&CG Committee (through its oversight of environmental, social and governance matters) receive regular updates on health and safety matters. Given the Company’s strategic move into providing a broader range of health care services, the Board and its committees have discussed with management the importance of safe and effective operations and quality delivery of care, as well as safety governance across the Company and the various third party accreditations maintained by CVS Health to help ensure safety and the delivery of quality care. For more information regarding the Company’s safety and quality programs, safety governance and third party accreditations, please see the “Safety and Quality” tab at https://www.cvshealth.com/impact/esg-reports/resource-library.html.

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Contact with the Board, the Chair and Other Independent Directors

Stockholders and other parties interested in communicating directly with the Board, the Independent Chair of the Board or with the independent directors as a group may do so by writing to CVS Health Corporation, One CVS Drive, MC 1160, Woonsocket, RI 02895. The N&CG Committee has approved a process for handling letters received by the Company and addressed to the Board, the Independent Chair of the Board or to independent directors as a group. Under that process, our Corporate Secretary reviews all such correspondence and regularly forwards to the Board copies of all correspondence that, in her opinion, deals with the functions of the Board or its committees or that she otherwise determines requires their attention.

Code of Conduct

CVS Health has adopted a Code of Conduct that applies to all of our directors, officers and employees, including our CEO, CFO and Chief Accounting Officer. Our Code of Conduct is available on our website at https://investors.cvshealth.com/investors/corporate-governance/documents/default.aspx and will be provided to stockholders without charge upon request to our Corporate Secretary. We intend to post amendments to, or waivers of, our Code of Conduct (to the extent applicable to our executive officers or directors) at that location on our website within the timeframe required by SEC rules.

Related Person Transaction Policy

In accordance with SEC rules, the Board has adopted a written Related Person Transaction Policy (the “RPT Policy”). The N&CG Committee has been designated as the Board committee responsible for reviewing, approving or ratifying any related person transactions under the RPT Policy, since the N&CG Committee already has responsibility for evaluating the impact of conflicts involving directors on independence. The N&CG Committee reviews the RPT Policy on an annual basis and will amend the RPT Policy as it deems appropriate.

Pursuant to the RPT Policy, all executive officers, directors and director nominees are required to notify our General Counsel or Corporate Secretary of any financial transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, involving the Company in which an executive officer, director, director nominee, five percent beneficial owner or any immediate family member of such a person has a direct or indirect material interest.

The General Counsel or the Corporate Secretary presents any newly reported related person transactions, and proposed transactions involving related persons that might be deemed to be related person transactions, to the N&CG Committee at its next regular meeting, or earlier if deemed necessary or appropriate. The General Counsel or Corporate Secretary provides the N&CG Committee with an analysis and recommendation regarding each reported transaction. The N&CG Committee reviews these transactions, including the analysis and recommendation. The N&CG Committee may conclude, upon review of all relevant information, that the transaction does not constitute a related person transaction, and thus that no further review is required under the RPT Policy. If after its review, the N&CG Committee determines not to approve or ratify a related person transaction, the transaction will not be entered into or continued, as the N&CG Committee shall direct. The N&CG Committee may ratify or approve a related person transaction if, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its stockholders.

In January 2024, the N&CG Committee reviewed the RPT Policy and determined that no 2023 transactions constituted reportable related person transactions under the RPT Policy.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are available on our investor relations website at https://investors.cvshealth.com/investors/corporate-governance/documents/default.aspx and are also available to stockholders at no charge upon request to our Corporate Secretary. These Guidelines meet the listing standards adopted by the NYSE, the exchange on which our common stock is listed.

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Board Structure and Processes

The Board’s Leadership Structure

CVS Health currently has an Independent Chair of the Board, and has since 2011, when the Board adopted its current leadership structure. Our Corporate Governance Guidelines provide for the Board to retain its flexibility to allocate the responsibilities of the offices of Independent Chair and CEO in any way that is in the best interests of the Company at a given point in time. In accordance with the Corporate Governance Guidelines, the Board periodically reviews and makes a determination as to the appropriateness of its leadership structure in connection with the recruitment and succession of the Independent Chair and/or the CEO, and whether the existing leadership and board structure enable strong independent oversight.

The Board believes that independence from, and oversight of, management is currently maintained effectively through the strong corporate governance practices that are in place, including its Independent Chair, the Board’s composition (with all directors but one independent), and the composition of the Board committees, with our four standing committees comprised entirely of independent directors.

Roger N. Farah is the Independent Chair of our Board. The Independent Chair presides at all meetings of the Board and works with our CEO to set Board meeting agendas and the schedule of Board meetings. In addition, the Independent Chair has the following duties and responsibilities:

•	the authority to call, and responsibility to lead, independent director sessions;
•	the ability to retain independent legal, accounting or other advisors in connection with these sessions;
•	the responsibility to facilitate communication and serve as a liaison between the CEO and the other independent directors; and
•	the duty to advise the CEO of the informational needs of the Board.

The Board believes that Board independence and oversight of management will be maintained effectively through the Independent Chair, the Board’s composition and its committee system.

Director Continuing Education and Orientation

CVS Health’s Corporate Governance Guidelines establish recommendations for director education. All new members of the Board are encouraged to participate in the Company’s orientation program for directors. Other directors may also attend the orientation program. All directors are encouraged to participate in continuing education programs, with any associated expenses to be reimbursed by the Company, in order to stay current and knowledgeable about the business of the Company. Such orientation and continuing education programs are overseen by the N&CG Committee. In addition, each director is given the opportunity to become a member of the National Association of Corporate Directors which offers a large variety of live and online education programs for directors.

Our onboarding sessions are open to all directors and many take the opportunity to participate to hear the latest developments and engage with management in smaller groups. Our director orientation program familiarizes new directors with our businesses, strategies and policies, providing opportunities to directly engage with our ELT. We also pair new directors with more experienced directors to assist with the onboarding and orientation process and provide in-house director education sessions to educate Board members on emerging and evolving initiatives and strategies. Additional sessions are available on a variety of topics to individual directors upon request. Our directors receive frequent updates on recent developments, media coverage and current events that relate to our business, strategy, industry and regulatory environment.

The commitment of our directors extends well beyond preparation for, and participation at, regularly scheduled Board meetings. Engagement beyond the boardroom provides our directors with additional insights into the Company’s businesses and industry, as well as talent development.

The Board relies on both internal and external programs to increase board fluency, particularly in emerging areas. During 2023, our directors participated in several educational sessions on topics such as AI and cybersecurity, including presentations by management and external speakers. In addition, in 2023, all members of the CVS Health Board visited an Oak Street Health clinic to enhance their understanding of Oak Street Health’s capabilities in practice and the growth prospects of health care delivery more broadly. Attendance at these programs provides directors with additional insight into our business and industry and gives them valuable perspective on the performance of our Company.

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Committees of the Board

CVS Health’s Board oversees and guides the Company’s management and its business. Committees support the role of the Board on issues that are better addressed by smaller, more focused subsets of directors.

For 2023, the Board utilized five standing committees and also maintained an Executive Committee. The table below presents, as of December 31, 2023, the committees of the Board, the membership of such committees and the number of times each committee met in 2023. For further details regarding 2023 committee membership and activities, see pages 34-40.

2023 Committee Membership (Before Committee Realignment)
Name	Audit Committee	Investment and Finance Committee	Management Planning and Development Committee	Nominating and Corporate Governance Committee	Medical Affairs Committee	Executive Committee
Fernando Aguirre
Jeffrey R. Balser, M.D., Ph.D.
C. David Brown II
Alecia A. DeCoudreaux
Nancy-Ann M. DeParle
Roger N. Farah
Anne M. Finucane
Edward J. Ludwig
J. Scott Kirby
Karen S. Lynch
Michael F. Mahoney
Jean-Pierre Millon
Mary L. Schapiro
2023 Meetings	8	4	6	6	4	1

Committee Chair * Audit Committee Financial Expert

Board Committee Realignment

Our business and regulatory environment continues to evolve rapidly. A dynamic approach to governance will help our Board keep pace with these changes, including through evolving its committee structures and responsibilities to enable a deeper focus on oversight of increasingly complex and changing business priorities and oversight needs.

During 2023, the Board conducted a review of its overall committee structure, responsibilities and membership in an effort to enhance its oversight, increase efficiency and create additional time for Board education and discussion. As part of this review, the N&CG Committee considered various changes, including the possibility of restructuring our five standing committees to four. As a result of this review, in January 2024, the Board approved a streamlined committee structure with the following standing committees: Audit, Management Planning and Development, Nominating and Corporate Governance and Health Services and Technology (renamed from Medical Affairs to reflect a broader set of responsibilities); along with an Executive Committee that meets on an ad hoc basis. The I&F Committee was eliminated and its responsibilities were assigned to the other committees. As part of the realignment, the Board also modified the scope of responsibilities delegated to the standing committees, and also adjusted the composition of the committees. The revised structure, responsibilities and membership provide more time for our standing committees to focus on matters of significance and provide oversight of key strategies and risk. The Board continues to have the authority to form additional standing or ad hoc committees from time to time. The charters of each standing committee and the Company’s Corporate Governance Guidelines have been revised based on the new responsibilities. The updated governance documents are available at the Company’s investor relations website: https://investors.cvshealth.com/investors/corporate-governance/documents/default.aspx.

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The following table illustrates the changes in oversight responsibilities implemented by the standing committee realignment review:

Topic	Prior Committee Responsibility	Post Committee Restructure Responsibility

Cybersecurity	N&CG Committee	Audit Committee

Health, Safety and Environment Program	Audit Committee	HS&T Committee

Investment Policies, Strategies, Transactions and Performance	I&F Committee	Audit Committee

Capital Allocation (Dividends, Share Repurchases, Regulated Capital Investment Portfolio, etc.)	I&F Committee	Audit Committee

Venture Investments Program	I&F Committee	HS&T Committee

Consumer/Technology Focus	Full Board	HS&T Committee

With the committee restructuring, the N&CG Committee considered the periodic rotation of committee members and committee chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on the committees, and the Board approved changes to the Corporate Governance Guidelines to reflect the planned rotation of committee leadership and membership. In January 2024, the Board approved the updates to committee membership as shown below. The changes were implemented in March 2024, other than the Executive Committee changes, which will occur immediately following the Annual Meeting. Mr. Ludwig remains a member of the Audit Committee until his retirement at the time of the Annual Meeting.

2024 Committee Membership (After Committee Realignment)
Name	Audit Committee	Management Planning and Development Committee	Nominating and Corporate Governance Committee	Health Services and Technology Committee	Executive Committee
Fernando Aguirre
Jeffrey R. Balser, M.D., Ph.D.
C. David Brown II
Alecia A. DeCoudreaux
Nancy-Ann M. DeParle
Roger N. Farah
Anne M. Finucane
J. Scott Kirby
Karen S. Lynch
Michael F. Mahoney
Jean-Pierre Millon
Mary L. Schapiro

Committee Chair * Audit Committee Financial Expert

Outlined on the following pages are the Board’s committees with descriptions of each committee’s membership, roles and responsibilities and activities as of December 31, 2023. Please note that the photos reflect the committees as constituted for the 2024-2025 Board year.

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Audit Committee

Meetings in 2023: 8

2024 Committee Members (all independent)		2023 Committee Members (all independent)
1.	Jean-Pierre Millon*	Fernando Aguirre* (Chair from September 2023) Jeffrey Balser* Alecia DeCoudreaux Edward Ludwig* (Chair until September 2023) Jean-Pierre Millon* Mary Schapiro*
2.	Anne Finucane
3.	Fernando Aguirre (Chair)*
4.	Mary Schapiro*
5.	Jeffrey Balser*

*	Audit Committee Financial Expert

Joined (March 2024) Anne Finucane		Rotated Off (March 2024) Alecia DeCoudreaux Retiring (May 2024) Edward Ludwig

Each member of the Audit Committee is financially literate and independent of the Company and management under applicable SEC rules and the Corporate Governance Standards of the NYSE Listed Company Manual. The Board designated each of Messrs. Aguirre, Ludwig and Millon, Dr. Balser and Ms. Schapiro as an Audit Committee Financial Expert, as defined under applicable SEC rules. The Board has approved a charter for the Audit Committee, which can be viewed on our website at https://investors. cvshealth.com/investors/corporate-governance/documents/default.aspx and also is available to stockholders without charge upon request to our Corporate Secretary.

Audit Committee Activities in 2023

The Audit Committee met eight times in 2023. Except for one absence of one member of the Audit Committee due to an unavoidable conflict, each member of the Audit Committee attended all of its meetings while he or she was a member. Several of the Audit Committee’s meetings were focused primarily on our annual or quarterly financial reports, including our Form 10-K, Forms 10-Q and our related earnings releases. At each of these meetings, the Audit Committee reviewed the documents in depth with our CFO and our Chief Accounting Officer, as well as our CCO, Chief Audit Executive, General Counsel and other key members of management. The Audit Committee also received reports from our internal audit department and our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”). The Audit Committee regularly met with Ernst & Young outside the presence of management, and also met individually with members of management, including the CCO and the Chief Audit Executive. In addition to its responsibilities related to our financial statements, the Audit Committee played a primary role in risk oversight, including reviews of our enterprise risk management program and in oversight of our anti-money laundering and sanction screening compliance programs, business continuity and enterprise resiliency programs, and health, safety and environment program. The Audit Committee also reviewed our legal and regulatory compliance program and received updates on a quarterly basis. The Audit Committee also provided the report found on page 42 of this proxy statement, and recommended the inclusion of the Company’s audited financial statements in its 2023 Form 10-K.

2023 Primary Responsibilities

Pursuant to its charter, in 2023 the Audit Committee had responsibility for:

•  the integrity of our financial statements;

•  the qualifications, independence and performance of our independent registered public accounting firm, for whose appointment the Audit Committee bears principal responsibility;

•  the performance of our internal audit function;

•  our policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that have been taken to monitor and control such exposures;

•  compliance with, and approval of, our Code of Conduct;

•  the review of our business continuity and enterprise resiliency program;

•  the review of our health, safety and environment program; and

•  our compliance with legal and regulatory requirements, including the review and oversight of matters related to compliance with federal health care program requirements.

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Investment and Finance Committee

Meetings in 2023: 4

2023 Committee Members
(all independent)

1.	Mary Schapiro
2.	Anne Finucane (Chair)
3.	Edward Ludwig

Each member of the I&F Committee was independent of the Company and management under applicable SEC rules and the Corporate Governance Standards of the NYSE Listed Company Manual. At its meetings, various members of management, including the CFO, Chief Investment Officer and Treasurer, provided the I&F Committee with updates on areas of its responsibility.

Investment and Finance Committee Activities in 2023

The I&F Committee met four times in 2023, and each member of the I&F Committee attended all of its meetings while he or she was a member. The I&F Committee spent significant time focused on investment management updates and our capital allocation plans, including updates to the Company’s credit facilities, entering into and later repaying a term loan and multiple debt offerings that provided proceeds for the Company’s acquisitions of Signify Health and Oak Street Health. The I&F Committee reviewed the Company’s 2023 investment performance as well as an in-depth study of the Company’s investment assets. The I&F Committee also reviewed reports from our treasury department and regularly met with members of management, including the CFO, the Treasurer and Aetna’s Chief Investment Officer. The I&F Committee reviewed quarterly investment reports and capital allocation reports, as well as various finance programs of the Company, such as certain reinsurance transactions, and made recommendations to authorize resolutions for the Company’s investment and finance activity, including the dividend increase authorized in December 2023 and the Company’s $20 billion share repurchase program authorized by the Board in December 2021 and expanded in November 2022. The I&F Committee also reviewed reports on investments made by the Company’s frozen pension plans and its 401(k) plans, and through its venture investments program.

The Board eliminated the I&F Committee in 2024 and its responsibilities were assigned to the other committees.

2023 Primary Responsibilities

Pursuant to its charter, in 2023 the I&F Committee had responsibility for:

•  the investment policies, strategies, programs and portfolio of CVS Health and its subsidiaries;

•  the Company’s capital plan, including the review of significant financial policies and matters of financial corporate governance, such as the Company’s dividend policy, share repurchase program and credit facilities and the issuance or retirement of debt and other securities;

•  the financing of significant mergers, acquisitions, joint ventures and investments in securities issued by third parties;

•  the review and approval of the Company’s decision to enter into swap transactions that are not cleared and are not traded on a designated contract market or swap execution facility, including establishing policies governing the use of such swaps;

•  the Company’s insurance and self-insurance programs related to third party claims; and

•  the Company’s share repurchase programs, including assessing whether to recommend modification to such programs to the Board.

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Management Planning and Development Committee

Meetings in 2023: 6

2024 Committee Members (all independent)		2023 Committee Members (all independent)

1.	Roger Farah	David Brown (Chair)
2.	Fernando Aguirre	Roger Farah
3.	David Brown (Chair)	Anne Finucane
4.	Anne Finucane	Michael Mahoney
5.	Michael Mahoney

Joined (March 2024) Fernando Aguirre		Rotated Off (March 2024) None

Each member of the MP&D Committee is independent of the Company and management under applicable SEC rules and the Corporate Governance Standards of the NYSE Listed Company Manual. The Board has approved a charter for the MP&D Committee, which can be viewed on our website at https://investors.cvshealth.com/investors/corporate-governance/documents/default.aspx and also is available to stockholders without charge upon request to our Corporate Secretary. No MP&D Committee member participates in any of our employee compensation programs and none is a current or former officer or employee of CVS Health or its subsidiaries. At MP&D Committee meetings, non-members, such as the CEO, the CFO, the Chief Accounting Officer, the Chief People Officer, the Corporate Secretary and Chief Governance Officer, other senior human resources and legal officers, or external consultants, may be invited to provide information, respond to questions and provide general staff support. However, no CVS Health executive officer is permitted to be present during any discussion of his or her compensation or performance, and the MP&D Committee regularly exercises its prerogative to meet in executive session without management.

Management Planning and Development Committee Activities in 2023

The MP&D Committee met six times in 2023. Except for one absence by one member of the MP&D Committee due to an unavoidable conflict, each member of the MP&D Committee attended all of its meetings while he or she was a member. In addition to reviewing the independence of its advisor as described on page 37, the MP&D Committee devoted substantial time to its oversight of the Company’s compensation and benefit programs as part of its annual governance process. This review was aimed at ensuring that the Company is providing its employees with compensation and benefit programs that are appropriate. The MP&D Committee received updates on programs and initiatives relating to the Company’s colleagues along with compensation trends and legislative and regulatory developments. The MP&D Committee devoted considerable time to CVS Health’s stockholder outreach efforts and the feedback received from investors. The MP&D Committee also reviewed director compensation. The MP&D Committee’s review of executive compensation matters and its decisions, including changes made in response to input from our stockholders, is discussed in the CD&A beginning on page 48 of this proxy statement.

Primary Responsibilities

Pursuant to its charter, the MP&D Committee had responsibility for:

•  overseeing our compensation and benefits policies and programs generally;

•  evaluating the performance of designated senior executives, including the CEO;

•  in consultation with our other independent directors, overseeing and setting compensation for the CEO;

•  overseeing and setting compensation for our designated officers;

•  reviewing the compensation arrangements (including equity-based compensation) for the Company’s non-employee directors and recommending changes in Board compensation to the Board;

•  approving, or recommending to the Board for approval, the creation or revision of any of our recoupment policies;

•  reviewing and assessing risks arising from our compensation and benefits policies and programs;

•  reviewing, at least annually, compliance with our stock ownership guidelines by our directors and executive officers;

•  reviewing the results of the Company’s say on pay votes and the frequency of the say on pay votes;

•  reviewing and discussing with management or other committees strategies, initiatives and programs relating to human capital management; and

•  preparing and recommending to the full Board for inclusion in the Company’s proxy statement a compensation committee report. The Compensation Committee Report for this proxy statement is on page 47.

The MP&D Committee may delegate its authority relating to employees other than executive officers and directors as it deems appropriate and may also delegate its authority relating to ministerial matters.

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Compensation Risk Assessment

The MP&D Committee is responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices. In 2023, the Company performed a risk assessment of its compensation policies and practices to ascertain any potential material risks that may be created by its compensation programs. The Company’s assessment included all major components of the Company’s compensation programs, including: the mix between annual and long-term compensation; short-term incentive program design; long-term incentive program performance measures; incentive plan performance criteria and corresponding objectives; a comparison of the Company’s programs with those of its peers; the Company’s change in control policies; its recoupment policies; its share retention requirements and ownership guidelines; and the Internal Audit Department’s review of the controls regarding the Company’s long-term incentive program. The MP&D Committee considered the findings of the assessment, in addition to an assessment by its independent consultant, and concluded that the Company’s compensation programs are aligned with the interests of its stockholders, appropriately reward pay for performance, and do not promote excessive risk-taking.

Independent Compensation Consultant

Under its charter, the MP&D Committee has the authority to retain outside consultants or advisors it deems necessary to provide desired expertise and counsel.

Korn Ferry, the MP&D Committee’s independent compensation consultant, provides services to management, including leadership development, executive searches and assessments. The Company also uses a proprietary Korn Ferry-licensed competency product. Fees paid to Korn Ferry in 2023 for these other services, were $3,876,141. The MP&D Committee has determined that Korn Ferry is independent and its work for the Company does not raise any conflicts of interest. The MP&D Committee reached this determination by reviewing the fees paid to Korn Ferry and evaluating its work under applicable SEC and NYSE rules on conflicts of interest and independence. This evaluation included considering all of the services provided to the Company, the amount of fees received as a percentage of Korn Ferry’s annual revenue, its policies and procedures designed to prevent conflicts of interest and maintain independence, any business or personal relationships between Korn Ferry and the members of our MP&D Committee or executive officers and any ownership of our stock by Korn Ferry’s team that provided any executive and director compensation services. The MP&D Committee has implemented a process to approve fees for any non-compensation consulting in advance to ensure that Korn Ferry remains independent. Fees paid for services in 2023 to Korn Ferry for compensation consulting to the MP&D Committee were $418,000.

During 2023, the MP&D Committee’s independent compensation consultant:

•	Provided guidance on the continued use of a single consolidated peer group for competitive market data and collected, organized and presented quantitative competitive market data for the relevant competitive peer group with respect to executive officers’ target, annual and long-term compensation levels;
•	Developed and delivered to the MP&D Committee an annual briefing on legislative and regulatory developments and trends in executive compensation and their implications for CVS Health;
•	Provided guidance, including relevant competitive market data, in support of discussions related to the design of the Company’s long-term incentive program; and
•	Analyzed market data and provided recommendations for non-employee director compensation to the MP&D Committee for approval by the Board.

The MP&D Committee believes that the advice it received from its independent compensation consultant is objective and not influenced by any other business relationship. The MP&D Committee and its independent compensation consultant have policies and procedures in place to preserve the objectivity and integrity of the compensation consulting advice, including:

•	The MP&D Committee has the sole authority to retain and terminate the independent compensation consultant;
•	The independent compensation consultant reports to the MP&D Committee Chair and has direct access to the MP&D Committee without management involvement;
•	While it is necessary for the independent compensation consultant to interact with management to gather information, the MP&D Committee determines if and how the independent compensation consultant’s advice can be shared with management; and
•	The MP&D Committee regularly meets with the independent compensation consultant in executive session, without management present, to discuss recommendations.

Compensation Committee Interlocks and Insider Participation

As of March 18, 2024, the members of the MP&D Committee are Mr. Brown (Chair), Ms. Finucane, and Messrs. Aguirre, Farah and Mahoney. Mr. Aguirre joined the MP&D Committee in March 2024. None of the members of the MP&D Committee has ever been an officer or employee of the Company. There are no interlocking relationships between any of our executive officers and any MP&D Committee member.

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Medical Affairs Committee (renamed in March 2024 as Health Services and Technology Committee)

Meetings in 2023: 4

2024 Committee Members (all independent)		2023 Committee Members (all independent)

1.	Scott Kirby	Jean-Pierre Millon (Chair) Jeffrey Balser Alecia DeCoudreaux Nancy-Ann DeParle Scott Kirby
2.	Alecia DeCoudreaux
3.	Jean-Pierre Millon (Chair)
4.	Mary Schapiro
5.	Jeffrey Balser
6.	Nancy-Ann DeParle
Joined (March 2024) Mary Schapiro		Rotated Off None

Each member of the Medical Affairs Committee is independent of the Company and management under applicable SEC rules and the Corporate Governance Standards of the NYSE Listed Company Manual.

In March 2024, the Medical Affairs Committee was renamed the Health Services and Technology Committee to reflect a broader set of oversight responsibilities, which include an increased focus on technology and continued focus on the oversight of the Company’s medical- and pharmacy-related strategies and initiatives, matters relating to advancing the quality of pharmacy and medical care, patient safety and patient experience, enhancing access to cost-effective quality health care and promoting member health. Effective in 2024, the HS&T Committee will oversee the Company’s health, safety and environment program, as well as review and provide the leadership team of the Company with advice and oversight regarding the Company’s technology and digital strategy, innovation and related matters. The Board has approved a charter for the HS&T Committee, which can be viewed on our website at https://investors.cvshealth.com/investors/corporate-governance/documents/default.aspx and also is available to stockholders without charge upon request to our Corporate Secretary.

Medical Affairs Committee Activities in 2023

The Medical Affairs Committee met four times in 2023, and each member of the Medical Affairs Committee attended all of its meetings while he or she was a member. The Medical Affairs Committee’s meetings focused on a wide variety of matters related to the Company’s provision of health care services across the enterprise, including retail, mail, specialty and long-term care pharmacy, the Company’s culture of safety approach, reproductive health issues, provider recruitment and retention, patient safety and quality at Signify Health and Oak Street Health, employee safety matters, and the Company’s efforts to improve health equity. The Medical Affairs Committee also received updates on claims against the Company related to pharmacy services and health care provided by the Company, as well as the steps being taken to minimize and mitigate those claims. The Medical Affairs Committee also reviewed matters related to the Company’s Enterprise Patient Safety Organization and received reports regarding various lines of business across the enterprise and other efforts to measure and improve patient safety and clinical effectiveness. The Medical Affairs Committee was also kept apprised of the Company’s COVID-19 testing and vaccine administration programs, in line with the Company’s strong commitment to testing and vaccine equity.

2023 Primary Responsibilities

Pursuant to its charter, in 2023 the Medical Affairs Committee had responsibility for:

•  reviewing significant medical, pharmacy and other health-related strategies and initiatives of the Company, and matters concerning efforts to (1) advance the quality of pharmacy and medical care, patient safety and experience and clinical practices and policies, (2) enhance access to cost-effective quality health care, and (3) promote member health and health equity;

•  reviewing the Company’s medical, pharmacy and other strategies and initiatives designed to foster health care innovation, lower patient costs and improve the delivery of clinic, in-home and other health care solutions;

•  reviewing matters and receiving reports concerning the quality performance of the Company’s (1) pharmacy and health services practices, including quality, key clinical trends, priorities and risks; (2) patient and colleague safety and experience; and (3) legislative, regulatory and policy developments related to the health care industry, patient safety and quality of care; and

•  taking such other actions and performs such services as may be referred to it from time to time by the Board, including the conduct of special reviews as it may deem necessary or appropriate to fulfill its responsibilities.

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Nominating and Corporate Governance Committee

Meetings in 2023: 6
2024 Committee Members (all independent)	2023 Committee Members (all independent)
1. Roger Farah 2. Alecia DeCoudreaux 3. Nancy-Ann DeParle (Chair) 4. David Brown	Fernando Aguirre David Brown Alecia DeCoudreaux Nancy-Ann DeParle (Chair) Roger Farah

Joined None	Rotated Off (March 2024) Fernando Aguirre

Each member of the N&CG Committee is independent of the Company and management under applicable SEC rules and the Corporate Governance Standards of the NYSE Listed Company Manual. The Board has approved a charter for the N&CG Committee, which can be viewed on our website at https://investors.cvshealth.com/investors/corporate-governance/documents/default.aspx and also is available to stockholders without charge upon request to our Corporate Secretary. At its meetings, various members of management, including the General Counsel, the Corporate Secretary and Chief Governance Officer, the Senior Vice President of Government Affairs, the Chief Sustainability Officer, the CDDATO, the CISO, the CPO and the Chief People Officer, provided the N&CG Committee with updates on areas of its responsibility.

Nominating and Corporate Governance Committee Activities in 2023

The N&CG Committee met six times in 2023 and each member of the N&CG Committee attended all of its meetings while he or she was a member. Throughout the year, the N&CG Committee evaluated, and continues to evaluate, potential candidates for future election to the Board. In addition, the N&CG Committee reviewed the Company’s political activities and expenditures in depth, considered significant public policy issues and government affairs’ priorities and activities, reviewed the Company’s environmental, social and governance framework and the Company’s charitable contribution budget. The N&CG Committee also oversaw the 2023 evaluation process for the Board and its committees, which included an in-depth interview of each director by the Independent Chair of the Board. In addition, the N&CG Committee received updates about legal and regulatory developments concerning corporate governance, business and trends in the health care industry, our stockholder engagement strategy, as well as updates on the proxy season and stockholder communications. The N&CG Committee also had responsibility for oversight of cybersecurity and information governance, including privacy and information security and received regular updates from the CDDATO and CISO. The N&CG Committee reviewed and approved our RPT Policy, and made recommendations regarding the director slate, committee composition, independence determinations and Audit Committee Financial Experts, including with respect to the review and restructuring of the Board’s committee structure, membership and responsibilities. The N&CG Committee also reviewed and approved the Board skills and experience list and approved the use of a Board skills matrix.

2023 Primary Responsibilities

Pursuant to its charter, in 2023 the N&CG Committee had responsibility for:

•

identifying individuals qualified to become Board members consistent with criteria approved by the Board;

•

recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly-created directorships that may occur between such meetings;

•

recommending directors for appointment to Board committees;

•

making recommendations to the Board as to determinations of director independence;

•

evaluating Board and committee performance;

•

overseeing our information governance framework, including our privacy and information security programs, as well as the cybersecurity aspects of our information security program and cybersecurity risk exposures;

•

reviewing and ratifying any related person transactions in accordance with our policy on such matters;

•

considering matters of corporate governance, reviewing, at least annually, our Corporate Governance Guidelines and overseeing compliance with such Guidelines;

•

reviewing and considering the Company’s policies, practices and goals related to environmental sustainability, community engagement and significant issues of corporate social responsibility, including the review of the impact report issued by the Company; and

•

reviewing and considering our policies and practices on issues relating to charitable contributions, political spending practices and significant public policy issues.

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Executive Committee

At all times when the Board is not in session, the Executive Committee may exercise many of the powers of the Board, as permitted by applicable law. The Board has approved a charter for the Executive Committee which can be viewed on our website at https://investors.cvshealth.com/investors/corporate-governance/documents/ default.aspx. The Executive Committee charter sets the minimum number of members at three and implements a formal, annual rotation of membership.

The Executive Committee meets as necessary and all actions by the Executive Committee are reported and ratified at the next succeeding Board meeting.

Meetings in 2023: 1
2024 Committee Members	2023 Committee Members
1. Michael Mahoney 2. Karen Lynch 3. Roger Farah (Chair) 4. Anne Finucane 5. Jeffrey Balser	Roger Farah (Chair) Fernando Aguirre David Brown Nancy-Ann DeParle Karen Lynch

Joining (May 2024) Jeffrey Balser Anne Finucane Michael Mahoney	Rotating Off (May 2024) Fernando Aguirre David Brown Nancy-Ann DeParle

Board Meetings and Attendance

The Board and its committees meet throughout the year on a set schedule and also hold special meetings, as appropriate. During 2023, the Board met eight times. Directors are expected to make every effort to attend the Annual Meeting of Stockholders, all Board meetings and the meetings of the committees on which they serve. The average attendance of Directors at all meetings during the year was 98%, and no director attended fewer than 75% of the aggregate number of Board and committee meetings that he or she was eligible to attend. All of our directors then in office and standing for election attended the 2023 Annual Meeting of Stockholders.

The independent directors also regularly hold executive sessions during regularly scheduled Board meetings in which our management does not participate.

Non-Employee Director Compensation

CVS Health’s approach to compensating non-employee directors for Board service is to provide directors with an annual retainer comprised typically of 75% paid in shares of our common stock and 25% paid in cash (or up to 100% stock at the director’s election). The payment of a significant portion of the annual retainer, and additional retainers as outlined below, in our common stock is consistent with our policy of using equity compensation to better align directors’ interests with stockholders. This also enhances the directors’ ability to meet and continue to comply with our stock ownership guidelines, which are described below.

For the 2023-2024 Board year, the total annual retainer for non-employee directors was $335,000, consisting of shares of our stock valued at $251,250 (the annual stock retainer) and a cash payment of $83,750 (unless the director elected to receive up to 100% of the annual retainer in shares of our common stock). However, as previously disclosed, the Board agreed to a reduction in non-employee director compensation of 10% for the directors elected at the 2023 Annual Meeting, so the retainer fee was reduced by $33,500, and the total stock value was $217,750. Each retainer was paid in two installments, in May and November, with the reduction reflected in the May stock payment. Directors may elect to defer receipt of shares, and deferred shares are credited with dividend reinvestment shares to the extent dividends are paid to stockholders. There are no meeting fees.

Ad hoc committees of the Board may be established from time to time to work on special projects and members may receive additional compensation for these services, as approved by the Board.

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All Other Non-Employee Director Compensation and Benefits

Directors are eligible to participate in the employee discount program in the Company’s stores and are subject to the same terms of the program as our employees. Directors are generally reimbursed for business expenses incurred directly in connection with their roles and duties on the Board, such as travel, meals, lodging and executive support.

The following table shows amounts paid to each of our non-employee directors in 2023.

Non-Employee Director Compensation – 2023

Name	Fees Earned and Paid in Cash(1) ($)	Cash Fees Elected to be Paid in Stock(2) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total(2) ($)
Fernando Aguirre(3)	87,932	0	230,235	—	318,167
Jeffrey R. Balser, M.D., Ph.D.	83,778	0	217,722	—	301,500
C. David Brown II	88,750	0	232,750	—	321,500
Alecia A. DeCoudreaux	83,750	0	217,750	—	301,500
Nancy-Ann M. DeParle	88,826	0	232,674	—	321,500
Roger N. Farah	0	152,500	424,000	—	576,500
Anne M. Finucane	88,826	0	232,674	—	321,500
J. Scott Kirby(4)	7,108	41,875	146,434	—	195,417
Edward J. Ludwig(5)	3,125	83,750	227,125	—	314,000
Michael F. Mahoney(6)	41,891	0	125,609	—	167,500
Jean-Pierre Millon	88,826	0	232,674	—	321,500
Mary L. Schapiro	83,750	0	217,750	—	301,500

(1)	The amounts shown include cash payments made in lieu of fractional shares to Mmes. DeParle and Finucane, Dr. Balser and Messrs. Aguirre, Kirby, Mahoney and Millon.
(2)	The annual retainer for 2023 was voluntarily reduced by 10% ($33,500) for the directors elected at the 2023 Annual Meeting. As a result, the total retainer of $301,500 was payable in stock ($217,750) and cash or stock ($83,750). During 2023, each director receiving a 12-month retainer received 3,146 shares of stock with a total value of $217,750 on the date of grant; each director electing to receive the remaining portion of the annual retainer in stock also received 1,209 shares valued at $83,750 on the date of grant. These awards are fully vested at grant and the amounts shown represent both the fair market value and the full fair value at grant. As of December 31, 2023, our directors had deferred balances of shares of Company common stock, including dividends, as follows: Mr. Brown, 78,483 shares; Ms. DeCoudreaux, 29,199 shares; Ms. DeParle, 3,480 shares; Mr. Farah, 29,639 shares; Ms. Finucane, 7,408 shares; Mr. Ludwig, 14,522 shares; and Ms. Schapiro, 17,734 shares. The total reflects a one-time reduction in non-employee director compensation of 10% for 2023, taken in May 2023 for directors elected at the 2023 Annual Meeting.
(3)	Mr. Aguirre received a pro rata retainer in connection with his appointment as Audit Committee Chair in September 2023.
(4)	Mr. Kirby joined the Board in October 2023. His compensation reflects a pro rata retainer of $195,417 for the portion of the 2023-2024 Board year that he is serving.
(5)	Mr. Ludwig received 50% of the Audit Committee Chair retainer in May 2023; he did not receive any Chair retainer in November 2023, as Mr. Aguirre had been appointed Audit Committee Chair in September 2023.
(6)	Mr. Mahoney joined the Board in November 2023. His compensation reflects a pro rata retainer of $167,500 for the portion of the 2023-2024 Board year that he is serving.

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Audit Committee Matters

Item 2

Ratification of the Appointment of Our Independent Registered Public Accounting Firm for 2024

The Board of Directors unanimously recommends a vote FOR this proposal.

The Audit Committee of the Company’s Board of Directors has appointed Ernst & Young, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2024 and recommended to our full Board that it ratify that appointment. We are submitting the appointment by the Audit Committee to you for your ratification.

Audit Committee Report

As of December 31, 2023, the Audit Committee was composed of six independent directors, whose signatures and report on the Audit Committee’s activities with respect to CVS Health’s audited financial statements for the fiscal year ended December 31, 2023 (the “audited financial statements”) are set forth below.

•	The Audit Committee has reviewed and discussed the audited financial statements with management;
•	The Audit Committee has discussed with Ernst & Young, CVS Health’s independent registered public accounting firm, the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•	The Audit Committee has received the written disclosures and the letter from Ernst & Young pursuant to applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence from the Company; and
•	Based on the review and discussions referred to above and relying thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CVS Health’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Fernando Aguirre (Chair)	Jeffrey R. Balser, M.D., Ph.D.	Alecia A. DeCoudreaux	Edward J. Ludwig	Jean-Pierre Millon	Mary L. Schapiro

Independent Registered Public Accounting Firm Independence and Fee Approval Policy

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee has retained Ernst & Young as CVS Health’s external audit firm since September 2007. In order to assure continuing external auditor independence, the Audit Committee periodically considers whether there should be a rotation of the audit firm. Further, in conjunction with the mandated rotation of the external audit firm’s lead engagement partner, the Audit Committee and its Chair were directly involved in the selection of Ernst & Young’s lead engagement partner, who assumed her role in February 2022. Based on its most recent evaluation of Ernst & Young, the members of the Audit Committee believe that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. Among the factors considered by the Audit Committee in reaching this recommendation are the following: the quality of Ernst & Young’s staff, work and quality control; its capability and technical expertise, given the complexity of the Company’s business; its independence from

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the Company; the quality and candor of its communications with the Company and the Audit Committee; and the benefits of its tenure as auditors, including enhanced audit quality and competitive fees.

All audit services, audit-related services, tax services and other services provided to the Company by Ernst & Young were pre-approved by the Audit Committee, and the Audit Committee is ultimately responsible for audit fee negotiations associated with the retention of Ernst & Young. The Audit Committee has considered whether Ernst & Young’s provision of services is compatible with maintaining Ernst & Young’s independence. The Audit Committee’s charter requires pre-approval of the audit and non-audit services to be provided by the Company’s independent registered public accounting firm. The Audit Committee reviews and approves Ernst & Young’s services on an annual basis. During the year, Ernst & Young also may request pre-approval of additional services, and the Audit Committee considers such requests for approval and approves them as circumstances warrant. The Audit Committee charter authorizes the Audit Committee to delegate to one or more of its members authority to pre-approve permitted services, as long as such pre-approvals are reported to the full Audit Committee at its next meeting.

Representatives of Ernst & Young will be at the Annual Meeting to answer your questions and will have the opportunity to make a statement if they so desire.

If you do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment of Ernst & Young, although in the event of reconsideration, the Audit Committee may determine that Ernst & Young should continue in its role. Even if you ratify the appointment of Ernst & Young, the Audit Committee retains its discretion to reconsider Ernst & Young’s appointment if it believes that reconsideration is necessary and in the best interest of the Company and its stockholders.

Fees of Independent Accounting Firm

The following table summarizes the fees paid to Ernst & Young for services rendered during fiscal 2023 and 2022.

	Fiscal Year Ended 12/31/23 ($)	Fiscal Year Ended 12/31/22 ($)
Audit Fees(1)	26,827,435	24,886,416
Audit-Related Fees(2)	4,897,815	4,868,690
Tax Fees(3)	1,238,204	1,598,856
All Other Fees	—	—

(1)	Represents the aggregate fees billed for the audit of our consolidated financial statements and the audit of our internal control over financial reporting, the reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, services provided in connection with statutory audits, regulatory filings and other audits for the year, and consultations on technical matters. Ernst & Young billed $350,000 and $250,000 for out of pocket expenses for the years ended December 31, 2023 and 2022, respectively.
(2)	Represents the aggregate fees billed for audit and services that are typically performed by auditors, including audits of our employee benefit plans, services provided related to reports on the processing of transactions by servicing organizations, attest services related to financial reporting and compliance, controls assessments and certain agreed upon procedures reports.
(3)	Represents the aggregate fees billed for services related to tax advice and tax planning. These services mainly relate to identifying and calculating tax credits and incentives, as well as review of transfer pricing arrangements. Ernst & Young did not provide any tax compliance or preparation services to the Company in either year.

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Executive Compensation and Related Matters

Item 3

Say on Pay, a Proposal to Approve, on an Advisory Basis, the Company’s Executive Compensation

The Board of Directors unanimously recommends a vote FOR this proposal.

Background

We are asking our stockholders to approve, on an advisory basis, the 2023 compensation paid to our Named Executive Officers, as described in the Compensation Discussion and Analysis and the Executive Compensation sections of this proxy statement. Although the advisory vote is not binding upon the Company, the MP&D Committee (referred to in this Item 3 as the “Committee”), which is responsible for designing and administering our executive compensation program, values our stockholders’ views and will continue to consider the outcome of the vote in its ongoing evaluation of our executive compensation program.

At CVS Health, our executive compensation philosophy and practice reflect our commitment to paying for performance, both short- and long-term. We define performance as the achievement of results measured against challenging internal financial targets that take into account our results relative to that of our peer companies, as well as industry and market conditions. We believe that our multi-faceted executive compensation plans, with their integrated focus on short- and long-term metrics and features that enhance alignment to stockholders, provide an effective framework by which progress toward achieving our strategic goals may be appropriately measured and rewarded.

2023 CHANGES TO THE EXECUTIVE COMPENSATION PROGRAM

After considering stockholder feedback, the Committee maintained consistency in the programs using the same metrics for the annual cash management incentive program and PSUs and maintaining the equity mix in the long-term incentive program. The Committee approved minor changes to the 2023 Management Incentive Plan (“MIP”) component of the program that we believe further aligned the interests of our executives with our stockholders, including:

•	Replacement of the Customer Service/Satisfaction Score with the Net Promoter Score (“NPS”) to measure customer experience and engagement in the MIP. NPS is more commonly used and enables us to measure comparable positioning more effectively and transparently; and
•	Extension of the use of Workforce Modifier (downward only) to a broader group of Senior Leaders (Vice Presidents and above; previously Senior Vice Presidents and above).

OUR 2023 VOTE; STOCKHOLDER OUTREACH

Following our 2023 Annual Meeting of Stockholders, the Committee considered the result of the stockholder advisory vote on executive compensation that was held at the meeting with respect to the 2022 compensation actions and decisions for the Named Executive Officers. Approximately 80% of votes were cast in favor of the proposal; this was lower than the support received in 2022 (91.8% in favor). Following the vote, the Committee conducted a thorough review of the compensation program and oversaw a robust stockholder outreach program. The Committee considered feedback from stockholders and refined the executive compensation program in 2024. See the “Compensation Discussion and Analysis” beginning on page 48 for more details.

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OUR 2023 PERFORMANCE AND PAY ACTIONS

In 2023, CVS Health made strong progress on its strategy, and we delivered strong revenue growth and also returned over $3 billion to stockholders through dividends. We set challenging internal goals which resulted in below-target level annual bonus payments. We met target 2023 Adjusted EPS performance and above median rTSR for the 2021 PSUs, resulting in a 103.3% payout, as shown below.

With respect to 2023 pay, the Committee took the following actions:

2023 Management Incentive Plan (“MIP”)	Payout for the 2021-2023 Long-Term Performance Awards
• MIP Adjusted Operating Income(1) below target level = 83.1% performance result	• 2023 PSU Adjusted EPS(1) of $8.99 at target. • rTSR performance just above median (~53.3%) increased the payout level by 3.3% PAYOUT = 103.3%

(1)	MIP Adjusted Operating Income and Adjusted EPS are non-GAAP financial measures. For more information, see Annex A to this proxy statement.

CONCLUSION; RESOLUTION

We encourage stockholders to read the letter from the Committee on pages 46-47 of this proxy statement and the CD&A, accompanying compensation tables and narrative discussion beginning on page 79 for a detailed description of our executive compensation program and decisions.

The Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has contributed to CVS Health’s long-term success. Additionally, we believe the 2023 pay outcomes demonstrate alignment between pay and performance and that our executive compensation program remains aligned to the Company’s growth strategy.

Stockholders are being asked to vote on the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the CVS Health executive officers named in the Summary Compensation Table, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures).”

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Letter from the Management Planning and Development Committee

Dear CVS Health Corporation Stockholder:

As the members of the Board’s Management Planning and Development Committee (for purposes of this letter, the “Committee”), our most important responsibilities are to ensure that CVS Health maintains an executive compensation program that emphasizes a pay-for-performance philosophy, aligns management’s execution of our strategic goals with long-term stockholder value creation, and supports the attraction and retention of a strong executive leadership team. Following Bill Weldon’s retirement at the time of our 2023 Annual Meeting, we welcomed two new independent directors to the Committee, Mike Mahoney joined both the Board and Committee in November 2023, and Fernando Aguirre joined the Committee in March 2024 as part of the broader committee refreshment initiative. We appreciate the fresh perspectives they bring to our work.

Over the past several years, there has been a purposeful shift in the CVS Health executive leadership team to put in place talent best positioned to execute on the Company’s strategy, including a number of internal promotions and external hires. Our executive leadership team has a wealth of experience across the health care spectrum and is accelerating our pace of progress to drive value for our customers, our communities, our people and our stockholders. In 2023, CVS Health achieved significant progress across our strategic objectives and laid the groundwork for our assets to drive reliable, diversified and accelerated earnings growth, while delivering superior care and value to millions of Americans. Our executive compensation program supports management’s execution of our evolving strategic and operational goals, positioning us to continue driving long-term stockholder value creation in these ways.

The Committee approved updates to the compensation program effective for 2024 to better reflect current market practice, attract and retain the best talent, and align the program directly to strategic priorities that will support sustainable long-term growth. The Committee determined that several components of our existing compensation structure were not aligned to broader market or industry, which may have unintended consequences for CVS Health and our stockholders in terms of attracting and retaining the best possible talent during this critical time in the Company’s strategic journey. These changes, listed below, were informed by input from our independent compensation consultant and feedback following proactive engagement with our stockholders:

•	Updating the long-term incentive target mix to be comprised of 60% PSUs, 20% stock options, and 20% RSUs (from the prior mix of 75% PSUs and 25% stock options);
•	Reducing the holding period following the vesting of the three-year PSUs from two years to one year to align with competitive pay practices in the broader marketplace;
•	Evolving the Workforce Modifier to reflect a more comprehensive measure of inclusion and belonging; and
•	Including an additional metric in the long-term equity plan to align with commitments made at our December 2023 Investor Day that is objective and measurable over a three-year period and designed to focus our most senior leaders on specific strategic initiatives to support long-term growth.

In addition, the Committee adopted a policy that it would not enter into any new employment, severance or separation agreements or establish any new severance plan or policy that would provide cash severance benefits to executive officers exceeding 2.99 times the sum of base salary and target bonus to any Section 16 officers, including our Named Executive Officers, without seeking stockholder ratification or approval of such an agreement, plan or policy.

These changes build on enhancements to the executive compensation program made in prior years based on stockholder feedback.

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The Committee believes that our executive compensation program supports our long-term strategy and positions us to attract and retain critical talent within our executive leadership team and that these updates are aligned with our stockholders’ interests and feedback.

We remain committed to the ongoing evaluation and improvement of our executive compensation program, informed by regular discussions with our stockholders. We look forward to continuing this dialogue and encourage you to reach out with any questions or concerns related to our program before making your voting decision. Thank you again for your continued support and investment in CVS Health.

Compensation Committee Report

MP&D Committee members as of the March 18, 2024 record date met with management to review and discuss the Compensation Discussion and Analysis. Based on that review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Roger N. Farah	C. David Brown II (Chair)	Anne M. Finucane	Michael F. Mahoney

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Compensation Discussion and Analysis

The Compensation Discussion and Analysis explains how our executive compensation programs are designed and operate with respect to our named executive officers (“NEOs” or “Named Executive Officers”), which includes Shawn M. Guertin, our former Executive Vice President, Chief Financial Officer and President of Health Services.

Highlights for our continuing NEOs are below:

Karen S. Lynch CVS Health President and CEO

Current and Prior Roles Ms. Lynch has over three decades of experience in the health care industry. Under her leadership, CVS Health touches the lives of more than 120 million consumers each year through its unique combination of assets. Prior to becoming President and Chief Executive Officer, she was EVP and President of Aetna, responsible for driving the strategy to deliver consumer-focused, high-value health care to the millions of people Aetna serves. She joined the Company through the acquisition of Aetna in November 2018.

Thomas F. Cowhey EVP and Chief Financial Officer

Current and Prior Roles Mr. Cowhey was appointed Executive Vice President and CFO in January 2024, following his October 2023 appointment as Interim CFO. Prior to that, he served as our Senior Vice President, Capital Markets since joining the Company in February 2022 and in September 2023 his role had expanded to include oversight of a broader set of corporate finance functions. Prior to joining CVS Health, Mr. Cowhey served as Executive Vice President and Chief Financial Officer for Surgery Partners, a health care services company, from April 2018 through February 2022. Prior to that he held leadership roles at Aetna, Legacy Partners Group and in the health care and mergers and acquisitions groups at Credit Suisse.

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Samrat S. Khichi EVP, Chief Policy Officer and General Counsel

Current and Prior Roles Mr. Khichi has served as Executive Vice President, Chief Policy Officer and General Counsel since February 2023. Prior to that, he served as Executive Vice President, Corporate Development, Public Policy, Regulatory Affairs and General Counsel at Becton, Dickinson and Company (“BD”). He joined BD through the acquisition of C. R. Bard and Company, where he served as Senior Vice President, General Counsel and Secretary, and previously was the Chief Administrative Officer, Senior Vice President and General Counsel at Catalent Pharma Solutions.

Tilak Mandadi EVP and Chief Digital, Data, Analytics and Technology Officer

Current and Prior Roles Mr. Mandadi has been our Executive Vice President and Chief Digital, Data, Analytics and Technology Officer since July 2022. Previously, he was Chief Strategy Officer at MGM Resorts International. Prior to MGM, Mr. Mandadi was Executive Vice President of Digital and Chief Technology Officer at Disney. Prior to Disney, he led global transformation, including cards, consumer travel and banking, at American Express.

Prem S. Shah EVP, Chief Pharmacy Officer and President, Pharmacy & Consumer Wellness

Current and Prior Roles Mr. Shah is Executive Vice President, Chief Pharmacy Officer and in September 2023 became the President, Pharmacy & Consumer Wellness, after previously serving as Co-President since January 2022. Prior to his current role, Mr. Shah spent his entire 11-year CVS Health career in roles providing strategic oversight of key Specialty Pharmacy functions. Prior to joining CVS Health, he was Senior Vice President of ICORE Healthcare, a Magellan Health Services company.

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Executive Transitions in 2023

We believe that our passion, our purpose and our commitment to improving overall health starts at the top. We have a seasoned team of leaders with deep health care and technology expertise and a proven track record of building, scaling and growing profitable businesses. The following reflect changes to our NEOs in 2023.

The Board appointed Thomas F. Cowhey to serve as CVS Health’s Executive Vice President and Chief Financial Officer, effective January 5, 2024. Mr. Cowhey had been serving as CVS Health’s Interim Chief Financial Officer since October 13, 2023, and as Senior Vice President, Capital Markets since February 2022. The MP&D Committee approved Mr. Cowhey’s compensation arrangements after reviewing market data provided by its independent compensation consultant. See “Agreements with Named Executive Officers” on page 72 for a summary of these arrangements.

Samrat S. Khichi joined the Company as Executive Vice President, Chief Policy Officer and General Counsel in February 2023 to lead the legal, compliance and government affairs teams. A summary of Mr. Khichi’s employment arrangements and compensation can be found on page 72. The MP&D Committee approved Mr. Khichi’s compensation arrangement after reviewing market data provided by its independent compensation consultant. See “Agreements with Named Executive Officers” on page 72.

Shawn M. Guertin, our former EVP, CFO and President of Health Services, has been on a personal leave of absence since October 13, 2023, and he is expected to leave CVS Health on May 31, 2024. Mr. Guertin and the Company did not enter into a separation agreement in connection with his January 2024 decision to step down and he will not receive separation pay.

The CD&A is organized into the following sections:

Summary	page 51
Our Executive Compensation Core Principles	page 51
Stockholder Outreach	page 51
Leading Practices in Executive Compensation Programs	page 55
2023 Business and Performance Highlights	page 56
2023 Business and Performance Results	page 56
Executive Compensation Program Discussion	page 56
Executive Compensation 2023 Planning and Review Process	page 56
2023 Executive Compensation Program Summary	page 57
Elements of Our Executive Compensation Program	page 59
2023 Compensation Peer Group	page 69
Other Compensation Topics	page 70
Key Policies Related to Compensation	page 73
Tax Considerations	page 76
Non-GAAP Financial Measures Used in Compensation Discussion and Analysis	page 76
Relative TSR Peer Group for 2023–2025 PSU Awards	page 78

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Summary

Our Executive Compensation Core Principles

Although we consider a number of factors in our pay decisions, these five core principles drive our executive compensation philosophy:

Business Strategy Aligned
Support our “One Company” business strategy, holding executive officers accountable for leadership and cultural alignment

Attract and Retain

Attract and retain the highest-caliber talent by providing a competitive total rewards package compared to companies which we compete for business and talent including, but not limited to, our compensation peer group

Provide a differentiated value proposition tied to our purpose

Pay for Performance

Majority of executive officer pay is variable and tied to incentives

Focus on profitable growth to drive total shareholder return

Balance achievement of financial results with achievement of non-financial results that are critical to our fulfilling our purpose of building a world of health around our customers

Stockholder Aligned
Encourage a stock ownership and stock price growth mindset

Clear and Transparent
Easy to understand, directly correlated to Company and leadership performance

Stockholder Outreach

Our annual say on pay vote is one of our opportunities to receive feedback from stockholders regarding our executive compensation program, and the MP&D Committee takes the result of this vote into account when determining the compensation of the Company’s executive officers. Our 2023 stockholder advisory vote on executive compensation received 80% of votes cast in favor of the proposal; this was lower than the support received in 2022 (91.8% in favor).

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Stockholder Engagement

We value an open dialogue with our stockholders, and we believe that regular communication with them and other stakeholders is a critical part of enabling our long-term success. In addition to CVS Health’s annual stockholder outreach and engagement program, the Company engages in activities designed to inform and seek stockholder input throughout the fiscal year, including without limitation, quarterly earnings calls, industry presentations and conferences, Company-hosted events and presentations and securities analyst meetings. In addition, in the latter part of 2023 and early 2024, at the Board’s direction, management reached out to 31 stockholders representing approximately 50% of our outstanding stock in the aggregate and ultimately held 23 meetings with stockholders representing approximately 40% of our outstanding stock. This includes meetings with smaller stockholders and other investor organizations who proactively requested to engage with us. We also contacted the leading proxy advisory firms. Several stockholders and proxy advisory firms contacted indicated that a meeting was not necessary at the time. We held calls with all stockholders and advisory firms who responded to our outreach with a request to meet. The Independent Chair of the Board and/or Chair of the MP&D Committee participated in engagements with stockholders representing approximately 28% of our outstanding stock as well as a proxy advisory firm that requested an engagement call. In addition, we engaged with each of the stockholders who submitted proposals for inclusion in this proxy statement, resulting in the withdrawal of two proposals. Our MP&D Committee Chair, David Brown, as well as Roger Farah, our Independent Board Chair and an MP&D Committee member, played a meaningful role in conversations with stockholders, assisted by our legal, human resources and investor relations staff. The MP&D Committee discussed stockholders’ feedback, which it found to be substantive and thoughtful.

Consideration of 2023 Say on Pay Vote

In our meetings with stockholders, we were pleased to hear that most stockholders did not have concerns with the structure of our executive compensation program and continued to provide positive feedback on the comprehensive changes implemented in recent years to align to our evolving business strategy and to respond to their input. We received positive feedback about the extensive engagement done the prior year and the transparent disclosures regarding the compensation decisions made in 2022 following the announced litigation settlement accrual discussed in our 2023 proxy statement. They appreciated our incorporation of relative stock performance into the compensation program to further ensure alignment with the stockholder experience. Stockholders also provided feedback on the PSU metrics.

Stockholders we engaged with who voted against the 2023 say on pay proposal generally did not express continuing concern with our compensation program.

Engagement on Potential 2024 Compensation Updates

We also sought input from stockholders on 2024 compensation design matters that were being considered by the MP&D Committee for awards granted to our senior executives. The MP&D Committee sought this feedback so that their final decisions could be informed by stockholder views. Among other topics, we discussed with stockholders: whether the equity mix for the 2024 annual long-term incentive award should include the use of restricted stock units (“RSUs”); whether the post-vesting holding period on PSUs should be revised; and whether the Workforce Modifier used in the annual cash Management Incentive Plan should remain a downward only modifier and/or be expanded to capture culture more broadly.

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The MP&D Committee determined that several components of our existing compensation structure are not aligned to broader market or industry practices, which may have resulted in unintended consequences for CVS Health and our stockholders in terms of attracting and retaining the best possible talent. After careful deliberation, which included consideration of feedback following proactive engagement with our stockholders and the advice of our independent compensation consultant, the MP&D Committee made several updates to the annual long-term incentive compensation program effective for 2024 that we believe will best serve the Company at this time:

Compensation Element	MP&D Committee Considerations, Stockholder Feedback and 2024 Determination
Equity Mix and Metrics for 2024 Annual Long-Term Incentive Award

MP&D Committee Considerations

•  CVS Health’s executive compensation program is primarily variable pay (~90%), with the long-term equity portion making up ~75% of executive pay. The 2023 equity mix was comprised of 75% PSUs and 25% stock options

•  The Incentive Plan Design Review performed by the MP&D Committee’s independent compensation consultant demonstrated that CVS Health’s program does not align with market practice, with most peers granting some portion of their annual award in RSUs

•  The equity mix that did not include RSUs is unusual and outside of market practice which may interfere with recruiting the highest caliber talent

•  RSUs provide a level of retention that is appropriate in a balanced portfolio of equity and are part of the annual equity award mix for non-ELT executives which supports our Executive Compensation Core Principles of retaining the highest caliber talent

Stockholder Feedback

•  Stockholders requested clear disclosure of the MP&D Committee’s rationale for any changes

•  Most stockholders were not prescriptive regarding the mix of equity or the metrics used, provided that at least a majority of the award is performance-based and performance is based on objective criteria

•  Some stockholders discussed recent studies indicating a strong correlation between RSUs and long-term performance, and a shifting preference for greater emphasis on RSUs

•  Some stockholders favored the highly-leveraged plan

•  Most stockholders preferred limited use of stock options

•  Some stockholders suggested that we modify our approach to measuring performance under the Adjusted EPS goal for the PSUs so that it is not measured only at the end of the three-year performance period

•  Some stockholders preferred more than one long-term metric and asked that we consider another objective metric or use rTSR as a metric rather than a modifier

Final Determination for 2024

•  2024 annual equity mix for NEOs will be 60% PSUs, 20% RSUs and 20% stock options, maintaining a program that is heavily focused on performance while addressing risk

•  Reflects stockholder input that at least a majority of long-term equity is in the form of PSUs

•  Adds a modest amount of RSUs to the equity mix to more closely align with market practice (nearly 70% of peers include RSUs) and reduces recruiting and retention risks

•  Reduces use of stock options to more closely align with market practice

•  Maintain Adjusted EPS metric with a 70% weighting, but transition to a cumulative goal measured over the full three-year performance period rather than measuring performance based on the last year of the performance period

•  Add a second metric weighted at 30% that is objective and measurable over a three-year period related to the strategic initiatives discussed at our December 2023 Investor Day presentation

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Post-Vesting Holding Period for PSUs

MP&D Committee Considerations, Stockholder Feedback and 2024 Determination

•  CVS Health’s post-vesting holding period for PSUs results in a five-year period before the majority of an NEO’s total compensation can be monetized

•  The Incentive Plan Design Review performed by the MP&D Committee’s independent compensation consultant demonstrated that the two-year holding period is not market practice and only one peer company has a post-vesting holding period

•  CVS Health has robust stock ownership guidelines that apply to NEOs, with holding requirements for the CEO at 7x salary and for other NEOs at 4x salary, further ensure alignment with the interests of our long-term stockholders

•  The two-year holding period was identified as unusual and beyond market practice, which may interfere with recruiting the highest caliber talent

Stockholder Feedback

•  Stockholders generally understood the potential risks from a talent management perspective created by the two-year holding period

•  Most stockholders did not have a strong view on the holding period and were not concerned with proposed changes provided the performance measurement period was at least three years

Final Determination for 2024

•  Maintain a post-vesting holding period (for net shares) to align with stockholders; beginning with the 2024 PSU grant, but reduce the post-vesting holding period to one year to move closer to market and provide more symmetry with stock options, which vest over four years

Maintaining Negative-Only Workforce Modifier in the Annual Cash Management Incentive Plan (“MIP”)

MP&D Committee Considerations

•  CVS Health added a discretionary, downward-only modifier to its annual cash Management Incentive Plan for the 2021 plan year and maintained that modifier through 2023 focused on colleague representation, training, development and retention. As the negative modifier was expanded to apply to a broader group of employees in 2023, the MP&D Committee considered whether the scope should also be expanded to capture our culture more broadly

•  Our values support a broad definition of diversity, equity, inclusion and belonging; colleagues also view diversity, equity, inclusion and belonging broadly and are supported by our 16 Colleague Resource Groups and requests for enhanced disclosure around attributes such as disability, veteran status, race and ethnicity and gender identity

•  Providing and maintaining an environment of engagement, inclusion and belonging is important to our enterprise and can be assessed through our engagement surveys

•  A negative-only modifier is appropriate because these are fundamental expectations and management should not be rewarded above Company performance for meeting these expectations

Stockholder Feedback

•  Most stockholders appreciated the use of a negative-only modifier and were supportive of the proposed change to expand the metric, provided there is transparency at the end of the performance period on what was measured

Final Determination for 2024

•  Maintain a downward-only modifier and evolve the metric to represent culture measured through objective results under colleague engagement surveys

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In addition, after receiving a stockholder proposal and considering stockholder perspectives broadly, the MP&D Committee adopted a policy that it would not enter into any new employment, severance or separation agreements or establish any new severance policy that would provide cash severance benefits exceeding 2.99 times the sum of base salary and target bonus to any Section 16 officers, including our NEOs, without seeking stockholder approval.

See pages 9-11 of this proxy statement for additional information about stockholder engagement.

Leading Practices in Executive Compensation Programs

The Board is committed to continuing its longstanding practice of soliciting feedback to incorporate stockholder perspectives into our executive compensation program. As detailed above, our stockholder outreach provides the Board with valuable insights into our stockholders’ perspectives on our executive compensation program and other matters of importance to them. Our pay practices align with our core compensation principles and facilitate our implementation of those principles. They also demonstrate our commitment to sound compensation and governance practices and reflect enhancements made to our executive compensation program in prior years as a result of stockholder input.

We apply leading executive compensation practices

Performance Measures Aligned with Stockholder Interests	Recoupment Policies and Commitment to Disclose any Recoupment

Majority of the Total Compensation Opportunity is Performance-Based	Limited Perquisites and Personal Benefits

Long-Term Incentive Grants are Capped	No Excise Tax Gross-Ups

Post-vesting Holding Period on Net Shares Resulting from PSUs for NEOs	Broad-Based Severance Plan for Executives

No Upward Modifier to any Outstanding PSUs if Absolute TSR is Negative	Robust Stock Ownership Guidelines

Dividend Equivalents on RSUs Paid Only When Awards Vest	Broad Anti-Pledging and Anti-Hedging Policy

Double Trigger Vesting of Equity Awards	Reconciliation in Proxy Statement of any Non-GAAP Performance Metric to the Most Directly Comparable GAAP Financial Measure

No Option Repricing; No Recycling of Shares	Board Committee Oversight of Comprehensive Annual Compensation Program Risk Assessment

Cash Severance Policy Capped at 2.99x Base Plus Bonus	Diversity/Inclusion Metric in the MIP for Senior Executives

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2023 Business and Performance Highlights

In 2023, CVS Health demonstrated the power of our diversified enterprise and showed we are a trusted brand in health care. We remain focused on operational execution and sustainable growth as we advance our goal of becoming the leading health solutions company for consumers. Our integrated health model grows in relevance and importance every day for the consumers, customers, communities and stockholders we serve.

Our financial performance and differentiated strategy create strong momentum into 2024.

2023 Business and Performance Results

10.9% increase in total revenues	$6.47 GAAP diluted EPS	$8.74(1) Adjusted EPS	$13.4 billion cash flows from operations
~10% increase to the quarterly stockholder dividend effective in February 2024	$2.42 aggregate 2023 dividend per share >$3 billion in dividends paid in 2023	109 consecutive quarters of dividends paid	87% of the Company’s Medicare Advantage members were in plans with 2024 star ratings of at least 4.0 stars (as of December 31, 2023)

(1)	Adjusted EPS is a non-GAAP financial measure. See Annex A to this proxy statement for a reconciliation of this and other non-GAAP financial measures to the most directly comparable GAAP financial measures.

For more information on our financial performance and strategy, please refer to our 2023 Annual Report mailed with this proxy statement and available at www.cvshealthannualmeeting.com.

Executive Compensation Program Discussion

Our executive compensation program supports our long-term strategy by tying the majority of pay for executives to performance-based metrics aligned to the Company’s growth strategy. For our 2023 annual executive compensation program, we provide three elements of total direct compensation: base salary, annual cash incentive and long-term incentives in the form of PSUs and stock options, which are described in detail beginning on page 59.

Executive Compensation 2023 Planning and Review Process

The annual cycle of reviewing and developing the Company’s executive compensation program and pay levels is a multi-step process that includes year-round engagement with our stockholders. It also incorporates consideration of our say on pay results, compensation peer group and industry information, both short- and long-term Company results compared to objectives, as well as input and guidance from the MP&D Committee’s independent compensation consultant.

When evaluating pay reported in the 2023 Summary Compensation Table (“SCT”), it is important to consider the timing of the compensation decisions and the periods in which they are reported.

•	Annual cash incentive awards were decided and approved by the MP&D Committee in February 2024 and reflect Company and individual performance in 2023 against performance goals that were established in the first quarter of 2023.
•	Long-term incentive awards reflect individual performance and the future potential to drive our corporate strategy and growth. Annual long-term incentive awards for NEOs who were in their role in April 2023 were granted as

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PSUs and stock options. The performance goals for the 2023 PSUs were approved in March 2023 for the period January 1, 2023 – December 31, 2025. The MP&D Committee will determine whether performance is achieved in February 2026; if performance criteria are met, PSUs will vest based on continued employment through April 1, 2026, and the net shares, if any, will be subject to a two-year holding period.

•	The 2023 equity awards for Mr. Cowhey reflect the standard equity mix (stock options, RSUs and PSUs) for the position he held in April 2023. He also received an RSU award granted in November 2023 to reflect his materially increased duties and responsibilities and critical role at the Company as Interim CFO beginning in October 2023. Mr. Khichi joined the Company in February 2023 and received a make-whole award in February 2023 representing the economic equivalent of the cash and equity that he was required to forfeit from his prior employer and was comprised of cash and RSUs subject to vesting and repayment under certain circumstances. (See “Agreements with Named Executive Officers” on page 72).

2023 Executive Compensation Program Summary

Management Incentive Plan See pages 60-62 for details

The MP&D Committee believes that performance indicators, including profitability, customer experience, market comparability and stock price should continue to be factored into our executive compensation program.

In order to maintain year-over-year consistency, the 2023 MIP metric weightings remained unchanged, and the MP&D Committee continued the use of a downward-only Workforce Modifier:

80% Financial (MIP Adjusted Operating Income)

20% Customer Experience (determined based on Net Promoter Score (“NPS”))

Workforce Modifier (downward only, by as much as 10%) for senior leaders (Vice Presidents and above).

Long-Term Incentive Program See pages 66-69 for details

In 2023, the MP&D Committee followed its normal cycle for setting goals and targets (see page 58) and has maintained year-over-year consistency with the design of our long-term incentives:

The 2023 PSU metrics remained unchanged: 100% 2025 Adjusted EPS, with an rTSR modifier;

The MP&D Committee continued to cap grant values at 150% of target and limit PSU payouts to 200% of target;

No upward rTSR modifier is applied if our absolute TSR is negative; and

The rTSR peer group continued to be the companies that make-up the S&P 500 Health Care Index.

In 2023, the MP&D Committee used RSU awards to compensate Mr. Cowhey for taking the interim role as CFO to reflect his materially increased duties and responsibilities and critical role at the Company and as a make-whole award for Mr. Khichi as noted above.

CVS Health Cash Only Severance Policy See page 75 for details	The MP&D Committee adopted an executive cash severance policy, effective for 2024, which provides that without stockholder approval, cash severance paid to our Section 16 officers (including our NEOs) cannot exceed 2.99 times the sum of base salary and target bonus. Since 2010, the severance plan covering executives (other than Ms. Lynch) has provided, and continues to provide, cash severance of 1.5 times base salary, and the change in control agreements with executives (other than Ms. Lynch) provide for 1.5 times base salary plus target bonus. Ms. Lynch’s employment agreement provides cash severance that does not exceed 2.5 times base salary plus target bonus. (See “Agreements with Named Executive Officers” on page 71).

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Incentive Design, Payout, and Goal-Setting Process and Timeline

For the annual and long-term incentive programs, the MP&D Committee oversees a rigorous and comprehensive goal-setting process. Below are highlights of the MP&D Committee’s review and decision-making process for 2023 executive compensation and incentive program target setting. The MP&D Committee structures the timing and process for determining individual NEO compensation so that compensation is appropriately aligned with the financial performance of the Company. On an ongoing basis, the MP&D Committee continues to review our compensation philosophy and objectives in light of Company strategy, goals, performance, stockholder feedback and external benchmarking, monitors compensation in comparison to actual and relative performance and ensures compliance with management equity ownership requirements.

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Elements of Our Executive Compensation Program

Our pay-for-performance philosophy places the majority of an executive officer’s compensation at risk and emphasizes long-term incentives tied to individual and Company performance as well as continued service. As a result, the only fixed compensation provided to our NEOs is base salary, which represents approximately 10% for our NEOs’ total target compensation in 2023.

The MP&D Committee believes that performance indicators, including profitability, customer experience, market comparability and stock price should be factored into our executive compensation program. By using a variety of pay vehicles and balancing short- and long-term awards, the MP&D Committee believes our executive compensation program supports executives’ focus on long-term growth creation because the metrics are measured independently, and no single factor impacts all elements of performance. For 2023, the MIP design expanded the group of colleagues subject to the Workforce Modifier to Vice Presidents and above, as the MP&D Committee believes that our workforce should reflect the customers and communities we serve. The Workforce Modifier (downward only) can reduce the formulaic results of the 2023 MIP by as much as 10%.

The table below outlines each element of our executive compensation program for 2023.

2023 Executive Compensation Program Structure

Performance-based or performance-aligned (~90%)
	Near-Term		Long-Term
	Base Salary	Annual Cash Incentive (MIP)	PSUs	Stock Options
Performance Period	Ongoing	Annual	3-year performance period plus 2-year holding period post vesting	4-year ratable vest along with 10-year expiration
Performance Metrics		• MIP Adjusted Operating Income (80%) • Net Promoter Score (“NPS”) (20%) • Individual Performance Modifier (0-120%) • Workforce Modifier for VPs and above (downward-only, by as much as 10%)	• 2025 Adjusted EPS (100%) • rTSR Modifier (+/- 25%); no upward modifier to any outstanding PSUs if our absolute TSR is negative	• Stock price appreciation
Link to Strategy and Performance	Attracts and compensates high-performing and experienced leaders at a competitive level of cash compensation.	Motivates and rewards executives for achieving annual corporate, business unit and functional goals in key areas of financial and operational performance.	Focuses NEOs on the achievement of specific long-term financial performance goals directly aligned with our operating and strategic plans.	Directly aligns the interests of our NEOs with stockholders. Stock options only have value for NEOs if operating performance results in stock price appreciation.
CEO Target Pay Mix
NEO Target Pay Mix

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Base Salary

The MP&D Committee annually reviews the base salaries of all executive officers, including our NEOs, and adjusts them periodically as needed by evaluating the evolving responsibilities of the position, the experience of the individual and the marketplace in which we compete for executive talent as defined by our compensation peer groups. Informed by this review, and with input from its independent compensation consultant, the MP&D Committee did not increase NEO base salaries for 2023.

	FY 2023 Annual Base Salary ($)		Percentage Increase
Karen S. Lynch	1,500,000		0%
Thomas F. Cowhey(1)	850,000	(2)	—
Samrat S. Khichi(1)	850,000		—
Tilak Mandadi	1,000,000		0%
Prem S. Shah	950,000		0%
Shawn M. Guertin	1,250,000		0%

(1)	Messrs. Cowhey and Khichi were not Named Executive Officers in 2022.
(2)	Reflects Mr. Cowhey’s annual rate of base salary for his position as the Interim CFO for the period from October 13, 2023 – December 31, 2023.

Annual Cash Incentive

Our NEOs participate in our annual cash incentive program, the Management Incentive Plan or MIP, under which they are eligible for a cash award based on the achievement of pre-established financial, operating and individual performance objectives. Awards are paid out, if earned, in the first quarter of the following year based on the following formula. The MP&D Committee reserves the discretion to reduce awards for any reason.

NEO Target Annual Incentive % times Base Salary Paid in Performance Year	X	Corporate Performance Factor %	X	Individual Performance Modifier (0 to 120%)	X	Workforce Modifier (downward only, by as much as 10%)	=	Final Award Cannot Exceed 200% of Target

NEO Target Annual Incentive

The annual cash incentive award payments for our NEOs are based on the achievement of pre-established, quantifiable performance goals. In the first quarter of each year, the MP&D Committee approves an annual target bonus opportunity for each NEO, expressed as a percentage of the NEO’s base salary. The current targets are set forth in the 2023 Annual Cash Incentive Award table on page 66. The final award is calculated based on the actual base salary paid during the calendar year, which we call “eligible earnings.”

Corporate Performance Factor

Rigorous Goal Setting

CVS Health is a performance-driven company, and the MP&D Committee believes there is a strong connection between our growth, the targets we communicate externally and our corresponding MIP goals. Our management and the MP&D Committee worked collaboratively to set targets reflective of our ambitious performance goals and to drive long-term value creation for our stockholders. When setting these goals, the MP&D Committee considers factors relevant to the current fiscal year. Financial results from prior years are used for reference; however, the MP&D Committee focuses on setting annual goals that reflect current business conditions and expectations and that will result in an appropriate pay for performance outcome for the fiscal year. The MP&D Committee recognizes the importance of achieving an appropriate balance between rewarding executives for strong performance over both the short-term and long-term and establishing realistic but rigorous targets that continue to attract, motivate and retain executives.

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We set our fiscal year 2023 performance targets above the 2022 goals and actual performance. This was consistent with our challenging strategic growth plans and our rigorous goal setting philosophy. For 2023, the MP&D Committee established Company goals using 2023 MIP Adjusted Operating Income (80% weighting) and customer experience for the enterprise (20% weighting), which emphasizes and reinforces the business objectives of the enterprise. For 2023, the MP&D Committee transitioned the customer experience metric from a proprietary customer/client satisfaction survey metric to NPS, a more commonly used approach focusing on real-time data driven insights on what is important to our consumers and enabling us to measure comparable positioning more effectively and transparently.

Our NPS metric measures customer experience through the use of transaction-generated and random survey data. NPS ensures that we are providing excellent service and positions us to retain and win new business in each of the business segments. In preparation for the change to NPS, a 2022 baseline was established and used in setting 2023 targets. The use of NPS transitioned from a percentage-based funding scale under the prior customer service/satisfaction model (95% to 105% of target) to a point-based funding scale under NPS ranging from +/-5 points of target to align business performance. The 2023 NPS target was established relative to the baseline calculated for 2022 and set at 1.7 points higher than the 2022 baseline aggregate for the Company’s three major primary operating segments in 2023.

The MP&D Committee believes the established targets were rigorous yet achievable in consideration of our internal forecast as well as the macroeconomic and industry environments existing at the time the goals were established in early March 2023.

	2022 Results (in millions)	2023 Target (in millions)
MIP Adjusted Operating Income*	$17,719	$18,102
*	MIP Adjusted Operating Income is a non-GAAP financial measure. See Annex A to this proxy statement for a reconciliation of this and other non-GAAP financial measures to the most directly comparable GAAP financial measures.

2023 Corporate Performance Results

The Company performance result was 83.1% for 2023 — based on 2023 MIP Adjusted Operating Income (performance of 77.1% of target, weighted at 80%, resulting in funding of 61.7%) and NPS aggregate results (performance of 106.8% of target, weighted at 20%, resulting in funding of 21.4%).

In determining the funding rate for Company performance under the 2023 MIP, the MP&D Committee reviewed the overall financial and operating results of the Company, evaluating them against the MIP performance targets approved by the MP&D Committee in March 2023. The MP&D Committee also considered the leadership of the management team in maintaining the strong core operational performance of the Company and making significant advancements on its strategic priorities, while seeking to mitigate risk and develop innovative strategies. In this regard, the MP&D Committee considered that management closed two significant transactions in the first half of 2023, the acquisitions of Signify Health and Oak Street Health, advancing the Company’s strategy in both primary and value-based care. Consistent with our approach to align executive compensation to reported results, the MP&D Committee has elected to use certain non-GAAP performance metrics in the Company’s executive compensation program to best incent and assess performance, and we provide a detailed reconciliation in this proxy statement of non-GAAP performance metrics. In 2023, the primary non-GAAP adjustments related to acquisition-related transaction and integration costs, amortization and net realized capital gains/losses. The MP&D Committee considered that the Signify Health and Oak Street Health businesses were not contemplated in the 2023 MIP Adjusted Operating Income target and, therefore, adjusted for the net impact of those transactions. The adjustment accounted for increased final performance of 3.5%. The adjustments for all items were consistent with adjustments made under the compensation program in prior years. The reconciliation can be found in Annex A to this proxy statement.

The results for Adjusted Operating Income reflect pressures seen across the industry, including higher than anticipated Medicare Advantage member utilization, partially offset by the strong performance of the Pharmacy Services business within the Health Services segment. The favorable NPS was driven by service in our Pharmacy & Consumer Wellness segment, which includes our retail stores. Our Pharmacy Services and Health Care Benefits businesses delivered NPS results that were at target.

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Performance Metric	Minimum	Target	Maximum	Funding Level	Performance Weighting Under Plan	Final Approved Performance Result
2023 MIP Adjusted Operating Income(1) (80%) % of Target % Funding				77.1%	61.7%
NPS Growth(3) (20%) Result vs. Target % Funding				106.8%	21.4%

(1)	MIP Adjusted Operating Income is a non-GAAP financial measure. See Annex A to this proxy statement for a reconciliation of this and other non-GAAP financial measures to the most directly comparable GAAP financial measures.
(2)	Dollars in millions. The Minimum, Target, Maximum and Actual amounts for 2023 MIP Adjusted Operating Income are all net of bonus-related expenses.
(3)	NPS uses a point-based funding scale. Actual results are the weighted average performance versus target for the businesses, weighted equally.

Individual Performance Modifier

Each NEO’s individual performance was evaluated against his or her goals and assigned a value between 0% and 120%. The MP&D Committee did not assign specific weightings to any NEO’s goals. The individual performance modifier cannot exceed 120%, or 20% above what would have been earned based solely on corporate performance. An individual performance modifier of less than 100% will reduce payouts below what would have been earned based solely on Company performance. In all cases, total payouts cannot exceed 200% of target when including Company performance, individual performance and the Workforce Modifier (downward only, by as much as 10%).

2023 Individual Performance Modifier Results: The MP&D Committee evaluated each NEO’s performance and considered the CEO’s input on the performance of each of the other NEOs. In determining the annual cash incentive for Ms. Lynch, the MP&D Committee consulted with the other independent members of the Board. For 2023, the MP&D Committee, with input from Ms. Lynch, considered individual performance relative to goals, the MIP funding at 83.1% and the impact of non-GAAP adjustments.

With respect to financial performance, the MP&D Committee considered the following results for the NEOs as more fully set forth below. GAAP diluted EPS of $6.47 and Adjusted EPS of $8.74; consolidated operating income of approximately $13,743 million and consolidated Adjusted Operating Income of $17,534 million; and segment Adjusted Operating Income which is the principal measure of segment performance. Adjusted EPS and consolidated Adjusted Operating Income are non-GAAP financial measures. See Annex A to this proxy statement for an explanation and a reconciliation to the most comparable GAAP financial measures.

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Karen S. Lynch
President and CEO	2023 INDIVIDUAL PERFORMANCE ASSESSMENT
Leadership

•   Exceptional performance as President and CEO of CVS Health, reflected by the Board of Directors’ assessment in the areas of strategic focus, business and financial results, leadership, culture, diversity and inclusion, reputation and government relations, and compliance

•   Successfully navigated a challenging environment and delivered on our financial commitments, a powerful testament to the strength of our diversified company

•   Continued to position the Company for sustainable, profitable long-term growth

•   Significantly progressed on our strategy, bringing together integrated health solutions that meet the needs of consumers where and when they want health care

Business Results

•   Total revenues were approximately $358 billion, an increase of 11% versus the prior year

•   Delivered adjusted operating income of $17.5 billion and adjusted EPS of $8.74

•   Generated $13.4 billion of operating cash flow, demonstrating the power of our business model and supporting our bold strategy

•   Launched new CVS Healthspire brand and diversified our portfolio of health services with the acquisition of two premier value-based, multi-payor assets: Signify Health and Oak Street Health, enabling CVS Health to expand our addressable market and unlock new value in health care

•   Further diversified our portfolio by entering new areas of the health care value chain with CVS Accountable Care to enable risk-based providers; achieved $10 billion in managed spending in 2023

•   Launched new pharmacy models, Cordavis, TrueCost and CostVantage, that create new value in health care with innovative offerings that create more transparency and choice for consumers and clients

People

•   Successfully led over 300,000 purpose-driven colleagues and progressed on our goal to create a one company culture

•   Strong employee engagement ratings indicated strong alignment with the Company’s values and purpose

Thomas F. Cowhey
EVP and CFO	2023 INDIVIDUAL PERFORMANCE ASSESSMENT
Leadership

•   Strong performance as interim Chief Financial Officer

•   Successfully managed treasury, long-term capital allocation and financial planning

•   Advanced venture and private equity investment activity

•   Successfully executed the acquisitions of Signify Health and Oak Street Health for a total of approximately $18.4 billion, partially funded through the issuance of $11 billion in long-term debt

Business Results

•   Achieved strong financial results in light of a challenging external environment and the dilutive impact of the acquisitions of Signify Health and Oak Street Health

•   Delivered adjusted EPS of $8.74 and $13.4 billion of cash flow from operations

•   Increased dividends by 10%, or $0.22 per share, for a payout of $2.42 per share and repurchased approximately 22.8 million shares of common stock

•   Returned more than $5 billion to stockholders through dividend payments and common stock repurchases

People	• Progressed on building bench and succession planning within the finance function

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Samrat S. Khichi
EVP, Chief Policy Officer and General Counsel	2023 INDIVIDUAL PERFORMANCE ASSESSMENT
Leadership

•   Critical leadership impact of the corporate affairs group and aligning the public policy, compliance and legal functions to enable our strategic imperatives and continue our cultural transformation and integration goals

•   Successfully executed government relations and advocacy strategy in key areas of legislation that impact multiple CVS Health businesses

•   Effectively supported Board and ELT through a number of governance and strategic initiatives

•   Led on key legal, compliance and policy issues through a dynamic and complex regulatory and public policy environment

Business Results

•   Successfully managed complex litigation portfolio across all three segments, including the resolution of state and local government opioid cases

•   Enabled new strategic initiatives, including Cordavis, CostVantage, TrueCost, and emerging GenAI technologies along with the successful closing of Signify Health and Oak Street Health transactions

•   Successfully integrated the compliance programs of acquired businesses and achieved all compliance goals for the enterprise

People

•   Employee engagement survey results reflected high scores and continued to support a talent development, succession planning and a strong compliance culture

•   Co-leading our continued cultural transformation enterprise wide and the development of our public policy, compliance and legal functions into high performing teams with efficient tools and processes

Tilak Mandadi
EVP and Chief Digital, Data, Analytics and Technology Officer	2023 INDIVIDUAL PERFORMANCE ASSESSMENT
Leadership

•   Led the product-oriented and customer experience-driven design transformation for new technological products, services, experiences and capabilities

•   Accelerated the Company’s strategy by applying technology, data and analytics throughout our business

Business Results

•   Exceeded target in driving digital-first approach and grew to over 55 million unique digital customers (up ~17% or 8 million customers year-over-year), and significantly improved the digital adoption rate for omnichannel pharmacy customers

•   Advanced automation to move away from administrative transactions and focus on value-added customer interactions, creating better customer, colleague and provider experiences

•   Enhanced omnichannel health experiences by converging the physical and digital worlds consistently across customer engagement channels and created innovative personalized engagement programs to help drive improved health outcomes for members

People	• Strengthened talent recruitment and retention strategies in a highly competitive market for technology, digital, data, analytics and creative experience design skills, and made a focused effort to foster a vibrant and agile customer-centric culture

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Prem S. Shah
EVP, Chief Pharmacy Officer and President of Pharmacy & Consumer Wellness	2023 INDIVIDUAL PERFORMANCE ASSESSMENT
Leadership

•   Exceptional business performance as President of Pharmacy & Consumer Wellness and Chief Pharmacy Officer for CVS Health, serving more than 120 million customers annually

•   Launched new CVS CostVantage model that proactively addresses the persistent reimbursement pressure in the retail pharmacy industry, creating a more durable and transparent pharmacy business

•   Launched Cordavis, where we are co-manufacturing biosimilars, enabling us to broaden our addressable market, increasing the affordability of specialty drugs, and drive adoption of biosimilars in the U.S.

Business Results	• For full year 2023, Pharmacy & Consumer Wellness revenues grew to nearly $116.8 billion dollars, an increase of nearly 8 percent versus the prior year
• Continued to play an important role in providing access to critical immunizations in the communities we serve
• Improved efficiencies in our CVS pharmacies based on significant investments in technology to support pharmacists such as a system to provide cross-pharmacy support
• Enabled cross-company consumer engagement using our trusted pharmacists to engage at-risk and hard to reach members to connect them with care
• Optimized footprint and portfolio by closing the targeted ~300 stores in 2023 while exceeding goals for script retention rates and colleague retention from the closed stores
• Launched new store formats, shifted offerings to more health and wellness-based products, and created new clinic formats (adjacent Oak Street Health and CVS Pharmacy locations) that will redefine the customer and patient experience
• Launched front store same-day delivery and drove pharmacy digital adoption and innovation to enhance the omnichannel experience
People	• Significantly improved employee engagement results and reduced voluntary turnover across our pharmacies and front store colleagues • Delivered high NPS among CVS Pharmacy customers

Workforce Modifier

In addition to our core metrics, a Workforce Modifier (downward only) may be applied for leaders at the Vice President level and above, including our NEOs. This modifier ranges from minus 10% to zero (no change) and is applied to the final recommended bonuses, after Company performance and individual modifiers have been determined, to ensure consistency of approach. The MP&D Committee evaluates the extent to which meaningful progress is made in overall senior leader representation (gender, race and ethnicity) both quantitatively and qualitatively in the categories of hiring and promotion, development and retention.

2023 Workforce Modifier Results: The MP&D Committee evaluated the Company’s progress in representation results for 2023 and based on that evaluation determined that a negative adjustment was not warranted. The MP&D Committee noted the following regarding the Company’s progress: management focus on hiring, advancement and promotion, development of talent and retention; career paths were developed for retail field employees among the most diverse population of colleagues; despite completion of job actions announced mid-2023 and a slowing economy, management maintained a strong position relative to female senior executives and progressed in the hiring and promotions of racially and ethnically diverse executives.

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The actual payout of the 2023 annual cash incentive award, as approved by the MP&D Committee, is set forth in the table below.

2023 Annual Cash Incentive Award(1)

NEO(1)	2023 Eligible Earnings	Target Annual Incentive	Full-Year Target Award	Company Perfor- mance	Individual Perfor- mance Modifier	Workforce Modifier	Final Payout as a % of Target	Final Award
Karen S. Lynch	$1,500,000	200%	$3,000,000	83.1%	120%	—	99.7%	$2,992,000
Thomas F. Cowhey(2)	$771,250	112%	$862,643	83.1%	110%	—	91.3%	$788,000
Samrat S. Khichi	$753,409	100%	$753,409	83.1%	100%	—	83.1%	$626,000
Tilak Mandadi	$1,000,000	150%	$1,500,000	83.1%	100%	—	83.1%	$1,246,000
Prem S. Shah	$950,000	150%	$1,425,000	83.1%	120%	—	99.7%	$1,421,000
(1)	Mr. Guertin was on an approved leave of absence at the end of 2023 and received a pro-rated award based on 83.1% funding. Mr. Guertin’s award was calculated with a 100% individual performance modifier.
(2)	Mr. Cowhey’s 2023 bonus target was pro-rated to 112% to reflect his target bonus opportunity increase to 150% in October 2023 as a result of his appointment as Interim CFO.

Long-Term Incentive Compensation

Each year the MP&D Committee approves long-term incentive compensation awards for employees, including the NEOs. Following the MP&D Committee’s comprehensive review of our executive compensation program, and considering input from our stockholders, it decided to maintain the mix of PSUs and stock options for 2023, as illustrated below.

2023 Long-Term Incentive Target Mix

2023 Stock Option and PSU Awards

In 2023, stock options represent 25% of the total value of long-term incentive awards for our NEOs. Stock options are granted at fair market value and vest ratably over a four-year period. The PSU portion of our long-term incentive program (75%) features formulaically-determined payouts based on performance goals established by the MP&D Committee in the first quarter of 2023 and set the performance period to be January 1, 2023 – December 31, 2025, a three-year performance period. The MP&D Committee approved 2025 Adjusted EPS as the core performance measure for the 2023 PSUs, adjusted by an rTSR modifier. These metrics were selected as they align focus on achieving externally communicated growth goals and provide year-over-year consistency in measuring and rewarding performance.

2023 Long-Term Incentive Decisions	PSU Program Highlights

•   The MP&D Committee followed its traditional process and set targets in Q1 of 2023 and granted annual equity awards (PSUs and stock options) in April 2023

•   PSU metrics (Adjusted EPS and rTSR modifier) were consistent with prior year

•   Core metric for PSUs: 2025 Adjusted EPS*

•   The 2025 Adjusted EPS goal was established in Q1 of 2023 and was consistent with the long-term growth rate target communicated to investors in February 2023

•   Maximum payout is 200%

•   No upward rTSR modifier is applied to PSUs if our absolute TSR is negative

•   PSU award agreements include clawback/forfeiture in the event of detrimental conduct

•   Post-vesting holding period applies during and after employment

*	Adjusted EPS is a non-GAAP financial measure. See Annex A to this proxy statement for a reconciliation of this and other non-GAAP financial measures to the most directly comparable GAAP financial measures.

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2023 Annual Equity Awards

NEO	Stock Options	PSUs	Annual RSUs	New Hire or Promotion RSUs
Karen S. Lynch	$4,124,992	$12,374,971	$0	$0
Thomas F. Cowhey(1)	$562,490	$1,124,969	$562,452	$499,976
Samrat S. Khichi(2)	$1,124,996	$3,374,969	$0	$3,999,979
Tilak Mandadi	$1,624,993	$4,874,990	$0	$0
Prem S. Shah	$1,499,989	$4,499,937	$0	$0
(1)	Mr. Cowhey received RSUs as part of his annual award as a Senior Vice President prior to his appointment as Interim CFO. He also received an RSU award as compensation for his service as Interim CFO in 2023. See “Agreements with Named Executive Officers” for more details on Mr. Cowhey’s compensation.
(2)	Mr. Khichi received a make-whole award when he joined the Company in February 2023. See “Agreements with Named Executive Officers” for more details on Mr. Khichi’s compensation.

2023 PSU Summary

2024 Equity Awards

After considering feedback from investors and potential risks to attracting and retaining talent at a critical time for the Company, and based on market data and input from its independent compensation consultant, the MP&D Committee made the following adjustments to long-term incentive compensation for the 2024 performance year:

•	Maintain Adjusted EPS metric with a 70% weighting but use a cumulative goal measured over the full three-year performance period.
•	Add an additional metric with 30% weighting with objective targets that are measurable over a three-year period that support the strategic initiatives related to the commitments made at our December 2023 Investor Day.
•	Maintain the rTSR modifier.
•	Maintain a post-vesting holding period (for net shares) to align with stockholders. Beginning with the 2024 PSU grant reduce the post-vesting holding period to one-year to more closely align with market practice and provide more symmetry with stock option awards that vest over four-years.
•	Add RSUs to move closer to market practice where nearly 70% of peers include a portion of equity awards in RSUs to better support retention and recruiting.
•	2024 equity mix for NEOs will be 60% PSUs, 20% RSUs and 20% stock options, maintaining a program that is heavily focused on performance while addressing recruiting and retention and continuing to balance risk and reward.

See pages 53-54 for a complete discussion of the MP&D Committee’s rationale and considerations regarding the 2024 program.

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Prior PSU Performance Programs

2021 PSUs – Performance was certified by the MP&D Committee in February 2024, following the three-year performance period. Net shares issued upon settlement are subject to a two-year holding period.

The following summarizes the final payout results and settlement of the 2021 PSU awards granted to Ms. Lynch and Messrs. Guertin and Shah (Messrs. Cowhey, Khichi and Mandadi were not employed by the Company at the time of the 2021 grant, and therefore did not receive 2021 PSUs):

2021 PSUs	STATUS:

•   Three Year Performance Period January 1, 2021 - December 31, 2023; Vesting April 1, 2024; Subject to a mandatory two-year holding period

•   Based on 2023 Adjusted EPS* with target set at $8.98 - $9.09 in March 2021 and granted in April 2021

•   Subject to an rTSR modifier (+/- 25%)

• 2023 PSU Adjusted EPS* of $8.99 at target • rTSR performance just above median (~53.3%) increased the payout level by 3.3% CALCULATED PAYOUT = 103.3%

*	Adjusted EPS and 2023 PSU Adjusted EPS are non-GAAP financial measures. See Annex A to this proxy statement for a reconciliation of these and other non-GAAP financial measures to the most directly comparable GAAP financial measures.

2021 PSU Summary

*	Adjusted EPS is a non-GAAP financial measure. See Annex A to this proxy statement for a reconciliation of Adjusted EPS and other non-GAAP financial measures to the most directly comparable GAAP financial measures.

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2022 PSU Summary

Performance will be certified in February 2025, following the three-year performance period. Net shares issued upon settlement, if any, will be subject to a two-year holding period. Maximum payout after calculation (including application of modifier) cannot exceed 200% of the PSUs awarded.

*	Adjusted EPS is a non-GAAP financial measure. See Annex A to this proxy statement for a reconciliation of Adjusted EPS and other non-GAAP financial measures to the most directly comparable GAAP financial measures.

2023 Compensation Peer Group

2023 Selection Process: The MP&D Committee uses various data sources, including peer groups, to assess financial performance and compensation competitiveness. While peer groups represent a broad group of potential competitors for executive talent across various industries, peer group data serves as only one reference point for the MP&D Committee in evaluating our compensation program.

On an annual basis, the MP&D Committee, with the assistance of its independent compensation consultant, completes a peer group review to determine the most relevant companies for which we compete for talent and capital. The criteria used to identify companies for the peer group include, but are not limited to, size, complexity, business scope, industry and business similarity. The diversified peer group, comprised of 19 companies, remained unchanged in 2023 (the “2023 Compensation Peer Group”). The MP&D Committee utilized the 2023 Compensation Peer Group to set 2023 compensation levels, along with other factors as discussed in “Pay Positioning” on page 70. Full-year 2023 median revenues for the 2023 Compensation Peer Group were $139.1 billion. CVS Health’s full-year 2023 total revenues of $357.8 billion rank at the 93rd percentile relative to the 2023 Compensation Peer Group.

The MP&D Committee will continue to review the Company’s peer group annually.

CVS Health 2023 Compensation Peer Group

• AbbVie Inc. • Bristol-Myers Squibb Company • Cardinal Health, Inc. • Cencora, Inc.(1) • Centene Corporation • The Cigna Group • Elevance Health, Inc.	• HCA Healthcare, Inc. • Humana Inc. • International Business Machines Corporation • Johnson & Johnson • McKesson Corporation • Merck & Co., Inc.	• Microsoft Corporation • Pfizer Inc. • Target Corporation • UnitedHealth Group Incorporated • Walgreens Boots Alliance, Inc. • Walmart Inc.
(1)	AmerisourceBergen Corporation was renamed Cencora, Inc. in August 2023.

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Pay Positioning

The MP&D Committee does not target NEOs’ pay to a specified percentile relative to the 2023 Compensation Peer Group, but rather reviews peer group compensation data for each element of compensation, including base salary, target total cash (base salary plus target bonus) and target total compensation (target total cash plus long-term incentive compensation). Individual compensation positioning relative to comparable positions in the 2023 Compensation Peer Group varies by job, and the MP&D Committee considers a number of factors, including market competitiveness, specific duties and responsibilities of the NEO versus those in similar positions at the 2023 Compensation Peer Group companies, and succession planning. In addition to this assessment, the MP&D Committee considers Company and individual performance and internal pay equity among the Company’s executive officers in evaluating and determining executive compensation. The MP&D Committee believes it is appropriate to reward the Company’s executive officers with compensation above the competitive median if the rigorous financial targets associated with the Company’s variable pay programs are exceeded in a way that is consistent with the Company’s core values.

Other Compensation Topics

Other Compensation Arrangements and Benefits

The Company maintains broad-based medical and dental benefits, life insurance and short- and long-term disability insurance programs for its full-time employees. Executive officers are eligible to participate in these programs on the same basis and with the same level of financial subsidy as our other salaried employees. Financial subsidies to these plans are tiered so that our highest paid colleagues pay the most.

Executive officers may participate in the CVS Health Future Fund 401(k) Plan (the “401(k) Plan”), which is our principal qualified defined contribution plan. An eligible CVS Health employee may defer up to 75% of his or her total eligible compensation, defined as salary plus annual cash incentive, to a maximum deferral limit defined by the Internal Revenue Service (“IRS”). In 2023, that maximum deferral limit was $22,500, plus an additional $7,500 for those age 50 and above. After the first full year of employment, CVS Health will match the employee’s deferrals dollar-for-dollar, each payroll period, up to a maximum of 5% of total eligible compensation subject to IRS limits. CVS Health’s matching cash contributions into the 401(k) Plan for the NEOs who participated are included in the “All Other Compensation” column of the SCT and described in note 8 to the SCT on page 80.

The Company also maintains a broad-based severance plan that covers our NEOs, other than Ms. Lynch. Details of potential payments under that plan can be found in the narrative and tables beginning on page 87. The MP&D Committee reviews the Company’s severance benefits annually with the assistance of its independent compensation consultant to evaluate both their effectiveness and competitiveness. The review for 2023 found the current level of benefits to be within competitive norms for design. Details of hypothetical payments that would have been made to our NEOs upon a change in control on December 31, 2023 and under various termination scenarios, provisions for the treatment of equity awards and other benefits, and estimated payments that would be made to the executives whose employment terminates following a change in control may be found in “Payments/(Forfeitures) Under Termination Scenarios” beginning on page 87. For a description of Ms. Lynch’s employment agreement, see “Agreements with Named Executive Officers.”

Deferred Compensation Plan and Deferred Stock Compensation Plan

Eligible executive officers may choose to defer earned and vested compensation into the Deferred Compensation Plan (the “DCP”) and the Deferred Stock Compensation Plan (the “DSP”), which are available to any U.S. employee meeting the plans’ eligibility criteria. The plans are intended to provide retirement savings in a tax-efficient manner and to enhance stock ownership. The DCP offers a variety of investment crediting choices, none of which represents an above-market return. The individual contributions of each of our NEOs during fiscal year 2023 to the DCP and the DSP, including earnings on those contributions, any distributions during 2023 and their respective total account balances as of the end of 2023, are shown in the Nonqualified Deferred Compensation table on page 86.

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Perquisites and Other Personal Benefits

The Company provides certain other compensation to the Named Executive Officers (see the “All Other Compensation” table in footnote 8 to the SCT on page 80).

We provide the following personal benefits to our NEOs:

•	Health and welfare benefits: To attract and retain employees at all levels, we offer a subsidized health and welfare benefits program that includes medical, dental, life, accident, disability, vacation and severance benefits. Our subsidy for employee health benefits is graduated so that executives pay a higher contribution than more moderately paid employees. In addition, our NEOs are eligible to have an annual Company-paid health examination and assessment as part of the newly-approved CVS Health Executive Health Program, the purpose of which is to provide a risk mitigation and business continuity initiative, in the interest of encouraging the long-term health of our NEOs. This benefit is also offered by several of our peer group companies.
•	Limited personal use of corporate aircraft: We maintain corporate aircraft that may be used by our employees to conduct Company business. Pursuant to an executive security program established by the Board upon the MP&D Committee’s recommendation, our CEO is required to use our aircraft for all travel needs, including personal travel, in order to minimize and more efficiently use travel time, protect the confidentiality of travel and our business, and enhance the CEO’s personal security. Pursuant to Ms. Lynch’s employment agreement, she will reimburse the Company for any costs of personal air travel that exceed $250,000 per calendar year. Under the Company’s Corporate Aircraft Policy, our other NEOs, on an extremely limited basis and with prior approval from the Chief Strategy Officer, or our Chief Compliance Officer in the Chief Strategy Officer’s absence, are permitted to use our corporate aircraft for personal travel. The cost of such personal use is included in “All Other Compensation” and described in the notes following the SCT. The value of these items is treated as income taxable to our NEOs. The aggregate incremental cost to the Company of providing these personal benefits to each of our NEOs during fiscal year 2023 is shown in footnote 8 of the SCT beginning on page 80.
•	Limited corporate transportation: Similar to our approach to aircraft, Ms. Lynch uses a corporate driver for travel as part of our executive security program in order to minimize and more efficiently use travel time, protect the confidentiality of travel and our business, and enhance our CEO’s personal security. The use of trained drivers to enhance corporate security is consistent with the recommendations of internal and third-party security experts. The aggregate incremental cost to the Company of providing this benefit to Ms. Lynch during fiscal year 2023 is shown in footnote 8 of the SCT beginning on page 80.

Agreements with Named Executive Officers

As previously disclosed, we have an employment agreement with Ms. Lynch (the “Employment Agreement”) and change in control agreements (collectively, the “CIC Agreements”) with our other NEOs.

Karen S. Lynch

In connection with Ms. Lynch’s appointment as President and Chief Executive Officer of CVS Health, CVS Health entered into an Employment Agreement with Ms. Lynch, effective February 1, 2021. The Employment Agreement sets forth, among other things, the terms of her employment as President and Chief Executive Officer of CVS Health. The Employment Agreement has no specified term and provides that Ms. Lynch’s employment with CVS Health will be on an at-will basis. Further, pursuant to the Employment Agreement, Ms. Lynch will receive an annualized base salary of at least $1.45 million (which was increased to $1.5 million in 2022) and will be eligible to participate in CVS Health’s annual bonus plan with a target annual cash incentive opportunity of 200% of her base salary, effective February 1, 2021. Upon a qualifying termination of employment, Ms. Lynch would be entitled to a cash severance payment equal to two times (which is increased to two-and-a-half times if the qualifying termination of employment occurs within two years following a change in control) the sum of her highest base salary in effect during the six-month period immediately prior to the date of her termination of employment and her target annual bonus opportunity for the year of her termination of employment. Ms. Lynch would also be entitled to a pro-rated annual bonus for the year of her termination of employment and up to 18 months of continued health and benefit plan participation at the same benefit and cost sharing level at which Ms. Lynch and her eligible dependents were participating on the date of her termination of employment. Ms. Lynch will also be treated as retirement eligible under the terms of her equity awards.

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Thomas F. Cowhey

Mr. Cowhey joined the Company in February 2022 and was appointed Interim CFO in October 2023. In connection with his appointment as Interim CFO, the MP&D Committee approved compensation for Mr. Cowhey during the interim period to reflect his materially increased duties and responsibilities and critical role at the Company as follows: base salary of $850,000, annual cash incentive target of 150% of his annual base salary, and he was provided a monthly stipend of $75,000. In addition, Mr. Cowhey received a one-time RSU award with a grant date value of $500,000 (the “Interim CFO Equity Award”), which will cliff vest on the third anniversary of the grant date, subject to the terms of the underlying award agreement. Mr. Cowhey also entered into CVS Health’s customary CIC Agreement for executives and a restrictive covenant agreement which includes, among other things, non-competition and non-solicitation covenants for the 18-month period following his employment with CVS Health. The Board appointed Mr. Cowhey to serve as CVS Health’s Executive Vice President and Chief Financial Officer, effective January 5, 2024.

Samrat S. Khichi

Mr. Khichi joined the Company in February 2023. In accordance with his offer letter, Mr. Khichi’s base salary is $850,000 and his annual cash incentive target is 100% of his annual base salary. In addition, Mr. Khichi’s target annual equity award compensation is $4.5 million. Upon hire, Mr. Khichi received make-whole awards in the form of cash and restricted stock units representing the economic equivalent of the cash and equity that he was required to forfeit from his prior employer. This included a one-time $2 million cash payment (the “Cash Payment”) and a one-time make-whole equity award with a grant date value of $4.0 million (the “Make-Whole Equity Award”), which will vest ratably on the first, second and third anniversaries of the grant date, subject to the terms of the underlying award agreement. Mr. Khichi will be required to fully repay the Cash Payment if CVS Health terminates his employment for cause or if Mr. Khichi voluntarily terminates his employment prior to 24 months of his hire date. If Mr. Khichi voluntarily terminates his employment, or if his employment is terminated by CVS Health for cause, prior to the vesting dates of the Make-Whole Equity Award, the Award will be forfeited upon his termination of employment. If the Company involuntarily terminates his employment not for cause, the Make-Whole Equity Award will continue to vest through the duration of the severance period (18 months post-termination). Mr. Khichi also entered into CVS Health’s customary CIC Agreement for executives and a restrictive covenant agreement which includes, among other things, non-competition and non-solicitation covenants for the 18-month period following his employment with CVS Health.

CIC Agreements with NEOs

The MP&D Committee believes that the interests of stockholders are best served by ensuring that the interests of our senior management are aligned with our stockholders. The CIC Agreements with our NEOs, other than Ms. Lynch, are intended to eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in stockholders’ best interests. The CIC Agreements serve to eliminate distraction caused by uncertainty about personal financial circumstances during a period in which CVS Health requires focused and thoughtful leadership to ensure a successful outcome. Accordingly, the CIC Agreements provide certain specified “double trigger” severance benefits to the covered executives in the event of their termination under certain circumstances following a change in control. The MP&D Committee believes a “double trigger” severance benefit provision is more appropriate, as it provides an incentive for greater continuity in management following a change in control. “Double trigger” benefits require that two events occur in order for severance to be paid, typically a change in control of the Company followed by the executive’s involuntary termination of employment. The 2010 or 2017 Incentive Compensation Plans (“ICPs”) that govern the terms of outstanding equity awards to all NEOs also require a “double trigger” for vesting of equity change in control benefits.

The MP&D Committee reviews these potential severance benefits annually with the assistance of its independent compensation consultant to evaluate both their effectiveness and competitiveness. The review for fiscal year 2023 found the current level of benefits to be within competitive norms for design. Details of payments made to the executives upon a change in control and various termination scenarios; provisions for the treatment of equity awards, and other benefits; and estimated payments that would be made to the executives whose employment terminates following a change in control may be found in Payments/(Forfeitures) Under Termination Scenarios beginning on page 87.

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Defined Benefit Pension Plans

A subsidiary of the Company (Aetna Inc.) maintained a tax-qualified frozen defined benefit pension plan at the time it was acquired by the Company. Mr. Cowhey was a participant in that plan from 2007 until it was frozen in 2010 and has a deferred vested benefit under the plan that has continued to accrue interest. No other NEOs participate in any defined benefit pension plan.

See the Pension Benefits section and related table beginning on page 85 of this proxy statement for further details.

Key Policies Related to Compensation

Policy on Forfeiture and Recoupment of Incentive Compensation

The Board has adopted a new clawback policy to comply with the requirements of Section 954 of the Dodd-Frank Act and the related rules and regulations promulgated by the SEC and NYSE (the “Dodd-Frank Clawback Policy”).

The Dodd-Frank Clawback Policy does not impact the Company’s existing Recoupment Policy, which was initially approved in 2009 and has been amended a number of times since then, most recently in 2019. The Dodd-Frank Clawback Policy is specifically intended to comply with the requirements of the Dodd-Frank Act. It generally sits “on top” of our existing Recoupment Policy, and in a similar manner the Dodd-Frank Clawback Policy is administered by the MP&D Committee, except that the Audit Committee makes a determination of whether a triggering “restatement” has occurred.

We believe our Recoupment Policy, which exceeds the requirements of the Dodd-Frank Act, further reduces the potential risk that an executive officer would intentionally misstate results to benefit under an incentive program. In addition, appropriate language regarding the policy has been included in applicable documents and award agreements, and our executive officers are required to acknowledge in writing that compensation we have awarded to them may be subject to reimbursement, clawback, or forfeiture pursuant to the terms of the policy and/or applicable law. Further, the equity forfeiture provisions in applicable award agreements would also apply in the event of specified detrimental activity in the absence of a restatement.

The MP&D Committee is empowered to recoup compensation paid to executive officers, and it expanded this capability to include other executives under its purview. In the event of employee misconduct that causes specified financial or reputational damage, a materially inaccurate performance calculation or an accounting restatement, the MP&D Committee may seek to clawback paid incentive compensation. The MP&D Committee may also cancel outstanding equity-based awards granted to any covered employee if that employee engages in conduct detrimental to the Company.

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Below is a chart that provides an overview of the application of the various forfeiture and recoupment policies.

	Who	When	What
Misconduct Cancellation/Forfeiture	• Applies to all colleagues who receive equity-based awards as part of their incentive compensation

•  A colleague is terminated for “Cause”:

•  willfully and materially breaches any of his or her obligations to the Company with respect to confidentiality, cooperation with regard to litigation, non-disparagement and non-solicitation;

•  is convicted of a felony involving moral turpitude; or

•  engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his or her duties to the Company, resulting, in either case, in material harm to the financial condition or reputation of the Company.

• All unvested equity awards will be cancelled/forfeited.
Detrimental Conduct	• Applies to all colleagues who receive PSU awards as part of their incentive compensation

•  Detrimental Conduct. During any period in which PSUs (and any related dividend equivalents) remain outstanding and payable, including the holding period, a participant may not engage in Detrimental Conduct. “Detrimental Conduct” means any one of the following:

•  any conduct that would constitute Cause;

•  the commission of a criminal act by the participant, whether or not performed in the workplace, that subjects, or if generally known, would subject the Company or its subsidiaries to public ridicule or embarrassment;

•  intentional misconduct or conduct not taken in good faith and causing significant reputational harm to the Company or its subsidiaries;

•  intentional violation, or negligent disregard, of the Company’s or its subsidiaries’ policies, rules and procedures, specifically including, but not limited to any of the participant’s obligations under the Company’s Code of Conduct and workplace policies; or

• any violation of the participant’s restrictive covenant agreement.

•  Payment of PSUs is specifically conditioned on the requirement that at all times prior to the settlement date, the participant does not engage in Detrimental Conduct.

•  Releasing shares delivered after the holding period is also specifically conditioned on the requirement that at all times prior to such release, the participant does not engage in Detrimental Conduct.

•  If the MP&D Committee determines in its reasonable business judgment that the participant has failed to satisfy such requirements, then all or a portion of the PSUs, or all or a portion of any shares delivered in settlement thereof that are subject to the holding period, as of the date of such determination, shall be cancelled and forfeited as of such date of determination. All such determinations by the MP&D Committee will be final and binding.

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	Who	When	What
Incentive Compensation Recoupment Policy	• Applies to all of our colleagues who receive annual cash incentive or long-term incentive awards, including equity-based awards

•  When fraud or material financial misconduct by an employee meaningfully alters financial or operational results used to determine an award amount, as determined by our Board.

•  Applies to fraud or material financial misconduct committed during the performance period for the award amount that is discovered during the performance period or the three-year period following the performance period.

•  Applies to all annual and long-term incentive awards.

•  Allows for recoupment of the entire award, not only excess amounts generated by the executive officer’s fraud or material financial misconduct.

•  Amended in March 2019 to require public disclosure of the circumstances of any recoupment from any executive officer (to the extent doing so would not violate any law or contractual obligations).

Compliance with Restrictive Covenant Agreement	• All colleagues receiving equity awards	• A colleague breaches the terms of their Restrictive Covenant Agreement	• The Company may recover profits from RSUs, PSUs and stock options that vested in the two-year period prior to the breach.
Dodd-Frank Clawback Policy	• Current or former Section 16 Officers (“Covered Individuals”) regardless of fault	• Company required to prepare a Qualifying Restatement as defined in the Dodd-Frank Clawback Policy	• Provides for the recovery compensation that is incentive-based, erroneously awarded and received by the officer within the three (3) years preceding the date that the restatement was needed; prohibits actual or de facto indemnification; and is publicly disclosed.

Cash Severance Policy

The MP&D Committee adopted an executive severance policy, effective for 2024, which provides that the Company will not enter into any new employee agreement, severance agreement or separation agreement or establish any new severance plan or policy providing for cash severance to our Section 16 officers (including our NEOs) exceeding 2.99 times the sum of base salary and target bonus without stockholder approval. Since 2010, the severance plan covering executives (other than Ms. Lynch) has provided, and continues to provide, cash severance of 1.5 times base salary and the Change In Control Agreements provide for 1.5 times base salary plus target bonus. Ms. Lynch’s employment agreement provides cash severance that does not exceed 2.5 times base salary plus target bonus. The CVS Health Corporation Executive Officer Cash Severance Policy is available on our website: https://investors.cvshealth.com under “Governance Documents.”

Anti-Gross-Up Policy

CVS Health maintains a broad policy against tax gross-ups. The only current exception to our anti-gross-up policy is for tax payments that may be due under our broad-based relocation policy, which is applicable to a large number of employees (i.e., those who must relocate upon hire, transfer or promotion).

Insider Trading Policy; Anti-Pledging and Anti-Hedging Policy

A significant percentage of executive compensation has been and continues to be payable in CVS Health common stock. The Board and executive management of CVS Health take seriously their responsibilities and obligations to exhibit the highest standards of behavior relative to trading our stock. All transactions in our stock by any

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director, executive officer or designated employee who has a significant role in, or access to, our financial reporting process (collectively, “lnsiders”), must be pre-cleared by either the General Counsel, the Corporate Secretary or their designee(s). Insiders are generally prohibited from trading in any of our securities except during periods of varying length beginning shortly after the release of our financial results for each quarter, and Insiders and other employees may be required to refrain from trading during other designated periods when significant developments or announcements are anticipated. In addition, it is our policy that Insiders and all other employees may not engage in any of the following activities with respect to our securities:

•	Trading in our securities on a short-term basis (stock purchased in the open market must be held for at least six months);
•	Purchasing stock on margin or pledging our stock or any stock incentive award as collateral for a loan or margin account;
•	Engaging in short sales of our stock;
•	Buying or selling puts, calls, exchange traded options or other derivative securities based on our stock; or
•	Engaging in any other hedging transactions with respect to our stock, which includes transactions designed to offset any decrease in the market value of equity securities.

Our most senior executives are permitted, but not required, to use 10b5-1 trading plans to sell our stock. A 10b5-1 trading plan is a contract that allows the individual to sell a pre-determined number of shares at a time in the future when pre-determined conditions in the plan are met. However, the Company has extensive guidelines that govern the use of 10b5-1 trading plans, including the timing of entry or modification of a plan, the price at which shares will be traded, a “cooling off” period after the plan is entered into during which no trades can take place, minimum and maximum terms, restrictions on the number of plans an individual can maintain, a prohibition on trading outside of a plan, and pre-approval of plans (and any modification of plans) by the General Counsel or Corporate Secretary.

Stock Ownership Guidelines

The MP&D Committee oversees the Company’s stock ownership guidelines, which require the Company’s directors and executive officers to maintain ownership of a minimum number of shares, in the case of directors, or stock valued at a multiple of annual salary, in the case of executive officers. Specifically, all non-employee directors must own a minimum of 10,000 shares of CVS Health common stock. Our NEOs must maintain ownership levels as follows: Ms. Lynch at 7x salary and all other NEOs at 4x salary. All directors and NEOs are in compliance with the stock ownership guidelines. For additional details, see “Executive Officer and Director Stock Ownership Requirements” on page 120.

Tax Considerations

CVS Health is considered a “covered health insurance provider” as defined in the Internal Revenue Code of 1986, as amended and, as such, the annual limitation on the deductibility of compensation paid to any of our employees, including our NEOs, as well as certain service providers, generally is limited to $500,000 per person. Although the MP&D Committee considers the impact of deductibility and “covered health insurance provider” status, it believes that stockholder interests are best served by not restricting the MP&D Committee’s discretion and flexibility in crafting the Company’s executive compensation program, even if non-deductible compensation expenses could result.

Non-GAAP Financial Measures Used In Compensation Discussion and Analysis

Throughout this CD&A, we refer to various financial measures. Certain of these financial measures are calculated in accordance with U.S. generally accepted accounting principles, or GAAP. However, there are some financial measures that management adjusts and uses to assess our year-over-year performance. These adjusted financial measures are commonly referred to as non-GAAP. An explanation of how we calculate these non-GAAP financial measures is included below. See Annex A to this proxy statement for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

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Adjusted EPS

Adjusted EPS is calculated by dividing adjusted income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. The Company defines adjusted income attributable to CVS Health as net income attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets, net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, restructuring charges, office real estate optimization charges, losses on assets held for sale, opioid litigation charges, gains/losses on divestitures as well as the corresponding income tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health.

Adjusted Operating Income

Adjusted Operating Income is defined as operating income (GAAP measure) excluding the impact of amortization of intangible assets, net realized capital gains or losses and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, restructuring charges, office real estate optimization charges, losses on assets held for sale, opioid litigation charges and gains/losses on divestitures.

2023 MIP Adjusted Operating Income

The Company uses MIP Adjusted Operating Income as a measure in the MIP. The Company defines MIP Adjusted Operating Income as operating income (GAAP measure) excluding the impact of amortization of intangible assets and net realized capital gains or losses, and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, restructuring charges, office real estate optimization charges, losses on assets held for sale and net operating results associated with acquired businesses.

2023 PSU Adjusted EPS

PSU Adjusted EPS is calculated by dividing PSU adjusted income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. The Company defines PSU adjusted income attributable to CVS Health as net income from attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, restructuring charges, office real estate optimization charges, losses on assets held for sale, net realized capital gains or losses in excess of $100 million, the dilutive impact of acquired businesses and the corresponding income tax benefit or expense related to the items excluded from PSU adjusted income attributable to CVS Health.

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Relative TSR Peer Group for 2023-2025 PSU Awards

S&P 500 Health Care

•  Abbott Laboratories

•  AbbVie Inc.

•  ABIOMED, Inc.

•  Agilent Technologies, Inc.

•  Align Technology, Inc.

•  Amgen Inc.

•  Baxter International Inc.

•  Becton, Dickinson and Company

•  Biogen Inc.

•  Bio-Rad Laboratories, Inc.

•  Bio-Techne Corporation

•  Boston Scientific Corporation

•  Bristol-Myers Squibb Company

•  Cardinal Health, Inc.

•  Catalent, Inc.

•  Cencora, Inc.(1)

•  Centene Corporation

•  Charles River Laboratories International, Inc.

•  The Cigna Group

•  The Cooper Companies, Inc.

•  Danaher Corporation

•  DaVita Inc.

•  DENTSPLY SIRONA Inc.

•  Dexcom, Inc.

•  Edwards Lifesciences Corporation

•  Elevance Health, Inc.

•  Eli Lilly and Company

•  Gilead Sciences, Inc.

•  HCA Healthcare, Inc.

•  Henry Schein, Inc.

•  Hologic, Inc.

•  Humana Inc.

•  IDEXX Laboratories, Inc.

•  Illumina, Inc.

•  Incyte Corporation

•  Intuitive Surgical, Inc.

•  IQVIA Holdings Inc.

•  Johnson & Johnson

•  Laboratory Corp of America Holdings

•  McKesson Corporation

•  Medtronic Public Limited Company

•  Merck & Co., Inc.

•  Mettler-Toledo International Inc.

•  Moderna, Inc.

•  Molina Healthcare Inc.

•  Organon & Co.

•  PerkinElmer, Inc.

•  Pfizer Inc.

•  Quest Diagnostics Incorporated

•  Regeneron Pharmaceuticals, Inc.

•  ResMed Inc.

•  STERIS Public Limited Company

•  Stryker Corporation

•  Teleflex Incorporated

•  Thermo Fisher Scientific Inc.

•  UnitedHealth Group Incorporated

•  Universal Health Services, Inc.

•  Vertex Pharmaceuticals Incorporated

•  Viatris Inc.

•  Waters Corporation

•  West Pharmaceutical Services, Inc.

•  Zimmer Biomet Holdings, Inc.

•  Zoetis Inc.

(1)	AmerisourceBergen Corporation was renamed Cencora, Inc. in August 2023.

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Compensation of Named Executive Officers

Summary Compensation Table

The following Summary Compensation Table shows information about the compensation received by our CEO, our current and former CFOs, and each of our three other most highly compensated executive officers for services rendered in all capacities during the 2023 fiscal year and the applicable comparable data for the 2022 and 2021 fiscal years.

Name & Principal 2023 Positions(1)	Year	Salary ($)(2)	Bonus ($)		Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Karen S. Lynch President and Chief Executive Officer	2023	1,500,000	—		12,374,971	4,124,992	2,992,000	—	623,071	21,615,034
	2022	1,487,500	—		12,374,946	4,124,984	2,975,000	—	354,625	21,317,055
	2021	1,429,167	—		9,749,990	3,249,997	5,616,000	—	343,258	20,388,412
Thomas F. Cowhey Senior Vice President and Interim Chief Financial Officer	2023	771,250	—		2,187,397	562,490	788,000	2,095	268,705	4,579,937
Samrat S. Khichi Executive Vice President, Chief Policy Officer and General Counsel	2023	753,409	2,000,000	(3)	7,374,948	1,124,996	626,000	—	7,150	11,886,503
Tilak Mandadi Executive Vice President and Chief Digital, Data, Analytics and Technology Officer	2023	1,000,000	—		4,874,990	1,624,993	1,246,000	—	135,862	8,881,845
	2022	437,500	2,773,375		9,799,983	—	981,000	—	0	13,991,858
Prem S. Shah Executive Vice President, Chief Pharmacy Officer and President of Pharmacy & Consumer Wellness	2023	950,000	—		4,499,937	1,499,989	1,421,000	—	211,440	8,582,366
	2022	916,667	—		4,999,820	999,999	1,949,000	—	149,732	9,015,218
Shawn M. Guertin Former Executive Vice President, Chief Financial Officer and President of Health Services	2023	989,583	—		7,499,980	2,499,999	1,439,000	—	65,572	12,494,134
	2022	1,250,000	—		7,499,943	2,499,998	3,270,000	—	110,772	14,630,713
	2021	738,636	1,000,000		8,249,980	1,749,999	2,585,000	—	15,615	14,339,230
(1)	Principal positions as of December 31, 2023. Effective October 13, 2023, Mr. Guertin, EVP, CFO and President, Health Services, began a personal leave of absence for unforeseen family medical reasons and Mr. Cowhey became Interim CFO. Subsequently, effective January 5, 2024, Mr. Cowhey became EVP and CFO when Mr. Guertin stepped down. Mr. Guertin and the Company did not enter into a separation agreement in connection with his decision to step down and he will not receive separation pay. Messrs. Cowhey and Khichi were not NEOs in 2022 or 2021. Messrs. Mandadi and Shah were not NEOs in 2021.
(2)	Amount of salary actually received in any year may differ from the annual base salary amount reported due to the timing of payroll periods and the timing of changes in base salary, which typically occur in April or following a promotion or hire during the year.
(3)	In connection with joining the Company, Mr. Khichi received the Cash Payment as part of his make-whole awards that replaced the value of the bonus, equity awards and other variable pay that Mr. Khichi forfeited from his prior employer when he accepted the position at CVS Health. See “Agreements with Named Executive Officers” on page 72.
(4)	Included in this column is the full grant date fair value of all RSU and PSU awards made to each NEO in the applicable year. The grant date fair value of each grant is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, Compensation – Stock Compensation, Topic 718 (“FASB ASC Topic 718”), excluding forfeiture estimates. The grant date fair values for PSU awards granted in 2023 are based upon the probable outcome of the performance conditions associated with these PSU awards as of the grant date and is calculated using a Monte Carlo simulation in accordance with FASB ASC Topic 718. Additional details regarding the grants of stock awards can be found in the Grants of Plan-Based Awards table. Each PSU represents one share of our common stock and upon vesting, will settle in shares, if earned, of CVS Health common stock, net of applicable withholding taxes, and subject to a two-year post-vesting holding period. Vesting of the PSU awards granted to the applicable NEOs on April 1, 2023 will occur, if at all, on April 1, 2026, and full vesting generally is subject to continued employment of the applicable NEO through April 1, 2026. In addition, included for Mr. Cowhey is the grant date fair value of his annual RSU award, which he received in his prior role as SVP, Capital Markets on April 1, 2023 and will vest in equal installments on the first, second, and third anniversaries of the grant date. Also included for Mr. Cowhey is the grant date fair value of an RSU award that he received on November 30, 2023 in connection with his appointment as Interim CFO and which cliff vests November 30, 2026. Also included for Mr. Khichi is the grant date fair value of the Make-Whole Equity Award that he received on February 28, 2023, pursuant to his letter agreement and which vests in three equal installments beginning on February 28, 2024. The grant date fair value of the PSU awards granted to the NEOs in 2023, assuming the highest level of performance conditions associated with these PSUs occurs (capped at 200% of target) is as follows:

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Name	Grant Date	Grant Date Fair Value Assuming Highest Level of Performance Conditions Achieved(a) ($)
Karen S. Lynch	April 1, 2023	24,749,942
Thomas F. Cowhey	April 1, 2023	2,249,937
Samrat S. Khichi	April 1, 2023	6,749,938
Tilak Mandadi	April 1, 2023	9,749,981
Prem S. Shah	April 1, 2023	8,999,875
Shawn M. Guertin	April 1, 2023	14,999,961
(a)	The maximum PSU payout for the 2023 PSU awards is 200%.

(5)	The amounts reported in the Option Awards column represent the grant date fair value of stock option awards granted to each of the applicable NEOs on April 1, 2023, calculated in accordance with FASB ASC Topic 718. These options have an exercise price of $74.31 (the closing price of our common stock on April 1, 2023) and will vest in equal installments on the first, second, third and fourth anniversaries of the grant date and expire ten years from the grant date. The option values were calculated using a modified Black-Scholes Model for pricing options. Refer to our 2023 Annual Report, Notes to Consolidated Financial Statements at Note 13, “Stock Incentive Plans,” for all relevant valuation assumptions used to determine the grant date fair value of these options. Additional details regarding the grants of stock option awards can be found under “2023 Stock Option and PSU Awards” beginning on page 66 and in the Grants of Plan-Based Awards table.
(6)	The figures shown include amounts earned in 2023 as annual cash incentive awards (see pages 60-66).
(7)	Amounts in this column only reflect pension values and do not include earnings on deferred compensation amounts because such earnings are neither above-market nor preferential. Refer to the “Nonqualified Deferred Compensation” section on page 86 for a discussion of deferred compensation. The amount in the column presents the change in present value of accumulated benefits under the Retirement Plan for Employees of Aetna Inc. from December 31, 2022 through December 31, 2023 for Mr. Cowhey. See “Pension Benefits” beginning on page 85 for a discussion of pension benefits and the economic assumptions behind the figures in this table. No other NEOs participate in any defined benefit pension plan.
(8)	Set forth below is additional information regarding the amounts disclosed in the “All Other Compensation” column for 2023.

All Other Compensation – 2023

Name	Perquisites & Other Personal Benefits(A) ($)	Company Contributions to Defined Contribution Plans(B) ($)	Other(C) ($)
Karen S. Lynch	400,665	222,406	0
Thomas F. Cowhey	7,150	16,500	245,055
Samrat S. Khichi	7,150	0	0
Tilak Mandadi	7,150	50,000	78,712
Prem S. Shah	14,105	135,971	61,364
Shawn M. Guertin	65,572	0	0
(A)	The amounts above reflect the following: for Ms. Lynch $243,281 associated with personal use of Company aircraft, $106,086 associated with personal use of a Company car, and $44,148 associated with personal protection; for Mr. Shah $6,955 associated with personal use of Company aircraft; Mr. Guertin $58,422 associated with personal use of Company aircraft. The Company determines the amount associated with personal use of Company aircraft by calculating the incremental cost to the Company based on the cost of fuel, trip-related maintenance, deadhead flights, crew travel expenses, landing fees, trip-related hangar costs and smaller variable expenses. The Company determines the amount associated with personal use of a Company car by calculating the incremental cost to the Company based on mileage, lease fees, fuel and driver salary. Pursuant to an executive security program established by the Board upon the MP&D Committee’s recommendation, the CEO is required to use our aircraft for all travel needs, including personal travel, in order to minimize and more efficiently use travel time, protect the confidentiality of travel and our business, and enhance the CEO’s personal security. Under the Company’s Corporate Aircraft Policy, NEOs, on an extremely limited basis and with prior approval from the CEO, or the CCO in her absence, are permitted to use our corporate aircraft for personal travel. Similar to our approach to aircraft, Ms. Lynch uses a corporate driver for travel as part of our executive security program in order to minimize and more efficiently use travel time, protect the confidentiality of travel and our business and enhance the CEO’s personal security. Also included for each NEO is $7,150 for costs associated with an executive physical through the CVS Health Executive Health Program. For health care privacy reasons, each NEO has been attributed with this amount regardless of whether such benefit was used.
(B)	The amounts in this column include Company matching contributions to the 401(k) Plan of $15,156 for Ms. Lynch, $16,500 for Mr. Cowhey and $7,521 for Mr. Shah. It also includes Company matching contributions credited to notional accounts in the unfunded Deferred Compensation Plan equal to: for Ms. Lynch, $207,250; Mr. Mandadi, $50,000 and for Mr. Shah, $128,450. The Company matching contributions also are reported in the “Cash” lines of the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation table on page 86.
(C)	For Messrs. Cowhey, Mandadi and Shah, the amounts in this column consist of cash dividend equivalents paid by the Company on certain vested RSUs. In addition, for Mr. Cowhey $195,968 which is the aggregate stipend amount of $75,000 per month paid in connection with Mr. Cowhey’s services as Interim CFO from October 13, 2023 through December 31, 2023.

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Grants of Plan-Based Awards

This table reflects awards granted during 2023 to our Named Executive Officers under the 2017 Incentive Compensation Plan of CVS Health Corporation, as amended (the “2017 ICP”), in the respective amounts listed. The MP&D Committee approved all of the 2023 awards.

Grants of Plan-Based Awards – 2023

				Est. Future Payouts Under Non- Equity Incentive Plan Awards(2)				Est. Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(4)		Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Award Type	Date of Committee Action(1)	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)			Exercise or Base Price of Option Awards ($ / Sh)(4)
Karen S. Lynch	Stock Options(6)	2/2/2023	4/1/2023									244,952	74.31	4,124,992
	PSUs(7)	2/2/2023	4/1/2023					78,014	195,035	390,070				12,374,971
	Annual Cash			1,500,000	3,000,000		6,000,000	—	—	—
Thomas F. Cowhey	Stock Options(6)	2/2/2023	4/1/2023									33,402	74.31	562,490
	PSUs(7)	2/2/2023	4/1/2023					7,092	17,730	35,460				1,124,969
	RSUs(8)	2/2/2023	4/1/2023								7,569			562,452
	RSUs(9)	10/11/2023	11/30/2023								7,358			499,976
	Annual Cash			431,322	862,643	(11)	1,725,286	—	—	—
Samrat S. Khichi	Stock Options(6)	12/22/2022	4/1/2023									66,805	74.31	1,124,996
	PSUs(7)	12/22/2022	4/1/2023					21,276	53,191	106,382				3,374,969
	RSUs(10)	12/22/2022	2/28/2023								47,881			3,999,979
	Annual Cash			376,705	753,409	(12)	1,506,818
Tilak Mandadi	Stock Options(6)	2/2/2023	4/1/2023									96,496	74.31	1,624,993
	PSUs(7)	2/2/2023	4/1/2023					30,733	76,832	153,664				4,874,990
	Annual Cash			750,000	1,500,000		3,000,000	—	—	—
Prem S. Shah	Stock Options(6)	2/2/2023	4/1/2023									89,073	74.31	1,499,989
	PSUs(7)	2/2/2023	4/1/2023					28,368	70,921	141,842				4,499,937
	Annual Cash			712,500	1,425,000		2,850,000	—	—	—
Shawn M. Guertin	Stock Options(6)	2/2/2023	4/1/2023									148,456	74.31	2,499,999
	PSUs(7)	2/2/2023	4/1/2023					47,281	118,203	236,406				7,499,980
	Annual Cash			865,885	1,731,770	(13)	3,463,540	—	—	—
(1)	Represents the date the MP&D Committee approved the 2023 grant values for stock options, PSU and RSU awards. Refer to “2023 Stock Option and PSU Awards” beginning on page 66 for a detailed discussion of the PSU awards.
(2)	Represents the threshold, target and maximum payout levels of target annual cash incentive award granted under the 2023 MIP. Performance below the threshold results in no payout. See “Annual Cash Incentive” beginning on page 60 for a discussion of the 2023 MIP metrics and payouts.
(3)	Represents the threshold, target and maximum achievement in order to receive a payout for the applicable award. Performance below the threshold results in no payout. Refer to “2023 Stock Option and PSU Awards” beginning on page 66 for a detailed discussion.
(4)	All options were granted with an exercise price equal to the closing price of our common stock on the date of the grant. Included in this column is the full grant date fair value of the options granted to all of the NEOs on April 1, 2023. The option values are calculated using a modified Black-Scholes Model for pricing options.

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(5)	Refer to our 2023 Annual Report, Notes to Consolidated Financial Statements at Note 13, “Stock Incentive Plans” for all relevant valuation assumptions for all grants. Included in this column is the full grant date fair value of the PSUs and options granted to all of the NEOs on April 1, 2023. Also includes grant date fair value of RSU awards granted to Mr. Khichi on February 28, 2023 and to Mr. Cowhey on April 1, 2023 and November 30, 2023, respectively. See footnotes 4 and 6 of the SCT for additional details.
(6)	Represents stock options granted under the 2017 ICP in the respective amounts and on the respective dates listed. These stock options vest on the first, second, third and fourth anniversaries of the grant date and expire ten years from the grant date.
(7)	Represents PSU awards granted under the 2017 ICP in the respective amounts and on the respective dates listed. For the 2023-2025 cycle, these PSU awards are included in the SCT in the “Stock Awards” column. The PSU award, if earned, is based on the Company’s 2025 Adjusted EPS and will be modified by up to +/- 25% based on CVS Health’s performance as measured by rTSR. The maximum PSU payout for the 2023 PSU awards under “Est. Future Payouts Under Equity Incentive Plan Awards” is 200%, even with the maximum rTSR modifier of +25%. Each vested PSU represents one share of CVS Health common stock and will settle in shares, if earned, of CVS Health common stock, net of taxes, as a result of a determination by the MP&D Committee. The PSU awards do not earn dividend equivalents and have no voting rights. See the discussion of long-term incentive equity awards under “2023 Stock Option and PSU Awards” beginning on page 66 for a discussion of the vesting and payout of these awards based on the MP&D Committee’s determination that the Company has achieved the applicable performance result. Refer to footnote 4 of the SCT beginning on page 79 for a discussion of how the number of vested PSUs will be determined.
(8)	Represents annual RSUs granted to Mr. Cowhey under the 2017 ICP. These RSUs vest in four substantially equal installments beginning on April 1, 2024.
(9)	Represents RSUs granted to Mr. Cowhey under the 2017 ICP after he assumed the role of Interim CFO in October 2023. These RSUs cliff vest on the third anniversary of the grant date.
(10)	Represents the Make-Whole Equity Award granted to Mr. Khichi under the 2017 ICP. These RSUs vest in three substantially equal installments beginning on February 28, 2024. See “Agreements with Named Executive Officers” on page 72.
(11)	Mr. Cowhey’s 2023 annual target bonus opportunity is pro-rated to reflect his appointment as Interim CFO in October 2023 and his 2023 target bonus opportunity is 150% of base salary during the interim period and 100% of target in the prior period.
(12)	Mr. Khichi’s 2023 annual target bonus opportunity is pro-rated to reflect his date of hire in February 2023; his 2023 full-year target bonus opportunity is 100% of base salary.
(13)	Mr. Guertin’s 2023 annual target bonus opportunity is pro-rated to reflect his personal leave of absence beginning in October 2023; his 2023 full-year target bonus opportunity is 175% of base salary.

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Outstanding Equity Awards at Fiscal Year-End

This table shows information regarding the outstanding equity awards held by each of our Named Executive Officers under the applicable plan that were outstanding as of December 31, 2023. The unearned PSU awards granted in 2023 and 2022 are shown at target performance, with no adjustment for the rTSR modifier performance. The 2021 PSUs are shown at actual performance with an adjustment for rTSR modifier performance, as explained in the footnotes below.

Outstanding Equity Awards at 2023 Year-End

		Stock Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock that Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock that Have Not Vested ($)(2)
Karen S. Lynch	2/19/2016	93,989	—	(3)	37.91	2/18/2026
	2/17/2017	192,741	—	(3)	45.91	2/16/2027
	4/1/2019	242,408	—	(4)	54.19	4/1/2029
	4/1/2020	158,397	52,799	(4)	58.34	4/1/2030
	4/1/2021	112,302	112,302	(4)	74.30	4/1/2031	136,640	(8)	10,789,094
	4/1/2022	42,879	128,638	(4)	101.09	4/1/2032				121,645	(16)	9,605,089
	4/1/2023	—	244,952	(4)	74.31	4/1/2033				195,035	(17)	15,399,964
Thomas F. Cowhey	2/28/2022						38,592	(9)	3,047,224
	4/1/2022	5,197	15,593	(4)	101.09	4/1/2032	7,419	(10)	585,804	4,914	(16)	388,009
	4/1/2023	—	33,402	(4)	74.31	4/1/2033	7,569	(10)	597,648	17,730	(17)	1,399,961
	11/30/2023						7,358	(11)	580,988
Samrat S. Khichi	2/28/2023						47,881	(12)	3,780,684
	4/1/2023	—	66,805	(4)	74.31	4/1/2033				53,191	(17)	4,199,961
Tilak Mandadi	8/31/2022						66,565	(13)	5,255,972
	4/1/2023	—	96,496	(4)	74.31	4/1/2033				76,832	(17)	6,066,655
Prem S. Shah	4/1/2018	846	—	(5)	62.21	4/1/2025
	8/31/2018	26,580	—	(6)	75.24	8/31/2028
	4/1/2019	9,469	—	(4)	54.19	4/1/2029
	4/1/2020	17,157	11,439	(4)	58.34	4/1/2030	5,143	(10)	406,091
	2/26/2021						933	(9)	73,670
	4/1/2021	12,309	16,414	(4)	74.30	4/1/2031	16,510	(14)	1,303,630
	4/1/2022	10,395	31,185	(4)	101.09	4/1/2032				29,489	(16)	2,328,451
	8/31/2022						20,376	(11)	1,608,889
	4/1/2023	—	89,073	(4)	74.31	4/1/2033				70,921	(17)	5,599,922
Shawn M. Guertin	5/28/2021	48,780	48,782	(7)	86.44	5/28/2031	94,710	(15)	7,478,302
	4/1/2022	25,987	77,963	(4)	101.09	4/1/2032				73,724	(16)	5,821,247
	4/1/2023	—	148,456	(4)	74.31	4/1/2033				118,203	(17)	9,333,309
(1)	The Company had no equity incentive plan awards that were securities underlying unexercised, unearned options at fiscal year-end, so that column is intentionally omitted from this table.
(2)	The value of the RSUs and PSUs is based on a price of $78.96 per share, which was the closing price of the Company’s common stock on December 29, 2023, the last trading day of the Company’s fiscal year. Each vested RSU and PSU represents one share of Company’s common stock and will settle in shares, if earned (for PSUs), of Company common stock, net of taxes.
(3)	Represents stock appreciation rights (“SARs”) that were granted prior to the Aetna Transaction and expire ten years from the date of grant.

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(4)	These stock options vest in one-quarter increments on each of the first, second, third and fourth anniversaries of the grant date and expire ten years from the date of the grant.
(5)	These stock options vest in one-quarter increments on each of the first, second, third and fourth anniversaries of the grant date and expire seven years from the date of the grant.
(6)	These stock options vest in one-third increments on each of the third, fourth, and fifth anniversaries of the grant date and expire ten years from the date of the grant.
(7)	Represents stock options granted to Mr. Guertin at the time of hire and vest in one-quarter increments on each of the first, second, third and fourth anniversaries of the grant date and expire ten years from the date of the grant.
(8)	Represents PSUs granted on April 1, 2021 that vested on April 1, 2024 and depended upon the attainment of specified performance goals over a period beginning on January 1, 2021 and ending on December 31, 2023. As of December 31, 2023, actual performance with respect to the 2021 PSUs were above target performance levels and therefore the number of shares reported are based on the actual number of shares underlying the 2021 PSUs that were earned at the end of the three-year performance period. The calculated performance of the 2021 PSUs was 103.3% after applying the rTSR modifier. Please see “Prior PSU Performance Programs” beginning on page 68 for a discussion of the MP&D Committee’s determination that the Company surpassed the applicable performance metrics and applied the rTSR modifier.
(9)	Represents RSUs that vest in three substantially equal installments beginning on the first anniversary of the grant date.
(10)	Represents RSUs that vest in substantially equal installments on the first, second, third and fourth anniversaries of the grant date.
(11)	Includes RSUs that cliff vest on the third anniversary of the grant date.
(12)	Make-Whole Equity Award vests in three substantially equal installments beginning on the first anniversary of the grant date.
(13)	Sign-on RSUs vest in three substantially equal installments beginning on the first anniversary of the grant date.
(14)	Represents a) 3,197 RSUs that cliff vest on the third anniversary of the grant date and b) PSUs granted to Mr. Shah granted in April 1, 2021 that vested on April 1, 2024 and depended upon the attainment of specified performance goals over a period beginning on January 1, 2021 and ending on December 31, 2023. As of December 31, 2023, actual performance with respect to the 2021 PSUs were above target performance levels and therefore the number of shares reported are based on the actual number of shares underlying the 2021 PSUs that were earned at the end of the three-year performance period. The calculated performance of the 2021 PSUs was 103.3% after applying the rTSR modifier resulting in 13,313 PSUs. Please see “Prior PSU Performance Programs” beginning on page 68 for a discussion of the MP&D Committee’s determination that the Company surpassed the applicable performance metrics and applied the rTSR modifier.
(15)	Represents a) 34,706 RSUs that cliff vest on the third anniversary of the grant date and b) PSUs granted to Mr. Guertin at the time of hire that vested on April 1, 2024 and depended upon the attainment of specified performance goals over a period beginning on January 1, 2021 and ending on December 31, 2023. As of December 31, 2023, actual performance with respect to the 2021 PSUs were above target performance levels and therefore the number of shares reported are based on the actual number of shares underlying the 2021 PSUs that were earned at the end of the three-year performance period. The calculated performance of the 2021 PSUs was 103.3% after applying the rTSR modifier resulting in 60,004 PSUs. Please see “Prior PSU Performance Programs” beginning on page 68 for a discussion of the MP&D Committee’s determination that the Company surpassed the applicable performance metrics and applied the rTSR modifier.
(16)	Represents PSU awards granted on April 1, 2022, which may vest on April 1, 2025. The performance period for these PSUs is January 1, 2022 to December 31, 2024.
(17)	Represents PSU awards granted on April 1, 2023, which may vest on April 1, 2026. The performance period for these PSUs is January 1, 2023 to December 31, 2025.

Option Exercises and Stock Vested

The table below reflects information for the fiscal year ended December 31, 2023 concerning options exercised and the vesting of previously granted RSUs and PSUs and non-transferable shares for each of the NEOs specified in the table. The value of the shares acquired upon exercise of the options and the shares represented by the vesting of RSUs and PSUs is based on the closing price of our common stock on the date of exercise and the date of vesting, respectively.

Option Exercises and Stock Vested – 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Karen S. Lynch	0	0	206,610	15,353,189
Thomas F. Cowhey	0	0	21,768	1,795,673
Samrat S. Khichi	0	0	0	0
Tilak Mandadi	0	0	33,282	2,168,988
Prem S. Shah	0	0	18,052	1,288,142
Shawn M. Guertin	0	0	0	0
(1)	Includes the RSU value deferred by Mr. Shah during 2023, which is also included in the “Stock” row of the “Executive Contributions in Last FY” column of the Nonqualified Deferred Compensation table on page 86.

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Pension Benefits

Aetna Inc. maintained a tax-qualified frozen defined benefit pension plan, the Retirement Plan for Employees of Aetna Inc. (the “Aetna Pension Plan”), at the time it was acquired by the Company. Mr. Cowhey was a participant in the Aetna Pension Plan from 2007 until it was frozen in 2010 and he has a deferred vested benefit under the Aetna Pension Plan that has continued to accrue interest. No other NEOs participate in any defined benefit pension plan.

The following table sets forth information concerning the present value of Mr. Cowhey’s accumulated benefits under the Aetna Pension Plan. The present value shown below was determined based on Mr. Cowhey’s accrued benefit as of December 31, 2023, the discount rates that the Aetna Pension Plan used for its 2023 year-end pension disclosures and assumes Mr. Cowhey’s continued employment to age 65.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
Karen S. Lynch	N/A	N/A	N/A
Thomas F. Cowhey	Retirement Plan for Employees of Aetna Inc.	3.8	$23,782
Samrat S. Khichi	N/A	N/A	N/A
Tilak Mandadi	N/A	N/A	N/A
Prem S. Shah	N/A	N/A	N/A
Shawn M. Guertin	N/A	N/A	N/A
(1)	Mr. Cowhey’s credited years of service is limited to the time of his hire at Aetna in March 2007 to December 31, 2010, when the Aetna Pension Plan was frozen, so the years of credited service does not increase even though his actual term of service is longer.
(2)	Refer to pages 169-174 of the 2023 Annual Report for a discussion of the valuation methods used to calculate the amounts in this column. In calculating the present value of the accumulated benefit under the Aetna Pension Plan, the following economic assumptions were used:

Pension Plan
Discount Rate	4.97%
Future Cash Balance Interest Rate	4.03%
5-Year Average Cost of Living Adjustment	2.30%

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Nonqualified Deferred Compensation

Executive officers and select members of management may participate in the DCP and the DSP. The DCP allows participants to defer payment of a portion of their salary and a portion of their annual cash incentive to facilitate their personal retirement or financial planning. For participants in the DCP, we provide a maximum match of up to 5% of the eligible compensation (base+bonus) that exceeds the IRS earnings limit that applies to 401(k) plans after completion of one year of service.

The investment crediting options for the DCP mirror those offered for the 401(k) Plan. Each year, the amount of a participant’s deferred compensation account increases or decreases based on the appreciation and/or depreciation in the value of the investment crediting alternatives selected by the participant. There are no vesting requirements on deferred compensation accounts.

Under the DSP, participants may elect to defer settlement of RSUs and PSUs beyond the scheduled vesting date. Following vesting, dividends are reinvested during the deferral period. During 2023, Mr. Shah deferred portions of his equity-based compensation under the DSP. Executive officers are not permitted to defer proceeds of stock option exercises.

The amounts shown in the table below for “Cash” and “Stock” were deferred pursuant to the DCP and the DSP, respectively.

Nonqualified Deferred Compensation – 2023

Name	Type	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)
Karen S. Lynch	Cash	223,750	207,250	111,576	—	1,504,880
	Stock	—	—	—	—	—
Thomas F. Cowhey	Cash	—	—	—	—	—
	Stock	—	—	—	—	—
Samrat S. Khichi	Cash	—	—	—	—	—
	Stock	—	—	—	—	—
Tilak Mandadi	Cash	50,000	50,000	3,525	—	103,525
	Stock	—	—	—	—	—
Prem S. Shah	Cash	729,650	128,450	(71,790)	(101,017)	2,353,499
	Stock	80,449	—	(28,842)	—	262,185
Shawn M. Guertin	Cash	—	—	—	—	—
	Stock	—	—	—	—	—
(1)	The stock contribution for Mr. Shah includes the deferred settlement under the DSP of Performance Based Restricted Stock units granted in 2020 for performance year 2019 that vested in 2023.
(2)	All amounts shown are also disclosed in the SCT under All Other Compensation and reflect amounts credited and/or earned in 2023.
(3)	All earnings shown on the Stock line are attributable to dividend equivalents credited as additional deferred RSUs and the change in our common stock price since December 31, 2022.
(4)	All amounts reported are distributions of cash dividend equivalent payments from the DSP.
(5)	The following amounts included in this column have been previously reported as compensation to the NEOs in the SCTs of our prior proxy statements:

	Cash	Stock
Ms. Lynch	$291,666	$ —
Mr. Cowhey	—	—
Mr. Khichi	—	—
Mr. Mandadi	—	—
Mr. Shah	503,783	99,711
Mr. Guertin	—	—

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Payments/(Forfeitures) Under Termination Scenarios

The tables below show the amounts that would be received or forfeited by each NEO under various termination scenarios, assuming that the termination occurred on December 31, 2023. Amounts that have been paid or are payable in all events, such as the non-equity incentive plan amounts earned with respect to fiscal year 2023 and disclosed in the “Non-Equity Incentive Plan Compensation” column of the SCT on page 79, the amounts payable under the Aetna Pension Plan (only for Mr. Cowhey) discussed beginning on page 85, and the amounts in the nonqualified deferred compensation plans discussed on page 86 are not included in the tables below, nor is any amount for stock options that are vested and exercisable as of December 31, 2023.

The following narrative summarizes potential payments and benefits that may be received by our NEOs pursuant to existing plans, equity award agreements or employment agreements (collectively, the “Agreements”) under various separation scenarios. All scenarios assume each NEOs’ compliance with post-employment restrictive covenant agreements (“RCAs”).

Benefits and Payments upon Death

In the event of death, NEOs are entitled to a cash incentive award based on the NEO’s target bonus opportunity and accelerated vesting of their outstanding options, RSUs and PSU awards:

•	Unvested options will immediately vest in full, and remain exercisable for a period of one year after NEO’s death, or until the option’s expiration date, whichever occurs first, by the NEO’s beneficiary;
•	Unvested RSUs will become immediately vested, and the vesting date shall be the date of death and shall settle within 30 days of death; and
•	Unvested PSUs will become immediately vested based upon target performance as of the date of the NEO’s death, and shall become settled within 30 days of the NEO’s death.

Termination for Cause

Generally, under the Agreements, “Cause” means the NEO’s willful misconduct and, in some cases the NEO’s negligent misconduct, which, in any case, is injurious to the Company. The specific consequences of such behavior are reflected in the Agreements. In the event of termination for Cause, all obligations or commitments under our incentive plans would be canceled or forfeited, including unvested equity grants and cash incentive awards.

Benefits and Payments upon Qualified Retirement or Voluntary Termination

In the event of voluntary termination, all unvested equity awards would be canceled unless the employee is eligible for “Qualified Retirement” treatment. “Qualified Retirement” means a termination of employment on or after attainment of age 55 with at least 10 years of continuous service, or attainment of age 60 with at least five years of continuous service, provided that if the NEO has options, PSUs and/or RSUs, he or she has provided the Company with at least 90 days advance notice of his or her retirement date. An NEO will also be deemed to have experienced a Qualified Retirement if the Company elects to terminate his or her employment without Cause and he or she has met the age and service requirements set forth above prior to or during the severance period set forth in a severance agreement with the Company. For purposes of this termination scenario in this disclosure, we have assumed that if a NEO has met the age and years of continuous service requirements for Qualified Retirement treatment as of December 31, 2023, he or she has also met the advance notice requirement for Qualified Retirement treatment.

In the event an NEO’s employment with the Company terminates by reason of a deemed Qualified Retirement, outstanding equity awards held by the NEO would be treated as follows:

•	Unvested options would continue to vest during a three-year post-termination period.
•	RSUs would vest on a pro-rata basis as of the NEO’s termination of employment date.
•	PSUs would vest on a pro-rata basis as of the NEO’s termination of employment date based on actual performance.

Based on age and tenure with the Company as of December 31, 2023, Messrs. Cowhey, Khichi, Mandadi, Shah and Guertin were not retirement eligible as of December 31, 2023. Pursuant to her Employment Agreement, Ms. Lynch will be treated as retirement eligible under the terms of her equity awards.

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Benefits and Payments upon Termination without Cause or Constructive Termination without Cause Prior to a Change in Control of the Company (“CIC”)

The CVS Health Severance Plan for Non-Store Employees (the “Severance Plan”), which covers executives, including our NEOs (other than Ms. Lynch), was approved by the MP&D Committee as described under “Other Compensation Arrangements and Benefits” beginning on page 70. With respect to each of the NEOs (other than Ms. Lynch), in the event of a termination without Cause or constructive termination prior to a CIC, pursuant to an RCA and the Severance Plan, the NEOs would be eligible to receive up to 18 months of base salary as severance, paid in equal semi-monthly installments, provided that he or she executes a separation agreement with the Company and complies with post-employment restrictive covenants.

Pursuant to Ms. Lynch’s Employment Agreement, upon a qualifying termination of employment, including a termination of employment for “Good Reason”, prior to a CIC, Ms. Lynch would be entitled to a cash severance payment equal to two times the sum of her highest base salary in effect during the six-month period immediately prior to the date of her termination of employment and her target annual bonus opportunity for the year of her termination of employment. Ms. Lynch would also be entitled to a pro-rated annual bonus for the year of her termination of employment and up to 18 months of continued health and benefit plan participation at the same benefit and cost sharing level at which Ms. Lynch and her eligible dependents were participating on the date of her termination of employment. Ms. Lynch’s severance benefits are subject to her execution of a release and compliance with post-employment restrictive covenants. “Good Reason” is defined in her Employment Agreement to mean the occurrence of one or more of the following without Ms. Lynch’s written consent: (a) a reduction by the Company of base salary or target annual bonus opportunity from the level then in effect, except in the event of a ratable reduction affecting all senior officers of the Company; (b) an assignment of any duties that are materially inconsistent with her duties and responsibilities or a material diminution of duties and responsibilities, in each case as such duties and responsibilities were in effect immediately following February 1, 2021; (c) any failure of a successor of the Company to assume and agree to perform the Company’s entire obligations under her Employment Agreement; (d) reporting to any person other than the Board; (e) removal of Ms. Lynch as President and Chief Executive Officer of the Company (other than in connection with a termination of employment for Cause); (f) any action or inaction by the Company that constitutes a material breach of the terms of her Employment Agreement; or (g) the Company’s failure to nominate and recommend Ms. Lynch for re-election to the Board.

In the event of a NEO’s termination without Cause or constructive termination prior to a CIC, outstanding equity awards held by the NEO would be treated as follows:

•	Unvested options held by Ms. Lynch will continue to vest during a three-year post-termination period, as they would be entitled to Qualified Retirement treatment under the terms of the awards. For Messrs. Cowhey, Khichi, Mandadi, Shah and Guertin, their unvested options would continue to vest through the end of the severance period as they are not currently retirement eligible.
•	If the NEO is entitled to severance, unvested RSUs will continue to vest during the applicable severance period, other than for Mr. Guertin, as the RSU award will provide for full vesting, with settlement on the original vesting date.
•	If the NEO is entitled to severance, PSUs would vest on a pro-rata basis as of the NEO’s termination of employment date.

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Benefits and Payments upon Termination without Cause or Constructive Termination without Cause After CIC

Ms. Lynch’s Employment Agreement and the CIC Agreements with Messrs. Cowhey, Khichi, Mandadi, Shah and Guertin provide that upon a CIC and subsequent termination of employment, all outstanding unvested stock options will vest in full and restrictions will lapse on all RSUs and PSUs (at target achievement levels).

In addition, each NEO (other than Ms. Lynch) would receive a cash severance payment equal to 1.5 times annual base salary, 1.5 times the then-current annual cash incentive at target and a pro-rated cash incentive bonus at target for the year of termination. Pursuant to Ms. Lynch’s Employment Agreement, upon a qualifying termination of employment within two years following a CIC, Ms. Lynch’s cash severance payment would increase to two-and-a-half times the sum of her highest base salary in effect during the six-month period immediately prior to the date of her termination of employment and her target annual bonus opportunity for the year of her termination of employment.

Under their CIC Agreements and Ms. Lynch’s Employment Agreement, any severance benefits would be reduced to avoid the excise tax under Section 280G of the Code if that would give the NEO a better after-tax result.

With respect to the tables below for all NEOs:

•	The value of options is determined by multiplying the number of unvested options outstanding as of December 31, 2023 by the difference between the exercise price and $78.96, the closing price of our common stock on December 29, 2023, the last trading day of our fiscal year. Generally, the option grant agreements provide for the following post-termination exercise periods, but in no case will the post-termination exercise period be longer than the original option term:
	•	In the case of constructive termination without cause prior to a CIC, during the severance period and for 90 days thereafter;
	•	In the case of constructive termination without cause after a CIC, during the remainder of the option term;
	•	In the case of a voluntary termination, awards granted in 2017 and later include a 90-day post-termination option exercise period; options granted before 2017 expire immediately upon a voluntary termination;
	•	In the case of termination for cause, generally there is no post-termination exercise period; and
	•	In the case of Qualified Retirement, during a three-year post termination exercise period.
•	The value of RSUs is determined by multiplying the number of unvested RSUs as of December 31, 2023 by $78.96, the closing price of our common stock on December 29, 2023, the last trading day of our fiscal year.
•	The value of unvested PSUs assumes (a) no proration for the 2021 PSUs, pro-rated amounts for the outstanding 2022 PSUs (two-thirds) and 2023 PSUs (one-third); (b) a share price of $78.96, the closing price of our common stock on December 29, 2023 the last trading day of our fiscal year; (c) all outstanding performance cycles are achieved and paid at target; and (d) no adjustment for the applicable rTSR modifier the 2021, 2022 PSU and 2023 PSUs.

Karen S. Lynch	Death ($)	Termination for Cause ($)	Qualified Retirement(1) or Voluntary Termination ($)	Termination without Cause or Constructive Termination without Cause Prior to CIC or Good Reason ($)	Termination without Cause or Constructive Termination without Cause After CIC ($)
Cash Severance Value
Base Salary	0	0	0	3,000,000	3,750,000
Bonus(2)	3,000,000	0	3,000,000	9,000,000	10,500,000
Vesting (Forfeiture) of Equity
Value of Options	2,751,070	(2,751,070)	2,466,313	2,466,313	2,751,070
Value of RSUs	—	—	—	—	—
Value of PSUs	35,449,487	(35,449,487)	21,981,043	21,981,043	35,449,487
Benefits and Other
Health Insurance	0	0	0	32,120	32,120
Aetna Pension Plan	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—
Total	41,200,557	(38,200,557)	27,447,356	36,479,476	52,482,677
(1)	Pursuant to her Employment Agreement, Ms. Lynch is treated as retirement eligible under the terms of her equity awards. Based on her age and tenure with the Company as of December 31, 2023, Ms. Lynch is also eligible for Qualified Retirement treatment under the Company’s MIP.
(2)	Represents annual incentive cash bonus amount at target, calculated using Ms. Lynch’s base salary for the year ending December 31, 2023 and the applicable multiplier described above.

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Thomas F. Cowhey	Death ($)	Termination for Cause ($)	Qualified Retirement(1) or Voluntary Termination ($)	Termination without Cause or Constructive Termination without Cause Prior to CIC ($)	Termination without Cause or Constructive Termination without Cause After CIC ($)
Cash Severance Value
Base Salary	0	0	0	1,275,000	1,275,000
Bonus(2)	1,275,000	0	0	0	3,187,500
Vesting (Forfeiture) of Equity
Value of Options	155,319	(155,319)	0	77,655	155,319
Value of RSUs	4,811,664	(4,811,664)	0	3,736,545	4,811,664
Value of PSUs	1,787,970	(1,787,970)	0	714,509	1,787,970
Benefits and Other
Health Insurance	0	0	0	25,693	25,693
Aetna Pension Plan	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—
Total	8,029,953	(6,754,953)	0	5,829,402	11,243,146

(1)	Based on his age and tenure with the Company as of December 31, 2023, Mr. Cowhey is not eligible for Qualified Retirement treatment under the Company’s equity program and MIP.
(2)	Represents annual incentive cash bonus amount at target, calculated using Mr. Cowhey’s base salary for the year ending December 31, 2023, with no-proration and the applicable multiplier described above.

Samrat S. Khichi	Death ($)	Termination for Cause ($)	Qualified Retirement(1) or Voluntary Termination ($)	Termination without Cause or Constructive Termination without Cause Prior to CIC ($)	Termination without Cause or Constructive Termination without Cause After CIC ($)
Cash Severance Value
Base Salary	0	0	0	1,275,000	1,275,000
Bonus(2)	850,000	0	0	0	2,125,000
Vesting (Forfeiture) of Equity
Value of Options	310,643	(310,643)	0	155,319	310,643
Value of RSUs	3,780,684	(3,780,684)	0	2,520,403	3,780,684
Value of PSUs	4,199,961	(4,199,961)	0	1,283,258	4,199,961
Benefits and Other
Health Insurance	0	0	0	23,252	23,252
Aetna Pension Plan	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—
Total	9,141,288	(8,291,288)	0	5,257,232	11,714,540

(1)	Based on his age and tenure with the Company as of December 31, 2023, Mr. Khichi is not eligible for Qualified Retirement treatment under the Company’s equity program and MIP.
(2)	Represents annual incentive cash bonus amount at target, calculated using Mr. Khichi’s base salary for the year ending December 31, 2023 and the applicable multiplier described above.

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Tilak Mandadi	Death ($)	Termination for Cause ($)	Qualified Retirement(1) or Voluntary Termination ($)	Termination without Cause or Constructive Termination without Cause Prior to CIC ($)	Termination without Cause or Constructive Termination without Cause After CIC ($)
Cash Severance Value
Base Salary	0	0	0	1,500,000	1,500,000
Bonus(2)	1,500,000	0	0	0	3,750,000
Vesting (Forfeiture) of Equity
Value of Options	448,706	(448,706)	0	224,353	448,706
Value of RSUs	5,255,972	(5,255,972)	0	2,627,947	5,255,972
Value of PSUs	6,066,655	(6,066,655)	0	2,022,166	6,066,655
Benefits and Other
Health Insurance	0	0	0	11,464	11,464
Aetna Pension Plan	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—
Total	13,271,333	(11,771,333)	0	6,385,930	17,032,797

(1)	Based on his tenure with the Company as of December 31, 2023, Mr. Mandadi is not eligible for Qualified Retirement treatment under the Company’s equity program and MIP.
(2)	Represents annual incentive cash bonus amount at target, calculated using Mr. Mandadi’s base salary for the year ending December 31, 2023 and the applicable multiplier described above.

Prem S. Shah	Death ($)	Termination for Cause ($)	Qualified Retirement(1) or Voluntary Termination ($)	Termination without Cause or Constructive Termination without Cause Prior to CIC ($)	Termination without Cause or Constructive Termination without Cause After CIC ($)
Cash Severance Value
Base Salary	0	0	0	1,425,000	1,425,000
Bonus(2)	1,425,000	0	0	0	3,562,500
Vesting (Forfeiture) of Equity
Value of Options	726,551	(726,551)	0	519,454	726,551
Value of RSUs	2,341,085	(2,341,085)	0	732,196	2,341,085
Value of PSUs	8,946,010	(8,946,010)	0	4,436,526	8,946,010
Benefits and Other
Health Insurance	0	0	0	30,790	30,790
Aetna Pension Plan	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—
Total	13,438,646	(12,013,646)	0	7,143,966	17,031,936

(1)	Based on his age as of December 31, 2023, Mr. Shah is not eligible for Qualified Retirement treatment under the Company’s equity program and MIP.
(2)	Represents annual incentive cash bonus amount at target, calculated using Mr. Shah’s base salary for the year ending December 31, 2023 and the applicable multiplier described above.

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Shawn M. Guertin	Death ($)	Termination for Cause ($)	Qualified Retirement(1) or Voluntary Termination ($)	Termination without Cause or Constructive Termination without Cause Prior to CIC ($)	Termination without Cause or Constructive Termination without Cause After CIC ($)
Cash Severance Value
Base Salary	0	0	0	1,875,000	1,875,000
Bonus(2)	2,187,500	0	0	0	5,468,750
Vesting (Forfeiture) of Equity
Value of Options	690,320	(690,320)	0	345,160	690,320
Value of RSUs	2,740,386	(2,740,386)	0	2,740,386	2,740,386
Value of PSUs	19,741,184	(19,741,184)	0	11,068,850	19,741,184
Benefits and Other
Health Insurance	0	0	0	20,014	20,014
Aetna Pension Plan	—	—	—	—	—
Excise Tax Gross-Up	—	—	—	—	—
Total	25,359,390	(23,171,890)	0	16,049,410	30,535,654

(1)	Based on his age and tenure with the Company as of December 31, 2023, Mr. Guertin is not eligible for Qualified Retirement treatment under the Company’s equity program and MIP.
(2)	Represents annual incentive cash bonus amount at target, calculated using Mr. Guertin’s base salary for the year ending December 31, 2023 and the applicable multiplier described above.

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CEO Pay Ratio

At CVS Health, we share a single, clear purpose: bringing our heart to every moment of your health. We devote significant time and attention to the attraction, development, and retention of talent to deliver high levels of service to our customers. Our commitment to them includes a competitive rewards package and programs that support our diverse range of colleagues in rewarding and fulfilling careers. We believe engaged colleagues produce stronger business results and are more likely to build a career with the Company. Each year we conduct engagement surveys that provide colleagues with an opportunity to share their opinions and experiences with respect to their role, their team, and the enterprise to help the Board and management identify areas where we can improve colleague experience. These surveys cover a broad range of topics including development and opportunities, diversity management, recognition, performance, well-being, compliance and continuous improvement. More than 145,000 colleagues participated in each survey and overall engagement stayed consistent across surveys.

We strive to invest in our colleagues at all levels of the Company by rewarding performance that balances risk and reward. We recognize how vital our colleagues are to our success and strive to offer comprehensive and competitive wages and benefits to meet the varying needs of our colleagues and their families. The benefits and programs include annual bonuses, 401(k) plans, stock awards, an employee stock purchase plan, health care and insurance benefits, paid time off, flexible work schedules, family leave, dependent care resources, colleague assistance programs and tuition assistance, among many others, depending on eligibility. The Company recognized nearly 180,000 CVS in-store, MinuteClinic in-store, and Distribution Center front-line colleagues who contributed to an outstanding year for the Pharmacy and Consumer Wellness organization by awarding them a special Thank You Bonus, reflecting an approximately $68 million investment in our front-line colleagues.

As required by current SEC rules, we are disclosing the ratio of compensation of Ms. Lynch, our CEO in 2023, to that of the employee whose annual compensation is the median of all of our employees.

To calculate the ratio, we used an employee in the same pay range and in a similar position to the median employee that was identified in 2022. There has been no material change in our employee population or compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure or our median employee. However, we did not use the original median employee for 2023 because the original median employee experienced a change in circumstances in 2023. As permitted under the SEC rules, for 2023, we chose to use a substitute employee who was immediately adjacent to the original median employee and had substantially similar compensation to that of the original median employee based on the compensation measure we had used to select the original median employee. We have excluded employees acquired from Oak Street Health (7,350) and Signify Health (2,586) as of December 31, 2023 for purposes of determining whether there was a material change in the employee population or compensation arrangements that would result in a significant change to our pay ratio disclosure. We identified the median employee in 2022 by ranking the total compensation based on W-2 information for all employees, excluding Ms. Lynch, who were employed by the Company on December 31, 2022. As of December 31, 2022, we employed over 300,000 employees, which included approximately 75% of whom were full-time employees, and which included many part-time, temporary and seasonal workers. Adjustments were made to annualize the compensation of full-time and part-time employees who were not employed by the Company for the entire 2022 calendar year. We did not apply any cost-of-living adjustments as part of the calculation.

As permitted by SEC rules under the de minimis exception, we excluded 469 employees located outside the United States, who represented less than 5% of our total employees, as of December 31, 2022, as follows: Bermuda (1), Canada (11), China (89), Hong Kong Special Administrative Region (18), Indonesia (4), Ireland (9), Singapore (33), United Arab Emirates (95) and United Kingdom (209). Consistent with historical practice and as mentioned above, we also excluded employees who joined CVS Health through businesses that we acquired during 2023, including those from our acquisitions of Oak Street Health and Signify Health.

Using this methodology, our median employee was determined to be a full-time employee. The annual compensation for our median employee in 2023 was $55,237 calculated in accordance with the rules applicable to the SCT which begins on page 79 of this proxy statement. The annual compensation for our median employee also includes the Company-paid portion of health benefits plus company contributions to the 401(k) Plan, if applicable. Ms. Lynch’s annual compensation was $21,630,264, which is $15,230 higher than the amount shown in our SCT because of the inclusion of Company-paid medical benefits, which are not reflected in the SCT in accordance with SEC rules. The ratio of Ms. Lynch’s annual compensation to that of our median employee for 2023 is 392-to-1.

Given the different methodologies that various public companies use to determine their estimates of pay ratio, including different methodologies, exclusions, estimates, and assumptions allowed under SEC rules, and different employment and compensation practices among companies, the ratio reported above should not be used as a basis for comparison between CVS Health and other companies.

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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, which was adopted by the SEC in 2022, we are providing the following information regarding the relationship between compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and Non-PEO NEOs and certain financial performance of the Company for the fiscal years listed below. The data included in the CAP columns does not reflect the actual amount of compensation earned or paid to our NEOs during the applicable fiscal year and it is reported solely pursuant to the new SEC rules. The CAP amount also does not represent amounts that have actually been earned or realized, including in respect of PSUs, RSUs and options. Performance conditions for many of these equity awards have either not yet been satisfied or applicable performance information is not yet available. To this end, information in the table may not reflect whether compensation actually realized is aligned with performance. The MP&D Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

For additional information about our performance-based pay philosophy and how we align executive compensation with CVS Health’s performance, refer to the CD&A beginning on page 48.

					Average Summary Compensation Table Total for	Average Compensation Actually Paid	Value of Initial Fixed $100 Investment Based On:(5)
Year	Summary Compensation Table Total for PEO 1(1)(2) ($)	Summary Compensation Table Total for PEO 2(1)(2) ($)	Compensation Actually Paid to PEO 1(1)(3)(4) ($)	Compensation Actually Paid to PEO 2(1)(3)(4) ($)	Non-PEO Named Executive Officers(1)(2) ($)	to Non-PEO Named Executive Officers(1)(3)(4) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income ($)	Adjusted Earnings Per Share(6) ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	21,615,034	—	7,497,241	—	9,284,957	7,685,990	118.83	143.18	8,368,000,000	8.74
2022	21,317,055	—	23,768,152	—	12,155,385	11,816,298	135.85	140.29	4,327,000,000	9.03
2021	20,388,412	3,784,072	66,324,077	52,818,429	11,876,865	38,197,569	147.06	143.09	7,989,000,000	8.34
2020	—	23,043,822	—	8,793,328	10,175,614	9,988,123	94.95	113.45	7,192,000,000	7.50

(1)	PEO 1 refers to Karen S. Lynch, our current PEO, who became our PEO on February 1, 2021. PEO 2 refers to Larry J. Merlo who was our PEO during the period from January 1, 2020 to January 31, 2021. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2023	2022	2021	2020
Thomas F. Cowhey	Shawn M. Guertin	Shawn M. Guertin	Karen S. Lynch
Samrat S. Khichi	Alan M. Lotvin	Troyen A. Brennan	Eva C. Boratto
Tilak Mandadi	Tilak Mandadi	Alan M. Lotvin	Alan M. Lotvin
Prem S. Shaw	Prem S. Shah	Jonathan C. Roberts	Jonathan C. Roberts
Shawn M. Guertin		Eva C. Boratto

(2)	The amounts reported in columns (b) are the amounts of total compensation reported for the PEOs for each corresponding year in the “Total” column of the SCT. The amounts reported in column (d) represent the average of the amounts of total compensation reported for our non-PEO NEOs, as a group, for each corresponding year in the “Total” column of the SCT.
(3)	The amounts shown for CAP in columns (c) have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the “Total” column of the SCT for the applicable year with certain adjustments as required by Item 402(v) of Regulation S-K, which are set forth below.
(4)	CAP reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the “Exclusion of Stock Awards and Option Awards” column are the totals from the “Stock Awards” and “Option Awards” columns set forth in the SCT. Amounts in the “Exclusion of Change in Pension Value” column reflect the amounts attributable to the change in pension value reported in the SCT. Because the Aetna Pension Plan is frozen, there is no adjustment for the service cost for services rendered during the listed year.

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PEO 1 SCT Total to CAP Reconciliation

Year	SCT Total for PEO 1 ($)	Exclusion of Stock Awards and Option Awards for PEO 1 ($)	Inclusion of Equity Values for PEO 1(a) ($)	CAP to PEO 1 ($)
2023	21,615,034	(16,499,963)	2,382,170	7,497,241

(a)	The amounts for PEO 1 set forth in this column were calculated in accordance with the methodology required by Item 402(v) of Regulation S-K, as follows:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO 1 ($)	Year over Year Change in Fair Value of Unvested Equity Awards for PEO 1 ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO 1 ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO 1 ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO 1 ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO 1 ($)	Total Inclusion of Equity Values for PEO 1 ($)
2023	18,512,390	(8,827,586)	—	(7,302,634)	—	—	2,382,170

Average Non-PEO NEO SCT Total to CAP Reconciliation

Year	Average SCT Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs (a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	9,284,957	(419)	(6,749,944)	5,151,396	7,685,990

(a)	The amounts for our non-PEO NEOs set forth in this column were calculated in accordance with the methodology required by Item 402(v) of Regulation S-K, as follows:

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs ($)	Total Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	7,431,306	(1,684,697)	—	(595,213)	—	—	5,151,396

(5)	The Peer Group TSR set forth in this column utilizes the S&P 500 Healthcare Sector Group Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P 500 Healthcare Sector Group Index, respectively. Historical stock performance is not necessarily indicative of future performance.
(6)	While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EPS is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years. Adjusted EPS is a non-GAAP financial measure. See Annex A to this proxy statement for an explanation and a reconciliation to the most comparable GAAP financial measure.

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Pay Versus Performance Relationship Disclosures

1. CAP versus Company TSR and Peer Group TSR

The graph below reflects the relationship between the CAP to the PEOs and Non-PEO NEOs, Company TSR and Peer Group TSR for the applicable reporting year.

2. CAP versus Net Income

The graph below reflects the relationship between the CAP to the PEOs and Non-PEO NEOs and the Company’s GAAP Net Income for the applicable reporting year.

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3. CAP versus Adjusted EPS*

The graph below reflects the relationship between the CAP to the PEOs and Non-PEO NEOs and Adjusted EPS for the applicable reporting year.

Most Important Measures to Determine FY2023 CAP

The Company’s executive compensation program supports our long-term strategy by tying the vast majority of pay for executives to performance-based compensation.

The three items listed below represent an unranked list of the most important performance metrics used by the Company for linking executive compensation actually paid to the NEOs for 2023 and Company performance, as further described in our CD&A within the sections titled “Elements of Our Executive Compensation Program,” “Long-Term Incentive Compensation” and “2023 Business and Performance Results.”

1.	Adjusted Earnings Per Share*
2.	Adjusted Operating Income*
3.	TSR

*	Adjusted EPS and Adjusted Operating Income are non-GAAP financial measures. See Annex A to this proxy statement for an explanation and a reconciliation to the most comparable GAAP financial measures.

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Management Proposal

Item 4

Proposal to Amend the Company’s 2017 Incentive Compensation Plan to Increase the Number of Shares Authorized to Be Issued Under the Plan

The Board unanimously recommends a vote FOR approval of the ICP Amendment to the 2017 ICP.

We are requesting that our stockholders approve an amendment to the 2017 Incentive Compensation Plan of CVS Health Corporation (the “2017 ICP”), which will increase the number of shares of common stock authorized to be issued under the 2017 ICP by 33.5 million, in order to permit the Company to continue to grant awards under the 2017 ICP. In 2017, our stockholders approved the 2017 ICP under which 21 million shares of our common stock were authorized to be issued, plus the number of shares remaining available for issuance under CVS Health’s 2010 Incentive Compensation Plan at the time it was terminated (17.6 million shares), as part of incentive compensation to eligible employees of the Company and the Company’s non-employee directors. In 2020, after the Aetna Transaction significantly increased the size of the Company’s equity-eligible employee population, our stockholders approved amendments to the 2017 ICP to increase the number of shares by 26 million to a total of 64.6 million shares.

As of December 31, 2023, there were approximately 11 million shares available for issuance under the 2017 ICP, as amended. Following the acquisitions of Signify Health and Oak Street Health in 2023 there was an aggregate of approximately 16.7 million shares of CVS Health stock available for issuance under the Signify Health, Inc. 2021 Long-Term Incentive Plan, as amended (the “Signify Health Plan”) and the Oak Street Health, Inc. Omnibus Incentive Plan, as amended (the “Oak Street Health Plan” together with the Signify Health Plan, the “Acquired Company Plans”). In order to streamline the administration of incentive compensation and ensure equal treatment for all eligible employees, the MP&D Committee recommended and the Board approved the termination of both Acquired Company Plans, assuming stockholders approval of this Item 4. These shares could only be granted to employees of the legacy Signify Health and Oak Street Health organizations respectively. On December 29, 2023, the last trading day of the Company’s fiscal year, the closing price of CVS Health common stock on the NYSE was $78.96 per share.

In order to ensure there are sufficient shares available for future grants to all eligible employees, including the additional employees previously eligible under the Acquired Company Plans, on March 21, 2024, on the recommendation of the MP&D Committee, the Board unanimously approved and adopted a second amendment to the 2017 ICP to authorize an additional 33.5 million shares of common stock for issuance under the 2017 ICP (the “ICP Amendment”), subject to approval by our stockholders. These additional shares include approximately 16.7 million shares of common stock that would have been issuable as of December 31, 2023 under the Acquired Company Plans.

Subject to stockholder approval of this proposal to amend the 2017 ICP and following the cancellation of the Acquired Company Plans effective May 16, 2024:

•	no further shares will be granted under the Acquired Company Plans, any awards granted between January 1, 2024 and May 16, 2024 will reduce the number of shares available under the 2017 ICP;
•	awards granted pursuant to the Acquired Company Plans prior to January 1, 2024 which are forfeited, expired or cancelled without delivery of the shares will not be authorized as available for issuance under the 2017 ICP;
•	awards granted pursuant to the Acquired Company Plans between January 1, 2024 and May 16, 2024 which are forfeited, expired or cancelled without delivery of the shares will be authorized as available for issuance under the 2017 ICP; and

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•	the 2017 ICP will be the only stockholder-approved compensation plan under which the Company grants stock options, SARs, RSUs, PSUs, restricted stock and other equity-based awards to its employees and non-employee directors. These awards have enabled and will continue to enable CVS Health to attract and retain key employees and enable those employees to acquire or increase their proprietary interest in CVS Health, thereby further aligning their interests with the interests of CVS Health’s stockholders.

Stockholders are requested in this proposal to approve the ICP Amendment in substantially the form attached hereto as Annex B. If stockholders do not approve this proposal at the Annual Meeting, then the 2017 ICP will not be amended, and the shares that remain available for issuance under the 2017 ICP at the date of the Annual Meeting, as well as the shares that remain available under the Acquired Company Plans, will remain available for future grants.

Reasons the Board of Directors Recommends You Vote “FOR” This Proposal

The ICP Amendment will allow CVS Health to continue to grant equity awards, an important incentive tool for creating stockholder value.

The use of common stock as a component of the Company’s compensation program is critical to the future success of the Company. The Company believes that equity awards are a valuable incentive tool for employees at various levels throughout the organization, with approximately 12,000 employees receiving awards each year, including more than 11,500 below the Vice President level, which is approximately 3.8% of our total employees. In addition, of the employees receiving awards, 22% of total awards were made to senior executives or NEOs. An inability to grant equity awards to employees could be detrimental to stockholders. Equity incentive awards create an employee ownership culture that aligns the interests of employees with stockholders. Equity incentive compensation also focuses employees’ attention on creating long-term value since the awards are subject to multi-year vesting and/ or performance conditions, to that end, a portion of the equity compensation granted to senior executives in recent years has been awarded in the form of PSUs, which are earned contingent on the Company attaining specified operating and/or profitability levels and are subject to a post-vesting holding period.

CVS Health recognizes the importance of equity ownership as an effective link to stockholders and maintains stock ownership guidelines for all directors, as well as for the officers serving on the Company’s ELT, all corporate-level Executive Vice Presidents and Senior Vice Presidents, which are further described on page 120 of this proxy statement. Persons subject to the guidelines must achieve compliance with the applicable ownership requirements within five years of becoming subject to the requirements.

Equity awards are a critical recruiting and retention tool.

CVS Health’s future performance is dependent on its ability to recruit and retain high caliber employees, and a competitive compensation program that includes equity awards is essential for attracting and retaining such employees. The Company would be at a significant competitive disadvantage if it were not able to use stock-based awards to compensate employees. Without equity compensation, our recruiting efforts would be more challenging and, over time, executives would no longer have stock awards at risk of forfeiture, which could impact our ability to retain them.

CVS Health has demonstrated sound equity compensation practices that have historically received strong support from our stockholders.

The Company recognizes that equity compensation programs dilute stockholder equity and need to be used judiciously. Our compensation programs are designed to be consistent with competitive market practice, and we believe that our historical share utilization has been prudent and mindful of stockholder interests. This sentiment has been underscored by the strong support from stockholders on the prior approvals of the 2017 ICP and its amendment in 2020.

The MP&D Committee considered the potential stockholder dilution represented by outstanding equity awards and shares available for future grants as of December 31, 2023. Basic dilution is calculated as shown below.

(shares currently available under the 2017 ICP) + (shares underlying outstanding equity awards under the 2017 ICP) + (additional shares proposed to be authorized under the 2017 ICP)
Total Potential Dilution =

total number of issued and outstanding shares of common stock (excluding treasury shares)

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Prior to any additional shares authorized under the 2017 ICP, total potential dilution is 3.44% as of December 31, 2023. By adding the 33.5 million shares proposed to be authorized under the 2017 ICP Amendment and pending stockholder approval, total potential dilution would increase to 6.10%, which is lower than the industry thresholds established by major proxy advisory firms and institutional investors.

The 2017 ICP includes features designed to protect stockholder interests, including, but not limited to:

1.	Administration of awards by the MP&D Committee, which consists entirely of independent directors;
2.	Prohibition of granting stock options or SARs with an exercise price below the fair market value of a share of stock on the grant date;
3.	Prohibition of the repricing of stock options and SARs, including through the exchange of stock options or SARs for cash or other awards, without stockholder approval;
4.	Requirement of stockholder approval of material amendments; and
5.	Company permission to credit and accrue, but prohibition of Company to pay out, dividends or dividend equivalents on unvested equity awards until such awards become vested.

If the ICP Amendment is not approved, the Company will be compelled to substantially increase the cash component of employee compensation to remain market competitive and to continue to attract and retain high caliber employees.

In order to provide competitive compensation opportunities to attract and retain employees without equity compensation, the Company would need to replace the compensation previously delivered in equity awards with cash awards or other vehicles. These alternative forms of compensation may not align employee interests with those of stockholders as efficiently as stock-based awards.

Significant Historical Award Information

The following table provides information regarding the grant of equity awards under the 2017 ICP over the past three completed fiscal years.

Key Equity Metrics	2023		2022	2021
Percentage of equity awards granted to NEOs(1)	11.24%		10.71%	13.99%
Equity burn rate(2)	0.89%	(3)	0.56%	0.72%
Dilution(4)	3.44%		3.82%	4.80%
Overhang(5)	2.55%		2.16%	2.54%

(1)	Percentage of equity awards granted to individuals who were NEOs in the applicable year is calculated by dividing the number of shares subject to equity awards that were granted to NEOs during such year by the number of shares subject to all equity awards granted during such year.
(2)	Equity burn rate for each year is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted average basic number of shares outstanding during such year, as disclosed in our Form 10-K.
(3)	The equity burn rate for 2023 excludes replacement equity awards granted in connection with the Signify Health and Oak Street Health acquisitions in 2023. The awards excluded consist of the following: (i) approximately 1,400,000 stock options and approximately 1,800,000 restricted stock units granted pursuant to the Signify Health Plan and (ii) approximately 2,600,000 restricted stock and approximately 1,300,000 restricted stock units granted pursuant to the Oak Street Health Plan.
(4)	Dilution for each year is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available under the 2017 ICP for future grants, by the number of shares outstanding at the end of such year as disclosed in our Form 10-K.
(5)	Overhang for each year is the sum of equity awards outstanding and the remaining common shares available for grant divided by common shares outstanding.

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The following table summarizes information about CVS Health’s outstanding options, warrants, rights and shares remaining available for future issuance under all of our equity compensation plans as of December 31, 2023:

In thousands, except weighted average exercise price and weighted average remaining contractual term	Number of securities underlying outstanding options, warrants and rights(1)		Weighted average exercise price	Weighted average remaining contractual term	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	25,494	(2)	$74.37	5.17	11,152	(4)
Equity compensation plans not approved by stockholders	6,626	(3)	$57.05	4.78	16,730	(5)
Total	32,120		$68.13	5.21	27,882

(1)	Consists of: (i) 14,131,000 shares of outstanding options, (ii) 995,000 shares of outstanding SARs and (iii) 16,994,000 shares of outstanding RSUs, deferred stock units and PSUs, assuming target level performance in the case of PSUs.
(2)	Consists of: (i) 11,486,000 shares of outstanding options, (ii) 14,008,000 shares of outstanding RSUs, deferred stock units and performance stock units, assuming target level performance in the case of PSUs pursuant to the 2017 ICP.
(3)	Consists of: (i) 1,762,000 shares of outstanding options, 995,000 shares of outstanding SARs and 416,000 shares of outstanding RSUs and performance stock units, assuming target level performance in the case of performance stock units pursuant to the Amended Aetna Inc. 2010 Stock Incentive Plan (the “Aetna Plan”), (ii) 1,255,000 shares of outstanding RSUs pursuant to the Oak Street Health Plan and (iii) 883,000 shares of outstanding options and 1,315,000 shares of outstanding RSUs pursuant to the Signify Plan.
(4)	Consists of shares of authorized and unissued common stock available for issuance under the 2017 ICP.
(5)	Consists of (i) 7,306,000 shares of authorized and unissued common stock available for issuance under the Oak Street Health Plan and (ii) 9,424,000 shares of authorized and unissued common stock available for issuance under the Signify Plan. There are no securities available for future grants under the Aetna Plan.

The Company elected to continue to grant awards under the Oak Street Health Plan and the Signify Health Plan following the acquisitions of Signify Health and Oak Street Health in 2023. The Oak Street Health Plan and the Signify Health Plan were each approved by their respective company stockholders prior to their acquisition by CVS Health and have not been approved by CVS Health’s stockholders. The purpose of the Oak Street Health Plan was to enhance the profitability and value of Oak Street Health for the benefit of its stockholders by enabling it to offer eligible individuals stock- and cash-based incentives in order to attract, retain, and reward such individuals and strengthen the mutuality of interests between such individuals and stockholders. Under the Oak Street Health Plan, eligible participants could be granted time-based RSUs and awards. The purpose of the Signify Health Plan was to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of Signify Health, thereby furthering the best interests of its stockholders. Under the Signify Health Plan, eligible participants could be granted stock options to purchase shares of CVS Health common stock and time-based RSUs. The Oak Street Health Plan and the Signify Health Plan, while not approved by the Company’s stockholders, were amended in July 2023 to have terms consistent with those of the 2017 ICP. The Oak Street Health Plan and the Signify Health Plan will be cancelled in respect of future grants, assuming stockholder approval of this Item. Following such cancellations, the 2017 ICP will be the only compensation plan under which the Company grants equity-based compensation awards.

Summary of the 2017 ICP

The principal features of the 2017 ICP are summarized below. The following description of the material features of the 2017 ICP is qualified in its entirety by reference to Annex B to this proxy statement, which contains the 2017 ICP as proposed to be amended by the ICP Amendment and is marked to show the proposed increase in the number of shares authorized to be issued under the 2017 ICP. Stockholders should read the full text of the 2017 ICP provided in Annex B to this proxy statement for a complete description of its legal terms and conditions.

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2017 ICP Features

Important policies that apply to the 2017 ICP

Performance Measures Aligned with Stockholder Interests	Broad-based Plan that Benefits a Range of Employees

Stock Ownership Guidelines	Minimum Three-year Vesting of Time-based Awards

Post-Vesting Holding Period Requirement for PSUs	Minimum One-year Vesting of Performance-based Awards

Broad Anti-Pledging and Hedging Policies	No Option or SAR Repricing or Cash Buyouts

Recoupment Policy for Clawback of Awards	No Discounted Options or SARs May be Granted

Double Trigger Vesting Upon a Change in Control	No Liberal Definition of Change in Control

No Payment of Dividends on Unvested Awards	No Liberal Share Counting or Recycling of Shares

No Excise Tax Gross-Ups	Limitations on Awards to Non-Employee Directors

Material Amendments Require Stockholder Approval

Shares Subject to the 2017 ICP

The initial share authorization under the 2017 ICP was 21 million shares of CVS Health common stock, plus the number of shares remaining available for issuance under CVS Health’s 2010 Incentive Compensation Plan at the time it was terminated (17.6 million shares), and in 2020, our stockholders approved amendments to the 2017 ICP to increase the number of shares by 26 million to a total of 64.6 million shares. If the proposed amendment to the 2017 ICP is approved, 33.5 million shares will then be authorized under the 2017 ICP for a total of approximately 98.1 million shares. As of December 31, 2023, approximately 11 million shares remained available for grants under the 2017 ICP.

No Liberal Share Counting or Recycling of Shares

The 2017 ICP includes provisions that prohibit liberal share counting or “recycling”. For purposes of determining the number of shares of stock that remain available for issuance under the 2017 ICP, the number of shares corresponding to Awards (as defined in the 2017 ICP) that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled, or that are settled through the issuance of consideration other than shares of stock (including, without limitation, cash), will be added back to the Plan Limit (as defined in the 2017 ICP) and again be available for the grant of Awards. The following shares of stock, however, will not be available again for grant under the 2017 ICP:

(i)	shares of CVS Health stock not issued or delivered as a result of net settlement of an outstanding option or SAR;
(ii)	shares of CVS Health stock delivered or withheld by the Company to pay the exercise price or withholding taxes with respect to an Award; and
(iii)	shares of CVS Health stock repurchased with proceeds from the payment of the exercise price of an option.

The administrator of the 2017 ICP has discretion to adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of common stock actually delivered differs from the number of shares previously counted in connection with an Award.

Annual Per-Person Limitations

Under the 2017 ICP, the number of options, shares of restricted stock, RSUs, shares of deferred stock, shares of CVS Health stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant will not exceed one million shares for each type of such Award during any fiscal year, subject to adjustment in certain circumstances. The maximum cash amount that may be earned as a final annual incentive award or other annual cash Award in respect of any fiscal year by any one participant is $10 million, and the maximum cash amount that may be earned as a final performance award or other cash Award in respect of a performance period other than an annual period by any one participant on an annualized basis is $5 million.

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Non-Employee Director Award Limits

The 2017 ICP limits the Awards that may be made to a non-employee director of the Company in any fiscal year to $500,000 per director, with an additional $500,000 for the independent chair or lead independent director, if any is so designated.

Eligibility

Executive officers and other officers and employees of any CVS Health subsidiary, and any person who is a non-employee director of CVS Health, will be eligible to be granted Awards under the 2017 ICP. Based on current grant practices, approximately 12,000 persons are eligible to receive Awards under the 2017 ICP.

Administration

The 2017 ICP is administered by the MP&D Committee, which presently consists of five independent directors, except to the extent the Board elects to administer the 2017 ICP. Subject to the terms and conditions of the 2017 ICP, the MP&D Committee is authorized to select participants, determine the type and number of Awards to be granted and the number of shares of CVS Health stock or dollar amounts to which Awards will relate, specify times at which Awards will vest (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2017 ICP, and make all other determinations that may be necessary or advisable for the administration of the 2017 ICP.

Types of Awards

•	Stock Options and SARs. The MP&D Committee is authorized to grant stock options, including both incentive stock options (“ISOs”) that can result in potentially favorable tax treatment to the participant and nonqualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the fair market value of a share of CVS Health stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of a SAR is determined by the MP&D Committee but must not be less than the fair market value, i.e., the closing price on the NYSE, of a share of CVS Health stock as of the grant date. If the grant date is a date on which the NYSE is not open, the closing NYSE sale price on the last day prior to the grant date is used. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally is fixed by the MP&D Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, CVS Health stock, outstanding Awards, or other property having a fair market value equal to the exercise price, as the MP&D Committee may determine from time to time.
•	Restricted Stock, RSUs and Deferred Stock. The MP&D Committee is authorized to grant restricted stock, RSUs and deferred stock. Restricted stock is a grant of CVS Health stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a restricted period specified by the MP&D Committee. Restricted stock and RSUs typically vest over a three- to five-year period, or if based on performance requirements, vest over a minimum period of one year. A participant granted restricted stock generally has all of the rights of a stockholder of CVS Health, including the right to vote the shares and to receive dividends thereon upon vesting, unless otherwise determined by the MP&D Committee. An RSU or an award of deferred stock confers upon a participant the right to receive shares at the end of a specified restricted or deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an RSU or an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.
•	Dividend Equivalents. The MP&D Committee is authorized to grant dividend equivalents conferring on participants the right to receive, on an accrual basis, cash, shares, or other property equal in value to dividends paid on a specific number of shares or other periodic payments. Dividend equivalents may not be granted in connection with stock options and SARs, and will be paid on an accrued basis only on the vesting of the Award, or may be deemed to have been reinvested in additional shares, Awards, or other investment vehicles specified by the MP&D Committee.
•	Bonus Stock and Awards in Lieu of Cash Obligations. The MP&D Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the MP&D Committee may specify.

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•	Other Stock-Based Awards. The 2017 ICP authorizes the MP&D Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon performance of CVS Health or any other factors designated by the MP&D Committee, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The MP&D Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding and forfeiture conditions and restrictions on Awards. Other stock-based awards vest over a minimum three-year period, or if based on performance requirements, vest over a minimum period of one year.
•	Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the MP&D Committee. In addition, the 2017 ICP authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of pre-established performance goals during a specified one-year period. Subject to the requirements of the 2017 ICP, the MP&D Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

No Option or SAR Repricing or Cash Buyouts

The MP&D Committee may not, without further approval of CVS Health stockholders, grant any Award under the 2017 ICP or make any payment or exchange that would constitute a “repricing” of any option or SAR granted under the 2017 ICP. The 2017 ICP also does not permit cash buyouts of stock options or SARs.

Other Terms of Awards

Awards may be settled in the form of cash, CVS Health stock, other Awards, or other property, in the discretion of the MP&D Committee. The MP&D Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the MP&D Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles, provided, however, that dividends or dividend equivalents may not be paid on unvested Awards. The MP&D Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2017 ICP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary on the participant’s death, except that the MP&D Committee may, in its discretion, permit transfers for estate planning or other purposes.

Recoupment Policy

Unless the Award agreement specifies otherwise, the MP&D Committee may cancel or rescind Awards if the participant fails to comply with certain non-competition, confidentiality, intellectual property or other covenants. In addition, Awards under the 2017 ICP will be subject to the Recoupment Policy and the Dodd-Frank Clawback Policy as in effect from time to time (for more information see pages 73-75 of this proxy statement), as well as other recoupment policies or provisions as may be required under the terms of any agreement between the Company and any regulatory authority or as may be required under applicable law.

Double Trigger Change in Control

The MP&D Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting will occur automatically in the case of an actual or constructive termination without cause within two years of a Change in Control, as defined in the 2017 ICP. In addition, the MP&D Committee may provide that performance goals relating to any performance-based award will be deemed to have been met at actual performance or prorated to the date of termination following a Change in Control.

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No Liberal Definition of Change in Control

“Change in Control” is defined in the 2017 ICP to include the following events:

•	changes in the stock ownership of the Company, or a subsidiary owning substantially all of the consolidated assets of the Company (a “Significant Subsidiary”), representing in excess of 30% of the voting power of then outstanding securities of the Company or Significant Subsidiary;
•	changes of a majority of CVS Health’s Board of Directors during a 12-month period;
•	mergers and consolidations of the Company or a Significant Subsidiary, unless the voting securities of the Company or Significant Subsidiary continue to represent more than 50% of the combined voting power of the surviving or resulting entity; and
•	sales or dispositions of all or substantially all of the consolidated assets of CVS Health (in no event less than 40% of the total gross fair market value of all consolidated assets of the Company), in a single transaction or series of transactions over a 12-month period.

Amendment and Termination

The Board may amend, alter, suspend, discontinue, or terminate the 2017 ICP or the MP&D Committee’s authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Thus, stockholder approval will not necessarily be required for amendments that might increase the cost of the 2017 ICP. Unless earlier terminated by the Board or extended by the stockholders, the term of the 2017 ICP will expire on May 9, 2027, after which no further Awards may be made, provided, however, that the provisions of the 2017 ICP will continue to apply to Awards made prior to such date. Additionally, the 2017 ICP will terminate at such time as no shares remain available for issuance under the 2017 ICP and CVS Health has no further rights or obligations with respect to outstanding Awards under the 2017 ICP.

Certain Federal Income Tax Implications

The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the 2017 ICP.

The grant of an option will create no tax consequences for the participant or CVS Health. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized on the disposition of the ISO shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired on the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

CVS Health generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. CVS Health generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, CVS Health will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

With respect to Awards granted under the 2017 ICP that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance generally will result in the deferral of the time

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the participant will be liable for income taxes with respect to such payment or issuance. CVS Health generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which the participant previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property. CVS Health generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

The foregoing provides only a general description of the application of federal income tax laws to the 2017 ICP. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, interested parties are encouraged to consult a tax advisor as to their individual circumstances.

New Plan Benefits

The value, number and type of awards granted or allocated under the 2017 ICP is subject to the discretion of the MP&D Committee and/or the Board and varies from year to year. It is therefore not possible to determine the benefits or amounts that in the future will be received by or allocated to individual employees or groups of employees under the 2017 ICP. For information on Awards made to the NEOs during 2023 under the 2017 ICP, see the Grants of Plan-Based Awards table on page 81 and the Outstanding Equity Awards at Fiscal Year-End table on page 83. For information on Awards made to directors during 2023 under the 2017 ICP, see the Non-Employee Director Compensation – 2023 table on page 41.

Prior Stock Option Grants Under the 2017 ICP

Pursuant to SEC rules, the following table sets forth the number of shares subject to stock options granted under the 2017 ICP from its initial approval in 2017 through December 31, 2023. On December 29, 2023, the last trading day of the Company’s fiscal year, the closing price of CVS Health common stock on the NYSE was $78.96 per share.

Name & Principal 2023 Positions	Number of Shares Underlying Stock Options Granted(1)
Karen S. Lynch
President and Chief Executive Officer	641,073
Thomas F. Cowhey
Senior Vice President and Interim Chief Financial Officer	54,192
Samrat S. Khichi
Executive Vice President, Chief Policy Officer and General Counsel	66,805
Tilak Mandadi
Executive Vice President and Chief Digital, Data, Analytics and Technology Officer	96,496
Prem S. Shah
Executive Vice President, Chief Pharmacy Officer and President of Pharmacy & Consumer Wellness	281,114
Shawn M. Guertin
Former Executive Vice President and Chief Financial Officer	349,968
Other Executive Officers as a Group (18 persons)(2)	6,063,353
Non-Executive Directors as a Group	0
Employee Group, excluding Executive Officers (658 persons)	7,781,599

(1)	The number of shares underlying stock options granted in this table excludes shares underlying stock options that were granted but were subsequently forfeited, cancelled or expired unexercised.
(2)	Includes shares subject to stock options granted to Lisa G. Bisaccia, Eva C. Boratto, Troyen A. Brennan, M.D., David M. Denton, Daniel P. Finke, Joshua M. Flum, Kevin P. Hourican, Alan M. Lotvin, M.D., Larry J. Merlo, Thomas M. Moriarty, Derica W. Rice and Jonathan C. Roberts, who are former executive officers of the Company.

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Result of Approval of Management Proposal

As of December 31, 2023, there were approximately 11 million shares available for grants under the 2017 ICP and approximately 16.7 million shares available for grants under the Acquired Company Plans. The Company anticipates approximately 9.6 million shares from the 2017 ICP will be issued in April 2024 and, therefore, immediately prior to the Annual Meeting, the 2017 ICP is expected to have approximately 1.5 million shares remaining.

If this ICP Amendment is approved by our stockholders:

•	the Acquired Company Plans and the approximately 16.7 million shares remaining thereunder will be cancelled;
•	the number of shares available pursuant to the 2017 ICP will be reduced by approximately 1.15 million shares to account for grants made in 2024 under the Acquired Company Plans;
•	the 2017 ICP will be the only stockholder-approved compensation plan under which the Company grants equity-based compensation awards; and
•	an additional 33.5 million shares of CVS Health common stock will be reserved and available for issuance pursuant to the 2017 ICP.

Thus, if the ICP Amendment is approved by our stockholders, the 2017 ICP is expected to have a total of approximately 34 million shares available for issuance. We anticipate these shares will be sufficient for approximately three years of grants, based on current grant practices and share price.

The Board unanimously recommends a vote FOR approval of the ICP Amendment to the 2017 ICP.

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Stockholder Proposals

ITEM 5

Stockholder Proposal Requesting an Independent, Third Party Worker Rights Assessment and Report

On or about November 21, 2023, the Company received the following proposal from New York State Comptroller, as trustee of the New York State Common Retirement Fund (the “Fund”), 110 State Street, 14th Floor, Albany, NY 12236. The New York State Comptroller represents that the Fund has held at least $25,000 worth of shares of the Company’s stock for the past year and intends to continue to hold such amount through the date of the Company’s next annual meeting. In accordance with SEC rules, we are reprinting the proposal and supporting statement (“New York Comptroller Proposal”) in this proxy statement as they were submitted to us:

Worker Rights Assessment

Resolved: Shareholders urge the Board of Directors to commission and oversee an independent, third-party assessment of CVS’s adherence, above and beyond legal compliance, to its stated commitment to workers’ freedom of association and collective bargaining rights as contained in the International Labour Organization’s (ILO) Core Labor Standards and as explicitly referenced in the company’s Human Rights Policy. The assessment should address management non-interference when employees exercise their right to form or join a trade union, as well as any steps to remedy any other practices inconsistent with CVS’s stated commitments. The assessment, prepared at reasonable cost and omitting legally privileged, confidential, or proprietary information, should be publicly disclosed on its website.

Supporting Statement: CVS has made various commitments to labor rights in its Human Rights Policy and acknowledges widely accepted labor standards like the ILO and the United Nations Guiding Principles on Business and Human Rights. However, CVS provides no reporting on how it’s implementing and complying with these labor principles and human rights commitments.

CVS discloses that it conducts human rights assessments but does not disclose the results of such assessments. Investors are concerned that while these assessments cover workers’ freedom of association and collective bargaining on its overseas supply chain, they exclude a review of CVS’s labor practices in the U.S.[1] CVS’s failure to assess its U.S. operations in the same manner leaves a large gap in the company’s human rights assessments. Shareholders currently have no way to assess whether CVS is complying with its own principles and commitments.

CVS has faced numerous labor and worker rights controversies:

•  2018—CVS was accused of attempting to undermine the validity of union election results at a Brooklyn store with the National Labor Relations Board, delaying collective bargaining negotiations.

•  2021—approximately 6,700 unionized CVS workers signed a petition to support a new union contract citing demands of employees for better pay, healthcare improvements, increased safety standards, and more security for workers.

•  2022—CVS was accused of interfering in union elections in California, leading to an administrative law judge ruling for a new election.

•  2023—CVS pharmacy workers staged protests to draw attention to inadequate staffing and increasing work requirements which they say made it harder to do their jobs safely.

We believe the potential misalignment between CVS’s public commitments and its reported conduct and policies represents meaningful reputational, legal, and operational risks, and may negatively impact its long-term value. Failing to respect workers’ rights could harm CVS’s reputation with consumers and hurt its ability to attract and retain a high-performing workforce, a crucial element of its ability to provide quality products and services.

We believe the requested assessment will enable the Board to provide informed oversight and provide shareholders with necessary transparency regarding management’s adherence to CVS’s labor principles and human rights commitments.

[1]    https://www.sec.gov/Archives/edgar/data/64803/000121465923005984/b426230px14a6g.htm

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Statement of the Board of Directors Recommending a Vote AGAINST the New York Comptroller Proposal

The Board considered the New York Comptroller Proposal and the Company engaged in informative discussions with representatives of the Fund, but no agreement was reached to withdraw the proposal. For the reasons described below, the Board believes that the New York Comptroller Proposal is not in the best interests of the Company and its stockholders.

•  CVS Health is committed to workers’ freedom of association and collective bargaining rights, and our policies and practices reflect that commitment.

•  We provide extensive information about our progress and approach with respect to workers’ rights, and the high expense of an independent assessment is unwarranted.

•  The Company is committed to compliance with all applicable laws and regulations and fostering positive work environments and employee relations.

•  We actively engage with our colleagues to identify and address their concerns.

We are Committed to Workers’ Freedom of Association and Collective Bargaining Rights and Our Policies and Practices Reflect that Commitment

At CVS Health, we are fundamentally committed to respecting and supporting internationally recognized human rights. CVS Health’s Human Rights Policy includes standards regarding CVS Health’s commitment to workers’ freedom of association and collective bargaining rights. Our policy is available on our website at https://www.cvshealth.com/impact/esg-reports/resource-library/human-rights.html. As stated in the policy:

“These fundamental labor principles include the prohibition of child labor, the prohibition of forced labor in all forms, freedom of association and the right to collective bargaining, and protection from discrimination. Discrimination includes employment decisions based on personal characteristics that are unrelated to the ability to do one’s job, including race, color, gender, gender identity, national origin/ancestry, citizenship, religion, age, maternity, marital status, indigenous status, social origin, disability, sexual orientation, membership in workers’ organizations (including unions), and political affiliation.”

Our Human Rights Policy broadly applies to CVS Health and its subsidiaries within and outside of the United States. Our Human Rights Policy also applies to our business partners, vendors and other third parties across our supply chain. Given our commitment to upholding and protecting human rights, we will continue to look for ways to support the promotion of human rights within our sphere of influence.

In addition, our Healthy 2030 strategy is aligned with eight of the United Nation’s Sustainable Development Goals (“SDGs”), including SDG 8, Decent Work and Economic Growth - promoting inclusive and sustainable economic growth, employment and decent work for all. We work to advance these goals each year through efforts implemented across our enterprise through collaboration with outside organizations, including the United Nations Global Compact (“UNGC”), a voluntary initiative to take steps to support the SDGs. CVS Health was among the first U.S. health care companies to hold membership in the UNGC, which reaffirms our commitment to upholding the freedom of association and effective recognition of the right to collective bargaining, one of the ten principles of UNGC.

We Provide Extensive Information about Our Progress and Approach with Respect to Workers’ Rights, and the High Expense of an Independent Assessment is Unwarranted

Since 2008, CVS Health has publicly released reports that contain extensive information and disclosures about the extent to which our policies and procedures effectively protect workers in our supply chain, including workers’ freedom of association and collective bargaining rights, and compliance with our Human Rights Policy. We report on our progress in our annual environmental, social and governance reports and associated appendices, and address our response to how businesses should uphold the freedom of association and the effective recognition of the right to collective bargaining. We have continually improved and expanded these reports over time, and they include detailed, relevant and comprehensive information for stakeholders, and are available publicly at https://www.cvshealth.com/impact/esg-reports/annual-report.html.

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The New York Comptroller Proposal states that CVS Health fails to assess its U.S. labor practices, which we do not believe to be the case. In 2016, we began collaborating with Business for Social Responsibility (“BSR”), a third-party sustainable business consultancy, to conduct regular human rights impact assessments and gap analyses informed by the UN Guiding Principles on Business and Human Rights. Following our assessment in 2016, we have engaged with BSR for updated assessments to identify and prioritize human rights risks through our operations, value chain, and business relationships for the purpose of taking appropriate actions to manage human rights risks. The most recent BSR assessment, concluded in the fall of 2021, accounted for evolving stakeholder expectations, emerging human rights issues and the growth of our enterprise. The assessment covered many issue areas including freedom of association, right to collective bargaining, equal remunerations, along with forced and child labor, human trafficking, discrimination, COVID-19, and product and patient safety.

In addition, given the breadth and scope of CVS Health’s operations, with over 9,000 locations throughout the U.S. and in several foreign countries, the cost involved in retaining an independent third party to design, conduct and report on a comprehensive assessment of the type requested by the New York Comptroller Proposal would be quite high, and would likely run into seven figures. The Board believes that such an expense is unwarranted, especially given the Company’s good relations with our colleagues, and that the Company’s capital would be better utilized in other areas as we strive to make CVS Health the best place to work in our industry.

We are Committed to Compliance with all Applicable Laws and Regulations and Fostering Positive Work Environments and Employee Relations

CVS Health is committed to compliance with all applicable laws and regulations, including U.S. federal, state and local laws and regulations, with respect to employee self-organization and/or the right to refrain from self-organization, collective bargaining, payment for all hours worked, underage workers and other worker rights and working conditions matters. All of our colleagues, as well as business partners, vendors and partners across our supply chain, are responsible for complying with all applicable laws and regulations and upholding CVS Health’s commitment to human rights across our business operations.

CVS Health’s subsidiaries currently employ over 300,000 colleagues, almost all of whom are based in the United States, and approximately five percent belong to a union. CVS Health is committed to fostering positive work environments and employee relationships throughout our organization and has a long history of constructively resolving matters with unions. The Board believes that the four examples over the past six years that are cited in the New York Comptroller Proposal are neither an accurate portrayal of our labor relations efforts, nor do they amount to any kind of pattern or evidence of anti-union activity on the part of the Company. For example, in the September 2021 example, through good faith negotiations CVS Health finalized a successor collective bargaining agreement with unions representing our employees in a number of our California retail locations, within a couple of weeks of the filing of their petition. The final agreement was overwhelmingly ratified by our employees and addressed their concerns. We have since successfully negotiated over 15 additional collective bargaining agreements covering thousands union employees, with no work disruptions.

We Actively Engage with Our Colleagues to Identify and Address Their Concerns

At CVS Health, we devote significant time and attention to the attraction, development and retention of our colleagues, as we recognize that our colleagues are vital to deliver the highest level of care to our customers, members, patients and clients. Our Board and CEO play a leading role in overseeing our human capital strategy. Each year, we conduct an internal engagement survey that provides colleagues with an opportunity to share their opinions and experiences with respect to their role, their team and the enterprise to help the Board and management identify areas where we can improve colleague experience. The survey covers a broad range of topics including development and opportunities, diversity management, recognition, performance, well-being, compliance and continuous improvement.

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We are also committed to addressing concerns raised by our colleagues and have many mechanisms available to colleagues to voice their concerns, including our ethics line, open door policy and robust colleague relations resources. As an example, we have developed a sustainable, scalable action plan to address concerns raised by our pharmacists and technicians. Starting in November 2023 and throughout 2024, are making targeted investments that will result in meaningful and tangible changes, including:

•	adding pharmacist and technician hours in many of our stores, with a commitment to achieving more consistent hours despite the seasonality of our business;
•	enhancing pharmacist and technician recruitment and hiring;
•	strengthening technician training and revitalizing our cross-training program to build attractive career pathways for our front store colleagues, while bolstering support for the pharmacy during busy times; and
•	continuing to enhance the technology we use to support the practice of pharmacy.

Finally, the Board notes that this proposal was voted on in the Company’s 2023 proxy statement and received less than 26% votes in favor. It was resubmitted despite the Company’s continued good relations with its colleagues. During our engagement with stockholders our employees’ rights to freedom of association and collective bargaining were not raised as significant concerns. For these reasons, the Board believes that the New York Comptroller Proposal would not be in the best interests of CVS Health and its stockholders.

The Board unanimously recommends a vote AGAINST the New York Comptroller Proposal.

ITEM 6

Stockholder Proposal to Prohibit the Re-nomination of Any Director Who Fails to Receive a Majority Vote

On or about November 22, 2023, the Company received the following proposal from Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021. Mr. Steiner represents that he has held at least 50 shares of the Company’s stock for at least the past three years and intends to continue to hold such amount through the date of the Company’s next annual meeting. In accordance with SEC rules, we are reprinting the proposal and supporting statement (the “Kenneth Steiner Proposal”) in this proxy statement as they were submitted to us:

Proposal 6 - Directors to be Elected by Majority Vote Improvement

Resolved: Adopt a Corporate Governance Guideline, rule or bylaw provision to state that that [sic] a director who fails to obtain a majority vote in an uncontested election shall not be nominated by the Board at the next annual shareholder meeting.

When CVS shareholders give a director a no confidence vote it is important that the CVS Board respect the vote of CVS shareholders and not override such a shareholder no confidence vote. This proposal could improve director performance because a failed vote would have more of a consequence. Currently a director with a failed vote can remain on the Board for years into the future.

The Board of Directors would have plenty of time to prepare for a failed vote because the Board can see how the incoming votes trend. Plus the Board can take steps to turnaround failed incoming votes.

Please vote yes:

Directors to be Elected by Majority Vote Improvement - Proposal 6

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Statement of the Board of Directors Recommending a Vote AGAINST the Kenneth Steiner Proposal

The Board considered the Kenneth Steiner Proposal and the Company engaged in discussions with Mr. Steiner, but no agreement was reached to withdraw the proposal. For the reasons described below, the Board believes that the Kenneth Steiner Proposal is not in the best interests of the Company and its stockholders.

•  CVS Health’s By-laws and Corporate Governance Guidelines already provide an effective and comprehensive remedy if a director nominee does not receive a majority vote at an annual meeting.

•  CVS Health’s director resignation policy would be inconsistent with Delaware law if the Kenneth Steiner Proposal is adopted.

•  Our stockholders have consistently shown strong support for our director nominees over the years, all of whom are (and have been) independent except for our CEO.

•  CVS Health has demonstrated a strong commitment to leading corporate governance practices and has been responsive to feedback from our stockholders on these matters.

The Company’s By-Law Provisions and Corporate Governance Guidelines Provide an Effective and Comprehensive Remedy for Director Nominees Not Receiving a Majority Vote

In February 2007, in response to stockholder feedback, CVS Health’s Board amended the Company’s By-laws to adopt a majority vote standard for the election of directors. This standard, which requires each director to receive a majority of the votes cast with respect to that director’s election, underscores CVS Health’s focus on corporate governance and provides for a greater level of accountability of directors to stockholders. Our majority voting standard places CVS Health firmly in-line with other companies. More than 90% of S&P 500 companies have adopted a form of majority voting, a position which we believe is fundamental to creating long-term value for our stockholders.

CVS Health’s By-laws go further to address the concerns raised by the Kenneth Steiner Proposal. Although Delaware law permits an incumbent director nominee who is not re-elected to the board to continue to serve as a holdover director until the director’s successor is elected, our By-Laws specifically require each incumbent director nominee to submit an irrevocable resignation in order to be nominated to the Board and, if such director nominee does not receive a majority of the votes cast in an uncontested election, the resignation becomes effective upon the Board’s acceptance. The Board, acting on the recommendation of the N&CG Committee, must decide whether to accept the resignation no later than its next regularly scheduled meeting after certification of the stockholder vote. The Board must accept the director nominee’s resignation unless the Board determines that a compelling reason exists for concluding that it is in the best interests of CVS Health for an unsuccessful director nominee to remain as a director. CVS Health’s Corporate Governance Guidelines reiterate this requirement. While this situation has never arisen, the Board believes that compelling reasons could include addressing a situation where the Board would lack a particular skill or experience if a resignation was accepted without the Board being able to consider alternatives, such as a proper recruitment of a qualified candidate. Although the Board believes that there are very limited situations where there would be a compelling reason to retain a director nominee despite the results of a stockholder vote, it also believes that it is important that it retain the discretion to enable the Board to discharge its fiduciary duty to act in the best interests of the Company and its stockholders if and when such a scenario does arise.

Implementing the Proposal Would Violate Delaware Law

As described above, CVS Health’s By-laws require incumbent director nominees to submit irrevocable resignations that the Board is required to consider and, where in the best interests of CVS Health, accept in circumstances where a director fails to receive a majority of votes cast. CVS Health’s director resignation policy does not call for an immediate removal of a director, but, rather, the Board, in the exercise of its fiduciary duties and in compliance with the Delaware General Corporation Law (the “DGCL”), is required to consider whether it is in the best interests of CVS Health to accept the resignation.

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Delaware counsel has delivered a formal legal opinion to the Company stating that CVS Health’s director resignation policy would not comply with the requirements of Delaware law if the Kenneth Steiner Proposal is implemented. The Kenneth Steiner Proposal would require “that a director who fails to obtain a majority vote in an uncontested election shall not be nominated by the Board at the next annual shareholder meeting.” This means that the Board would be prohibited from nominating such a director for re-election at the next annual meeting of stockholders, even if the Board, in its exercise of its fiduciary duties, believes that there is a compelling reason to conclude that it is in the best interests of CVS Health for such director to serve on the Board. Under the DGCL, the decision of whether to nominate a person for election or re-election to the Board is a business decision with respect to which the Board is required to exercise its fiduciary duties. The Kenneth Steiner Proposal mandates a substantive business decision on the part of the Board to not renominate any director who has failed to receive a majority of the votes cast for his or her election even where the proper application of its fiduciary duties would require it to do otherwise. Therefore, the Kenneth Steiner Proposal would require CVS Health to implement changes to its director resignation policy that violate Delaware law and expose the Company to liability.

Our Stockholders Have Consistently Shown Strong Support of Our Director Nominees

Our stockholders have consistently shown strong support for our director nominees over the years, all of whom have been independent (other than our CEO), through their annual meeting votes and during our stockholder outreach. Our annual meeting results have shown that all of our director nominees have historically received overwhelmingly positive voting support from our stockholders, averaging well over 90% support. No director in the history of the Company has failed to receive the majority of stockholder votes in favor of his or her election.

Our stockholders also have multiple meaningful channels to provide feedback on the Company’s governance practices through the Company’s robust and ongoing stockholder engagement program. During our stockholder outreach, we continue to hear positive feedback on our corporate governance programs and policies and the high quality of our Board.

Given the longstanding and continued support for our director nominees and ongoing feedback during stockholder engagement, we believe that the Kenneth Steiner Proposal is unnecessary.

CVS Health has Demonstrated a Strong Commitment to Leading Corporate Governance Practices

CVS Health is strongly committed to leading corporate governance practices and is keenly interested in the views and concerns of our stockholders. The Company has adopted many practices that further support the accountability of the Board to our stockholders, including:

•	the annual election of all directors;
•	majority voting in director elections;
•	no supermajority stockholder approval requirements;
•	separation of the roles of CEO and Chair of the Board, who is also an Independent Chair;
•	independence of our director nominees, with only our CEO being non-independent;
•	the right of stockholders to act by written consent and the right of stockholders to call special meetings; and
•	proxy access.

For these reasons, the Board believes that the Kenneth Steiner Proposal is not in the best interests of CVS Health and its stockholders.

The Board unanimously recommends a vote AGAINST the Kenneth Steiner Proposal.

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ITEM 7

Stockholder Proposal for Stockholder Right to Vote on “Excessive” Golden Parachutes

On or about November 27, 2023, the Company received the following proposal from John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. Mr. Chevedden represents that he has held at least 50 shares of the Company’s stock for at least the past three years and intends to continue to hold such amount through the date of the Company’s next annual meeting. In accordance with SEC rules, we are reprinting the proposal and supporting statement (the “John Chevedden Proposal”) in this proxy statement as they were submitted to us:

Proposal 7 - Shareholder Opportunity to Vote on Excessive Golden Parachutes

Shareholders request that the Board adopt a policy to seek shareholder approval of senior managers’ new or renewed pay package that provides for golden parachute payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. This proposal only applies to Named Executive Officers.

Golden parachute payments include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval at an annual meeting after material terms are agreed upon.

Generous performance-based pay can sometimes be justified but shareholder ratification of golden parachutes better aligns management pay with shareholder interests.

This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably high golden parachutes.

This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent or discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that extra large golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.

This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.

The topic of this proposal received between 51% and 65% support at:

FedEx

Spirit AeroSystems

Alaska Air

Fiserv

In 2023 Ms. Karen Lynch could have potentially been entitled to a $56 million golden parachute.

Please vote yes:

Shareholder Opportunity to Vote on Excessive Golden Parachutes - Proposal 7

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Statement of the Board of Directors Recommending a Vote AGAINST the John Chevedden Proposal

The Board considered the John Chevedden Proposal and the Company engaged in discussions with Mr. Chevedden, but no agreement was reached to withdraw the proposal. For the reasons described below, the Board believes that the John Chevedden Proposal is not in the best interests of the Company and its stockholders.

•  Our stockholders already have a number of opportunities to express their approval or disapproval of our post-termination compensation policies through equity compensation plan approval votes, annual say-on-pay votes and our robust, year-round stockholder outreach program, and recent feedback has been positive.

•  Our executive compensation program effectively aligns executives’ and stockholders’ interests, and we have formalized a policy that we will not to enter into any new agreements with Named Executive Officers that would provide for cash severance benefits exceeding 2.99 times the sum of their base salary plus target annual bonus opportunity without stockholder approval.

•  The John Chevedden Proposal would significantly impair our ability to attract and retain talent.

Stockholders Already Have a Number of Opportunities to Express Their Approval or Disapproval of Our Post-Termination Compensation Policies, and Recent Feedback Has Been Positive

The Board believes that the Company has responsible compensation practices, which include limited post-termination compensation for executives. Our equity compensation plan, the 2017 ICP, and its underlying provisions were approved by our stockholders with a 93% vote at our 2017 annual meeting of stockholders and an amendment to the 2017 ICP was approved by stockholders in 2020 with a 93% vote in favor. We are also seeking stockholder approval to further amend our 2017 ICP at the 2024 Annual Meeting (see “Item 4” in this proxy statement for more detail). In addition, we hold an annual say-on-pay advisory vote, giving our stockholders the ability to vote on our executive compensation program each year.

Supplementing the equity compensation plan approval votes and annual say-on-pay votes, we also have a robust year-round stockholder engagement program focused on proactive outreach on a variety of topics, including our executive compensation practices. As described under “Stockholder Outreach and Consideration of 2023 Say on Pay Vote” in this proxy statement, following our 2023 Annual Meeting of Stockholders, we conducted extensive stockholder outreach to request feedback on our executive compensation program and to discuss vote results, corporate governance, environmental and social initiatives, compensation trends, and potential executive compensation design changes. We reached out to stockholders representing approximately 50% of our outstanding common stock and engaged with stockholders representing approximately 40% of our common stock. Most stockholders did not have concerns with the structure of our executive compensation program and continued to provide positive feedback on the comprehensive changes implemented in recent years to align with our evolving business strategy and in response to their input. Importantly, on these calls, none of our stockholders raised the topic of our severance benefits practices as an area of concern.

Our Executive Compensation Program Effectively Aligns Executives’ and Stockholders’ Interests

Our executive compensation philosophy is to pay for performance over the long-term. As discussed in the Compensation Discussion and Analysis section of this proxy statement, we maintain a sound executive compensation program that is responsive to investor feedback, supports our strategic objectives and is designed to ensure that pay and performance are aligned. Our executive compensation program provides a mix of salary, annual cash incentive and long-term incentives in the form of equity awards to ensure executives’ and stockholders’ interests are aligned. The use of equity awards, which are a significant component of our compensation program, directly aligns financial rewards for our executives with stockholder interests by linking a substantial portion of compensation to the achievement of sustainable, long-term corporate performance and growth strategy and facilitating Company stock ownership.

Each of our Named Executive Officers (other than Ms. Lynch, who has an Employment Agreement) is required to sign a Change in Control Agreement (“CIC Agreement”), as discussed in detail on page 72. Each CIC Agreement and the change in control provisions in Ms. Lynch’s Employment Agreement provide for “double trigger” severance benefits to the covered executives in the event of their termination, which require that two events occur in order for severance

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to be paid—a change in control of the Company, followed by a termination of the executive’s employment under certain circumstances. The CIC Agreements and certain provisions in Ms. Lynch’s Employment Agreement also provide the Company greater flexibility to link equity awards granted to our executives to compliance with significant restrictive covenants in favor of the Company. The Board believes that these agreements help incentivize greater continuity in management following a change in control, avoid conflicts of interest that could otherwise arise when a potential change in control transaction is being considered, and serve to reduce distractions caused by the potential loss of employment and uncertainty about personal financial circumstances during a period in which CVS Health would require focused and thoughtful leadership to ensure a successful outcome. The Board also notes that none of the agreements provide for excise tax gross-ups in the event of a termination, which aligns with best practices.

As more extensively described in “Payments Under Termination Scenarios”, Ms. Lynch’s Employment Agreement provides for cash payments of two times her salary plus target bonus in the event of certain terminations; each of the CIC Agreements for the other Named Executive Officers provides for cash payments of 1.5 times their salary plus target bonus. None of the Company’s agreements provide for cash payments approaching 2.99 times salary and bonus. In addition, the Company has formally committed that it will not enter into any new employment agreement, severance agreement or separation agreement with any Section 16 officer, which would include all of our Named Executive Officers, or establish any new severance plan or policy covering any executive officer that provides for cash severance benefits exceeding 2.99 times the sum of such executive officer’s base salary plus target annual bonus opportunity, without seeking stockholder ratification of such an agreement.1

The John Chevedden Proposal Would Significantly Impair Our Ability to Attract and Retain Talent

We compete for talent with other large companies in and outside of our industry. We rely on a competitive compensation program, and in particular equity awards and carefully designed severance benefits, to motivate and retain our executives. The Board believes these benefits are necessary for the Company to remain competitive in attracting and retaining highly qualified individuals upon whom, in large measure, the Company’s long-term growth and success depend.

The John Chevedden Proposal could require stockholder approval to allow executives to realize the full value of their severance benefits. This would be likely to have an adverse effect on the Company’s ability to attract and retain key talent, as a significant portion of an executive’s compensation may be contingent on stockholder approval and remain uncertain until a stockholder vote could be held. We believe that our MP&D Committee, which is composed entirely of independent directors, is in the best position to design and implement executive compensation plans and policies that are aligned with the interests of our stockholders. To do that, the MP&D Committee must have the flexibility and discretion to structure an effective and competitive executive compensation program, taking into account market practices, market competitiveness and the Company’s strategic, operational and financial goals. The John Chevedden Proposal would unduly limit the MP&D Committee’s ability to exercise their judgment and effectively structure our executive compensation program.

In addition, the John Chevedden Proposal would create expensive and impractical obstacles to the Company’s recruiting efforts by requiring the Company to call a special meeting of stockholders in order to finalize a severance agreement that includes payments in excess of an arbitrarily set amount (including the value of equity, which our executives typically hold while they are employed by the Company). Because the timing of stockholder meetings is unlikely to coincide with the Company’s negotiations with executive candidates, the John Chevedden Proposal would require the Company to either call a special meeting or wait until the next annual meeting in order to finalize critical compensatory terms with executive candidates. This could significantly hinder our recruiting efforts and our competitiveness in the labor market, in addition to requiring significant time and costs in connection with calling, organizing and holding special meetings.

For these reasons, the Board believes that the John Chevedden Proposal is not in the best interests of CVS Health and its stockholders.

The Board unanimously recommends a vote AGAINST the John Chevedden Proposal.

[1]	See the full policy at https://www.cvshealth.com/impact/esg-reports/resource-library.html.

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ITEM 8

Stockholder Proposal Requesting a Policy Requiring Our Directors to Disclose Their Expected Allocation of Hours Among All Formal Commitments

On or about December 7, 2023, the Company received the following proposal from the National Center for Public Policy Research (“NCPPR”), 2005 Massachusetts Ave. NW, Washington, DC 20036. NCPPR represents that it has held at least $2,000 worth of the Company’s stock for at least the past three years and intends to continue to hold such amount through the date of the Company’s next annual meeting. In accordance with SEC rules, we are reprinting the proposal and supporting statement (the “NCPPR Proposal”) in this proxy statement as they were submitted to us:

Board of Directors Accountability and Transparency Amendment

RESOLVED

Shareholders request the Board of Directors to adopt a policy, and amend the bylaws if and as necessary, requiring Company directors to disclose their expected allocation of hours among all formal commitments set forth in the director’s official bio. Allocation may be on a weekly, monthly, or annual basis. This policy would be phased in for the next election of directors in 2025.

SUPPORTING STATEMENT

Overboarding is an issue specifically addressed by proxy advisors Independent [sic] Shareholder Services and Glass Lewis, as well as asset managers BlackRock, Vanguard, and State Street, with none of them recommending more than six board commitments per director.[1] Relatedly, it has been found that “companies with overboarded directors performed worse compared to companies with no overboarded directors.”[2] In addition, the oversight duties of directors continue to require significant attention, with a McKinsey interview asserting that even as far back as 2014, “if a potential director can’t put in 300 to 350 hours a year, she shouldn’t take the job.”[3] Meanwhile, potential liability for failures of oversight are significant, with relevant litigation from a few years ago related to Boeing including “US$20 billion in non-litigation costs and more than US$2.5 billion in litigation costs.”[4]

Meanwhile, a review of CVS’ s director bios reveals multiple cases of formal commitments equaling or exceeding five, with at least two apparently as high as nine.[5] While it is certainly true that not all, or even most, of these competing commitments involve service as a director on other corporate boards (though many do), the commitments must nonetheless be assumed to be material or else their inclusion in the bios would be potentially misleading.

A related article provides an example of the type of material information this proposal seeks. It involves the case of an individual sitting on four boards in addition to serving as a CEO (at least two of CVS’s directors are also CEOs with eight other commitments). Based on various reasonable assumptions, the article concludes that such an individual “should apparently be working 90.5 hours per week or 13 hours per day Monday thru Sunday.”[6] The article goes on to ask:

[S]hould shareholders really have to perform back-of-the-envelope calculations ... to determine whether their directors are reasonably likely to be devoting appropriate time to a job that is supposedly at the heart of a corporation’s governance and for which the director is being well-compensated (it has been reported that the average 2022 compensation for an S&P 500 director was $316,091)?[7]

By adopting this proposal, the Company can provide material information that shareholders should not have to, and may not be able to, ferret out themselves. Specifically, the Company can allow shareholders to make fully informed decisions regarding the ability of the Company’s directors to devote sufficient time to their important duties.

[1] https://corpgov.law.harvard.edu/2023/09/25/2023-corporate-governance-developments/

[2]  https://corpgov.law.harvard.edu/2019/08/05/director-overboarding-global-trends-definitions-and-impact/

[3]  https://www.mckinsey.com/capabilities/strategy-and-corporate-finance/our-insights/are-you-getting-all-you-can-from-your-board-of-directors/

[4]  https://www.klgates.com/Approval-of-US2375-Million-Settlement-in-Boeing-Derivative-Action-Demonstrates-lmpact-of-Section-220-Demand-in-ESG-Litigation-3-23-2022

[5]  https://investors.cvshealth.com/investors/corporate-governance/board-of-directors/

[6]  https://www.newsmax.com/finance/streettalk/woke-capitalism-board-directors/2023/08/24/id/1131957/

7  Id.

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Statement of the Board of Directors Recommending a Vote AGAINST the NCPPR Proposal

CVS Health is strongly committed to good governance practices and is keenly interested in the views and concerns of our stockholders. The Board considered the NCPPR Proposal and the Company engaged in discussions with representatives of the NCPPR, but no agreement was reached to withdraw the proposal. For the reasons described below, the Board strongly believes that the proposal is not in the best interests of the Company and its stockholders.

•  Our Corporate Governance Guidelines provide appropriate parameters for our directors’ outside commitments, which are in line with the expectations of our stockholders.

•  CVS Health and its stockholders benefit from the experience and perspective gained through our directors’ outside commitments.

•  Our existing strong corporate governance policies and practices promote director accountability.

•  Our stockholders have historically shown very strong support for our director nominees.

•  The NCPPR Proposal would have a detrimental impact on the Board’s recruitment and retention efforts.

Our Corporate Governance Guidelines Provide Appropriate Parameters For Outside Commitments

Our Board has implemented Corporate Governance Guidelines that contain measures designed to ensure that directors will devote the necessary time, energy and skills to effectively carry out their duties and responsibilities. Specifically, our Corporate Governance Guidelines, available on our website at https://investors.cvshealth.com/investors/corporate-governance/guidelines/default.aspx, contain the following provisions relating to simultaneous service by directors on other public or private company boards or public company audit committees:

•	Every director must notify the Independent Chair of the Board and the Chair of the Nominating and Corporate Governance (“N&CG”) Committee before accepting any invitation to serve on another public or private company board and/or another public company’s audit committee.
•	The N&CG Committee’s approval is required for public company board or audit committee memberships, as well as for directorships for private companies that may compete with CVS Health or may generate revenue from operations in the same or similar business lines as CVS Health.
•	The N&CG Committee is responsible for evaluating the appropriateness of the new directorship or audit committee membership, the continued appropriateness of the CVS Health Board and/or committee membership, taking into account the new role and for making a recommendation to the Board as to any action to be taken.
•	The Board generally considers service on the board of directors of a total of four public companies, including the Company’s Board, as the maximum number of public company directorships for directors. The Board will consider service on private company boards on a case-by-case basis, since the workload and responsibilities of such boards vary widely.

The requirements outlined in our Corporate Governance Guidelines are designed to strike a balance of providing us with a Board composed of members who have the important and necessary attributes, skills and experience to oversee CVS Health, and are able to dedicate the necessary time and energy to fulfilling this critical role.

Currently, none of our directors serve on more than two additional public company boards. Several directors also serve on the boards of private companies, non-profits, associations or academic institutions, and a number are employed as executive officers of public or private companies. Our Board has affirmatively determined that, in each case, the workload and responsibilities of such appointments are compatible with fulfilling the director’s duties and responsibilities to the Board of CVS Health. In fact, the attendance of our director nominees at Board and committee meetings exceeded 98% in 2023. Our directors’ outside commitments are also in line with the guidelines of leading proxy advisory firms and asset managers, which allow for service on a maximum of four to five public company boards in total for a director who does not serve as an executive officer of a public company, and two to three public company boards in total for a director who is currently an executive officer of a public company. We also note that the NCPPR Proposal states that our directors have as many as nine formal commitments and that “at least two of CVS’s directors are also CEOs with eight other commitments,” which we believe is plainly inaccurate (see “Biographies of our Incumbent Board Nominees” in this proxy statement).

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We and Our Stockholders Benefit from the Experience and Perspective Gained through Our Directors’ Outside Commitments

The Board believes that CVS Health and its stockholders have benefitted, and will continue to benefit, from the diversity of experience, knowledge and perspectives gained through our directors’ outside commitments. Outside commitments, such as service as executives or on other boards and involvement with industry associations, non-profits and academic institutions, provide our directors with meaningful experience and insights that they draw upon when serving on our Board and on which our management team relies to provide important industry and market knowledge. The Board believes that evaluation of multiple board commitments on an individual basis, with flexible guidelines that are thoughtfully applied with attention to specific situations, has helped it to produce a balance of directors who have the time and commitment, as well as the necessary experience and capabilities, to effectively serve the interests of our stockholders.

The Board expects individual directors to allot sufficient time and attention to Company matters, use their judgment and consider all of their commitments when accepting outside roles, and recognizes that directors may vary in terms of the time and ability to maintain the focus and commitment expected for our Board while taking on outside commitments. The Board believes that its policy strikes the right balance by allowing for the depth and breadth of experience gained through outside commitments and the time needed for engaged board service. Each of CVS Health’s directors has consistently devoted the necessary time and energy to provide valuable guidance to CVS Health.

Our Existing Corporate Governance Policies and Practices Promote Director Accountability

In accordance with our Corporate Governance Guidelines and the N&CG Committee Charter, any director standing for re-election undergoes a rigorous annual performance evaluation process that assesses their qualities, performance and professional responsibilities, as detailed in the “Board Evaluation Process” section of this proxy statement. During the annual re-nomination process, the N&CG Committee considers a number of factors, including meeting attendance, individual contributions at meetings, the commitment levels and time demands of outside activities, peer review feedback from one-on-one meetings held by our Independent Chair with directors throughout the year and the results of our annual Board, committee and individual director evaluation. Those results are discussed by each committee and our Board as a whole. Our N&CG Committee confirms that all of our directors standing for re-election comply with our outside board commitment policy. In addition, when considering prospective directors, a key component of the Board’s assessment process includes an in-depth inquiry as to whether an individual has sufficient capacity to be an engaged and productive member of our Board.

All director nominees meet our standards for service on the Board. We believe that this rigorous director evaluation process serves to ensure director fitness, commitment and accountability, and that the granular disclosure called for by the NCPPR Proposal would not add value to an evaluation of director performance.

Our Stockholders Have Shown Strong Support for Our Director Nominees

CVS Health’s stockholders have a long history of electing strong and independent boards. We note that in the past four years, every director nominee has received an affirmative vote greater than 85% of all votes cast at our annual meetings, with an aggregate average of over 97%. Our Board is committed to leading governance practices and CVS Health is always open to stockholder input regarding potential directors and governance. We understand that the topic of director time commitments has increased in importance to our stockholders in recent years, as they have sought to ensure that directors have sufficient capacity to effectively oversee the companies where they serve. During our regular investor outreach, we have not heard any concerns whatsoever regarding the outside commitments of any of our director nominees.

The NCPPR Proposal Would Have a Detrimental Impact on the Board’s Recruitment and Retention Efforts

The NCPPR Proposal would severely hinder our ability to recruit and retain the best director candidates to serve the interests of our Company and our stockholders. The requirement to disclose expected allocation of hours among formal commitments is unheard of among peer companies, burdensome for directors, and unnecessarily intrusive with respect to our directors’ affairs while providing little benefit to the Company and our stockholders, especially given the Company’s existing policies and practices for ensuring director accountability and fitness. As we compete for talented director candidates with other large companies in both our industry and others, we believe adopting the NCPPR Proposal would have an immediate adverse effect on our ability to attract and retain talented directors.

For these reasons, the Board believes that the NCPPR Proposal is not in the best interests of CVS Health and its stockholders.

The Board unanimously recommends a vote AGAINST the NCPPR Proposal.

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Ownership of and Trading in Our Stock

Executive Officer and Director Stock Ownership Requirements

CVS Health has long been mindful of the importance of equity ownership by directors and executive management as an effective link to stockholders and, as such, the Board maintains stock ownership guidelines for all directors, as well as for the officers serving on the Company’s ELT and all corporate-level executive vice presidents and senior vice presidents. Persons subject to the guidelines must achieve compliance with the applicable ownership requirements within five years of becoming subject to the requirements. Our Named Executive Officers, who appear in the SCT beginning on page 79, must maintain ownership levels as set forth in the table below. Shares included in the calculation to assess compliance with the guidelines include shares owned outright, unvested RSUs, shares held in the Deferred Stock Compensation Plan and shares purchased through our Employee Stock Purchase Plan. Unexercised stock options and unearned PSUs do not count toward satisfying the guidelines. The Board believes that these requirements emphasize the importance of equity ownership for the Board and executive management, which in turn reinforces alignment with stockholder interests. To further reinforce this commitment, the Board annually reviews this policy and compliance by directors and executives.

Executive Name	Multiple of Salary Required	In Compliance
Karen S. Lynch	7x	Yes
Thomas F. Cowhey	4x	Yes
Samrat S. Khichi	4x	Yes
Tilak Mandadi	4x	Yes
Prem S. Shah	4x	Yes
Shawn M. Guertin	4x	Yes

All non-employee directors must own a minimum of 10,000 shares of CVS Health common stock, which has a value of $775,700 based on the March 18, 2024 closing price of our common stock of $77.57 or approximately 9.25 times the amount of the annual cash retainer ($83,750). Directors must attain this minimum ownership level within five years of being elected to the Board and must retain this minimum ownership level for at least six months after leaving the Board. The current level of stock pay in the director’s mix of annual compensation is intended to facilitate the directors’ ability to meet the ownership level within this timeframe. Each of our directors has timely attained the minimum ownership level, and Dr. Balser and Messrs. Kirby and Mahoney are on track to meet this requirement.

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Share Ownership of Directors and Certain Executive Officers

The following table shows the shares of our common stock beneficially owned, as of March 18, 2024, of each director, each Named Executive Officer appearing in the SCT and all directors and executive officers as a group, based on information provided by these individuals. Each individual beneficially owns less than 1% of our common stock and, except as described in the footnotes to the table, each person has sole investment and voting power over the shares. None of the shares listed below has been pledged as collateral.

	Amount and Nature of Beneficial Ownership
Name	Common Stock		Percent of Common Stock	Rights to Acquire Beneficial Ownership of Shares		Total
Fernando Aguirre	32,844	(1)	*	0		32,844
Jeffrey R. Balser, M.D., Ph.D.	5,093		*	0		5,093
C. David Brown II	119,120		*	79,190	(9)	198,310
Thomas F. Cowhey	28,631		*	23,109	(10)	51,740
Alecia A. DeCoudreaux	2,970		*	29,462	(11)	32,432
Nancy-Ann M. DeParle	29,524		*	3,511	(11)	33,035
Roger N. Farah	4,124		*	29,906	(11)	34,030
Anne M. Finucane	32,430	(2)	*	7,475	(12)	39,905
Shawn M. Guertin	9,260		*	197,872	(13)	207,132
Samrat S. Khichi	9,750		*	16,701	(14)	26,451
J. Scott Kirby	2,721		*	0		2,721
Edward J. Ludwig	31,709	(3)	*	14,653	(15)	46,362
Karen S. Lynch	431,392	(4)	*	1,192,423	(16)	1,623,815
Tilak Mandadi	20,229		*	24,124	(17)	44,353
Michael F. Mahoney	2,202	(5)	*	0		2,202
Jean-Pierre Millon	107,703	(6)	*	0		107,703
Mary L. Schapiro	11,844		*	17,894	(18)	29,738
Prem S. Shah	34,661	(7)	*	152,469	(19)	187,131
All directors, executive officers and former executive officers as a group (23 persons)	998,271	(8)	*	1,988,298	(20)	2,986,569
*	Less than 1%.
(1)	Includes 668 shares held by Mr. Aguirre’s spouse and adult children as to which Mr. Aguirre disclaims beneficial ownership.
(2)	Includes 25,198 shares held in a revocable trust of which Ms. Finucane and her spouse are co-trustees.
(3)	Includes 11,079 shares held in a revocable trust of which Mr. Ludwig is sole trustee.
(4)	Includes 416,654 shares held in a revocable trust and 14,738 shares held in a charitable remainder unitrust. Ms. Lynch is the sole trustee of both trusts.
(5)	Includes 175 shares held in trusts for the benefit of Mr. Mahoney and his spouse of which he and his spouse are co-trustees; and 210 shares held in trusts for the benefit of Mr. Mahoney’s children, as to which Mr. Mahoney disclaims beneficial ownership.
(6)	Consists of 107,703 shares held in a family trust of which Mr. Millon and his spouse are co-trustees.
(7)	Includes 4,789 shares held through the 401(k) Plan by Mr. Shah.
(8)	Directors and executive officers as a group have sole voting and investment power over 417,057 shares, shared voting and investment power with respect to 580,336 shares (including 4,789 shares held through the 401(k) Plan by Mr. Shah), and disclaim beneficial ownership of 878 shares.
(9)	Consists of 71,766 deferred stock units resulting from shares constituting deferred non-employee director compensation, which do not have current voting rights (“Deferred Director Units”) and are distributable in a lump sum on the date Mr. Brown retires or resigns and 7,424 Deferred Director Units that are distributable in installments beginning on the date Mr. Brown retires or resigns.
(10)	Includes 18,744 shares that Mr. Cowhey has the right to acquire currently or within 60 days of March 18, 2024, upon the exercise of options and 4,365 RSUs that will vest on April 1, 2024.
(11)	Consists of Deferred Director Units that are distributable in a lump sum on the date the director retires or resigns.
(12)	Consists of 4,178 Deferred Director Units that are distributable in a lump sum on the date Ms. Finucane retires or resigns and 3,298 Deferred Director Units that are distributable in installments beginning on the date Ms. Finucane retires or resigns.
(13)	Includes 137,868 shares that Mr. Guertin has the right to acquire currently or within 60 days of March 18, 2024, upon the exercise of options and 60,004 PSUs that will vest on April 1, 2024.

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(14)	Includes 16,701 shares that Mr. Khichi has the right to acquire currently or within 60 days of March 18, 2024, upon the exercise of options.
(15)	Consists of 7,036 Deferred Director Units that are distributable in a lump sum on the date Mr. Ludwig retires or resigns and 7,617 Deferred Director Units that are distributable in installments beginning on the date Mr. Ludwig retires or resigns.
(16)	Also includes 1,055,783 shares that Ms. Lynch has the right to acquire currently or within 60 days of March 18, 2024, upon the exercise of options and SARs and 136,640 PSUs that will vest on April 1, 2024.
(17)	Includes 24,124 shares that Mr. Mandadi has the right to acquire currently or within 60 days of March 18, 2024, upon the exercise of options.
(18)	Consists of 15,072 Deferred Director Units that are distributable in a lump sum on the date Ms. Schapiro retires or resigns and 2,822 Deferred Director Units that are distributable in installments beginning on the date Ms. Schapiro retires or resigns.
(19)	Includes 135,806 shares that Mr. Shah has the right to acquire currently or within 60 days of March 18, 2024, upon the exercise of options or upon settlement of RSUs that will vest and settle within 60 days of March 18, 2024, 3,350 Deferred Officer Units; and 13,313 PSUs that will vest on April 1, 2024.
(20)	Includes 1,571,704 shares that executive officers have the right to acquire currently or within 60 days of March 18, 2024, upon the exercise of options or SARs or upon settlement of RSUs that will vest and settle within 60 days of March 18, 2024; 3,350 Deferred Officer Units; 182,092 Deferred Director Units; and 231,152 PSUs that vest on April 1, 2024.

Share Ownership of Principal Stockholders

We have been notified by the entities in the following table that each is the beneficial owner (as defined by the rules of the SEC) of more than five percent of CVS Health’s outstanding common stock as of December 31, 2023. According to the most recent Schedule 13G filed by each of these beneficial owners with the SEC, these shares were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing control over us.

Title of Class	Name and Address of Beneficial Owner	No. of Shares Beneficially Owned		Percent of Class Owned
Common Stock	BlackRock, Inc.(1) 50 Hudson Yards New York, NY 10001	87,020,610	(1)	6.80%	(1)
Common Stock	The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	117,681,195	(2)	9.14%	(2)
(1)	Information based on a Schedule 13G/A filed January 26, 2024. BlackRock, Inc. (“BlackRock”) is the parent holding company of a number of subsidiaries that hold CVS Health common stock for the benefit of various investors. BlackRock and/or its subsidiaries have sole voting power with respect to 78,025,316 of these shares, sole dispositive power with respect to all of these shares, and no shared voting or dispositive power with respect to these shares.
(2)	Information based on a Schedule 13G/A filed February 13, 2024. The Vanguard Group, Inc. (“Vanguard”), directly or through its subsidiaries, holds CVS Health common stock for the benefit of various investors. Vanguard and/or its subsidiaries have sole voting power with respect to none of these shares, shared voting power with respect to 1,662,275 of these shares, sole dispositive power with respect to 111,954,367 of these shares and shared dispositive power with respect to 5,726,828 of these shares.

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Other Information

Information About the Annual Meeting and Voting

The Board of Directors of CVS Health is soliciting your proxy to vote at our Annual Meeting of Stockholders on May 16, 2024 (or at any adjournment of the meeting, referred to as the Annual Meeting). This proxy statement summarizes the information you need to know to vote at the Annual Meeting.

Our proxy statement and proxy card are being mailed or transmitted to stockholders entitled to vote at the Annual Meeting beginning on or about April 5, 2024.

Date, Time and Place of the Annual Meeting

Date and Time May 16, 2024 8:00 a.m., Eastern Time	The Annual Meeting will be held entirely online via live audio webcast, to allow our stockholders to more easily participate regardless of their geographic location. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders.
Place The Annual Meeting will be held exclusively online at www. virtualshareholdermeeting.com/ CVS2024	If you are a registered stockholder or beneficial owner of common stock holding shares at the close of business on March 18, 2024 (the record date), you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CVS2024 (the “Annual Meeting website”) and logging in by entering the 16-digit control number found on your proxy card, Notice of Internet Availability, or voter instruction form, as applicable.
You are entitled to vote at the Annual Meeting and at any adjournment thereof if you were a holder of the Company’s common stock as of the close of business on March 18, 2024.

You may log into the virtual Annual Meeting beginning at 7:45 a.m., Eastern Time on May 16, 2024 and the Annual Meeting will begin promptly at 8:00 a.m., Eastern Time. If you experience any technical   difficulties during the meeting, a toll-free number will be available on the Annual Meeting website for assistance.

As always, we strongly encourage you to vote your shares prior to the Annual Meeting.

Shares Entitled to Vote

Stockholders entitled to vote are those who owned CVS Health common stock at the close of business on the record date, which is March 18, 2024. As of the record date, there were 1,260,480,127 shares of common stock outstanding. Each share of CVS Health common stock that you own entitles you to one vote.

The Bank of New York Mellon presently holds shares of common stock as Trustee under the 401(k) Plan. Each participant in the 401(k) Plan instructs the Trustee of the 401(k) Plan how to vote his or her shares. As to shares with respect to which the Trustee receive no timely voting instructions, the Trustee votes these shares in the same proportion as it votes all the shares as to which it has received timely voting instructions. The results of the voting will be held in strict confidence by the Trustee. Please note that the cut-off date by which participants of the 401(k) Plan must submit their vote to the tabulator in order to be counted is 11:59 p.m. Eastern Time on Monday, May 13, 2024.

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Types of Ownership of Our Stock

If your shares are registered in your name with CVS Health’s transfer agent, EQ Shareowner Services, you are the “stockholder of record” of those shares. This proxy statement and any accompanying materials have been provided directly to you by CVS Health.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this proxy statement and any accompanying documents have been provided to you by your broker, bank or other holder of record, which is your “nominee.” As the beneficial owner, you have the right to direct your nominee how to vote your shares by using the voting instruction card provided by your nominee or by following the nominee’s instructions for voting by telephone or on the Internet.

Voting

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Stockholders of record may vote by calling a toll-free telephone number, by using the Internet or by mailing your signed proxy card in the postage-paid envelope provided. If you vote by telephone or the Internet, you do NOT need to return your proxy card. Returning the proxy card by mail or voting by telephone or Internet will not affect your right to attend the Annual Meeting and change your vote, if desired.

If you are a beneficial owner, you will receive instructions from your nominee that you must follow in order for your shares to be voted. Many of the institutions that act as nominees offer telephone and Internet voting.

The enclosed proxy card indicates the number of shares that you owned as of the record date.

Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us in time to vote, or vote by telephone or the Internet, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares in accordance with the Board’s recommendations.

The Board of Directors and the Company’s management have not received notice of, and are not aware of, any business to come before the Annual Meeting other than the agenda items referred to in this proxy statement.

Revoking Your Proxy Card

If you are a stockholder of record, you may revoke your proxy card by:

•	sending in another signed proxy card with a later date;
•	providing subsequent telephone or Internet voting instructions;
•	notifying our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy card; or
•	voting during the virtual Annual Meeting by following the instructions available on the Annual Meeting website.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your nominee.

Virtual Annual Meeting Rules of Conduct

1.	All stockholders must enter the virtual Annual Meeting room through the Annual Meeting website, using their 16-digit control number found on their proxy card or voting information form. To log in, follow the instructions on the Annual Meeting website. If you have trouble logging in or need assistance, please call Broadridge at 844-986-0822 (US) or 303-562-9302 (International).
2.	Recording of the Annual Meeting is strictly prohibited. All webcast lines will be muted upon entering the virtual Annual Meeting.
3.	A webcast playback will be available 24 hours following the completion of the Annual Meeting on the Annual Meeting website.
4.	Only stockholders of record on the record date for the Annual Meeting, March 18, 2024, or their proxy holders, are permitted to attend, vote or submit questions in the virtual Annual Meeting.

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5.	In order to use the time of all attendees as effectively as possible, we will address the official business of the Annual Meeting first, strictly following the agenda which will be posted on the Annual Meeting website. There will be a brief business presentation and a question and answer period following the official business portion of the Annual Meeting.
6.	Stockholders will be able to vote during the Annual Meeting by clicking on the “Vote Now” button on the Annual Meeting website. If you have voted your shares prior to the start of the Annual Meeting, your vote will have been received prior to the Annual Meeting by the Company’s Inspector of Elections and there will be no need to vote those shares during the Annual Meeting, unless you wish to revoke or change your vote.
7.	Questions or comments may be submitted using the “Ask a Question” area of the Annual Meeting website, during either the official business portion of the Annual Meeting, or during the business presentation and question and answer period following the official business portion of the Annual Meeting. In order for the Company to address as many stockholders as possible, we ask that questions or comments be limited to a maximum of two per stockholder. Please ensure that questions are concise and cover only one topic per question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.
8.	The time allotted to address questions or comments from stockholders during the Annual Meeting is limited. While the Company will address as many as possible questions during this time, questions pertinent to matters in the Annual Meeting agenda that are not answered during the Annual Meeting will be addressed as soon as practical after the Annual Meeting either by, depending upon the subject matter and relevance, engagement or written response posted to the Company’s Investor Relations website at www.investors.cvshealth.com.
9.	The views and concerns of all stockholders are welcome; however, the business purpose of the Annual Meeting will be strictly observed, and the Chair or the Secretary may rule that certain questions or comments are out of order, including: questions that are not related to the business at hand; questions that are not relevant to the business of the Company; questions relating to pending or threatened litigation; and comments or questions that are derogatory in nature, or related to personal matters or personal grievances.

Proxy Solicitation

We are soliciting this proxy on behalf of our Board of Directors and will bear the solicitation expenses. We are making this solicitation by mail, but we may also solicit by telephone or e-mail. We have hired Okapi Partners LLC, 1212 Avenue of the Americas, 17th Floor, New York, NY 10036, for a fee of $30,000, plus out-of-pocket expenses, to provide customary assistance to us in the solicitation. We will reimburse banks, brokerage houses and other institutions, nominees and fiduciaries, if they so request, for their expenses in forwarding proxy materials to beneficial owners.

Householding

Under SEC rules, a single annual report and proxy statement or Notice of Internet Availability may be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive, conserves natural resources and reduces mailing and printing expenses for the Company. Nominees with accountholders who are stockholders may be householding our proxy materials. As indicated in the notice previously provided by these nominees to our stockholders, a single annual report and proxy statement or Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement or Notice of Internet Availability, please notify your nominee so that separate copies may be delivered to you. Beneficial owners who currently receive multiple copies of the annual report and proxy statement at their address who would prefer that their communications be householded should contact their nominee. Stockholders of record who currently receive multiple copies of the annual report and proxy statement or Notice of Internet Availability at their address and would prefer that their communications be householded, or stockholders of record who are currently participating in householding and would prefer to receive separate copies of our proxy materials, should contact our transfer agent, EQ Shareowner Services, by writing to P.O. Box 64874, St. Paul, MN 55164-0874; by calling toll-free, 877-287-7526; or by e-mailing to stocktransfer@eq-US.com.

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Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the Annual Meeting of holders of shares representing a majority of the shares entitled to vote constitutes a quorum. Abstentions and broker “non-votes” are counted as present for purposes of establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Vote Necessary to Approve Proposals

Item 1: Election of Directors

Each director is elected by a majority of the votes cast with respect to that director’s election (at a meeting for the election of directors at which a quorum is present) by the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote.

A “majority of votes cast” means that the number of votes “for” a director’s election must exceed 50% of the votes cast with respect to that director’s election. Votes “against” a director’s election will count as votes cast, but “abstentions” and “broker non-votes” will not count as votes cast with respect to that director’s election and will have no effect.

All other Items	For Items 2, 3, 4, 5, 6, 7 and 8, approval is by affirmative vote (at a meeting at which a quorum is present) of a majority of the votes represented by the shares of common stock present at the meeting in person or by proxy and entitled to vote. Abstentions are counted as shares present or represented and voting and have the effect of a vote against. Broker non-votes are not counted as shares present or represented and voting and have no effect on the vote.

Broker Voting

Under NYSE rules, if the record holder of your shares (usually a nominee) holds your shares in its name, your nominee is permitted to vote your shares on Item 2, Ratification of the Appointment of Our Independent Registered Public Accounting Firm, in its discretion, even if it does not receive voting instructions from you. On all other Items, your nominee is not permitted to vote your shares without your instructions and uninstructed shares are considered broker non-votes.

Stockholder Proposals and Other Business for Our Annual Meeting in 2025

If you want to submit a proposal for possible inclusion in our proxy statement for the 2025 Annual Meeting of Stockholders, you must ensure your proposal is received by us on or before Friday, December 6, 2024 and is otherwise in compliance with SEC rules.

Under our proxy access by-law, if a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements set forth in CVS Health’s By-laws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our proxy statement for the 2025 Annual Meeting of Stockholders, the nominations must be received by our Corporate Secretary and must arrive at the Company in a timely manner, between 120 and 150 days prior to the anniversary of the date our proxy statement was first sent to stockholders in connection with our last annual meeting, which would be no earlier than Wednesday, November 6, 2024 and no later than Friday, December 6, 2024.

In addition, if a stockholder would like to present business at an annual meeting of stockholders that is not to be included in our proxy statement, the stockholder must provide the Company with the notice and other information as required in its By-laws. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must also provide the Company with the notice and other information required by our By-laws and the universal proxy rules. Such notice, including all information required by our By-laws and the universal proxy rules, must be addressed to our Corporate Secretary and must arrive at the Company in a timely manner, between 90 and 120 days prior to the anniversary of our last annual meeting by 5:00 p.m., Eastern Time, which would be no earlier than Thursday, January 16, 2025 and no later than Friday, February 14, 2025 (since Saturday, February 15, 2025 is not a business day, the notice must be received no later than 5:00 p.m., Eastern Time on the immediately preceding business day).

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Other Matters

We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is presented, your proxy will vote on the matter in his or her best judgment.

Website addresses, hyperlinks and QR codes are included for reference only. The information contained on websites referred to and/or linked to in this proxy statement (other than CVS Health’s website to the extent specifically referred to herein as required by the SEC’s rules) is not part of this proxy solicitation and is not incorporated by reference into this proxy statement or any other proxy materials. References to competitors and other companies throughout this proxy statement are for illustrative or comparison purposes only and do not indicate that these companies are CVS Health’s only competitors or are CVS Health’s closest competitors.

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Annex A

Reconciliation of Certain Amounts to the Most Directly Comparable GAAP Measure

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures the Company discloses that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

The MP&D Committee has elected to use Management Incentive Plan (“MIP”) Adjusted Operating Income and Performance Stock Unit Adjusted Earnings Per Share (“PSU Adjusted EPS”), which are non-GAAP financial measures, in connection with assessing and making determinations related to executive compensation matters. The MP&D Committee carefully selected these performance metrics taking into account feedback from our stockholder engagement efforts, and sets goals based on available information. These non-GAAP financial measures include adjustments, which are reviewed by the MP&D Committee, to the most comparable GAAP financial measures to exclude the impact of certain items when these items are not reflective of the Company’s underlying business performance.

Adjusted EPS

Adjusted EPS is calculated by dividing adjusted income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. The Company defines adjusted income attributable to CVS Health as net income attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, restructuring charges, office real estate optimization charges, losses on assets held for sale, opioid litigation charges, gains/losses on divestitures as well as the corresponding income tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health. Effective January 1, 2023, the Company’s non-GAAP financial measures also exclude the impact of net realized capital gains or losses. Prior period financial information presented below reflects both the financial results revised to conform with current presentation, as well as the financial results as previously reported.

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The following are reconciliations of net income attributable to CVS Health to adjusted income attributable to CVS Health and calculations of GAAP diluted EPS and Adjusted EPS for the years ended December 31, 2023 and 2022:

	Year Ended December 31, 2023		Year Ended December 31, 2022(13) (revised)		Year Ended December 31, 2022 (as previously reported)
In millions, except for per share amounts	Total Company	Per Common Share	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$8,344	$6.47	$4,311	$3.26	$4,149	$3.14
Non-GAAP adjustments:
Amortization of intangible assets(1) (13)	1,905	1.48	1,785	1.35	1,808	1.37
Net realized capital losses(2)(13)	497	0.38	320	0.24	—	—
Acquisition-related transaction and integration costs(3)	487	0.38	—	—	—	—
Restructuring charges(4)	507	0.39	—	—	—	—
Office real estate optimization charges(5)	46	0.04	117	0.09	117	0.09
Loss on assets held for sale(6)	349	0.27	2,533	1.91	2,533	1.91
Opioid litigation charges(7)	—	—	5,803	4.39	5,803	4.39
Gain on divestiture of subsidiaries(8)	—	—	(475)	(0.36)	(475)	(0.36)
Tax impact of non-GAAP adjustments(9)	(863)	(0.67)	(2,453)	(1.85)	(2,436)	(1.85)
Adjusted income attributable to CVS Health	$11,272	$8.74	$11,941	$9.03	$11,499	$8.69
Weighted average diluted shares outstanding		1,290		1,323		1,323

Adjusted Operating Income

The Company’s segments maintain separate financial information, and the Company’s chief operating decision maker (the “CODM”) evaluates the segments’ operating results on a regular basis in deciding how to allocate resources among the segments and in assessing segment performance. The CODM evaluates the performance of the Company’s segments based on adjusted operating income, which is defined as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, restructuring charges, office real estate optimization charges, losses on assets held for sale, opioid litigation charges and gains/losses on divestitures. Effective January 1, 2023, the Company’s non-GAAP financial measures also exclude the impact of net realized capital gains or losses. Prior period financial information presented below reflects both the financial results revised to conform with current presentation, as well as the financial results previously as reported. The Company uses adjusted operating income as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying business performance and trends. The consolidated measure is not determined in accordance with GAAP and should not be considered a substitute for, or superior to, the most directly comparable GAAP measure, consolidated operating income. The following is a reconciliation of consolidated operating income to adjusted operating income for the years ended December 31, 2023 and 2022:

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In millions	Year Ended December 31, 2023	Year Ended December 31, 2022(13) (revised)	Year Ended December 31, 2022 (as previously reported)
Operating income (GAAP measure)	$13,743	$7,954	$7,746
Amortization of intangible assets(1) (13)	1,905	1,785	1,808
Net realized capital losses(2) (13)	497	320	—
Acquisition-related transaction and integration costs(3)	487	—	—
Restructuring charges(4)	507	—	—
Office real estate optimization charges(5)	46	117	117
Loss on assets held for sale(6)	349	2,533	2,533
Opioid litigation charges(7)	—	5,803	5,803
Gain on divestiture of subsidiaries(8)	—	(475)	(475)
Adjusted operating income	$17,534	$18,037	$17,532

MIP Adjusted Operating Income

The Company uses MIP Adjusted Operating Income as a measure in the MIP. The Company defines MIP Adjusted Operating Income as operating income (GAAP measure) excluding the impact of amortization of intangible assets and net realized capital gains or losses, and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, restructuring charges, office real estate optimization charges, losses on assets held for sale and net operating results associated with acquired businesses. The following is a reconciliation of consolidated operating income to MIP Adjusted Operating Income for the year ended December 31, 2023:

In millions	Year Ended December 31, 2023
Operating income (GAAP measure)	$13,743
Amortization of intangible assets(1)	1,905
Net realized capital losses(2)	497
Acquisition-related transaction and integration costs(3)	487
Restructuring charges(4)	507
Office real estate optimization charges(5)	46
Loss on assets held for sale(6)	349
Net operating results associated with acquired businesses(10)	99
MIP adjusted operating income	$17,633

2023 PSU Adjusted EPS

PSU Adjusted EPS is calculated by dividing PSU adjusted income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. The Company defines PSU adjusted income attributable to CVS Health as net income from attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related transaction and integration costs, restructuring charges, office real estate optimization charges, losses on assets held for sale, net realized capital gains or losses in excess of $100 million, the dilutive impact of acquired businesses and the corresponding income tax benefit or expense related to the items excluded from PSU adjusted income attributable to CVS Health. The following is a reconciliation of net income attributable to CVS Health to PSU adjusted income attributable to CVS Health and calculations of GAAP diluted EPS and PSU Adjusted EPS for the year ended December 31, 2023:

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	Year Ended December 31, 2023
In millions, except for per share amounts	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$8,344	$6.47
Amortization of intangible assets(1)	1,905	1.48
Acquisition-related transaction and integration costs(3)	487	0.38
Restructuring charges(4)	507	0.39
Office real estate optimization charges(5)	46	0.04
Loss on assets held for sale(6)	349	0.27
Net realized capital losses(11)	397	0.30
Dilutive impact of acquired businesses(12)	534	0.41
Tax impact of non-GAAP adjustments(9)	(969)	(0.75)
Adjusted income attributable to CVS Health	$11,600	$8.99
Weighted average diluted shares outstanding		1,290

End Notes

(1)	The Company’s acquisition activities have resulted in the recognition of intangible assets as required under the acquisition method of accounting which consist primarily of trademarks, customer contracts/relationships, covenants not to compete, technology, provider networks and value of business acquired. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s consolidated statements of operations in operating expenses within each segment. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the underwriting of the Company’s insurance products, the services performed for the Company’s customers or the sale of the Company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
(2)	The Company’s net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of insurance liabilities. Net realized capital gains and losses are reflected in the Company’s consolidated statements of operations in net investment income (loss) within each segment. These capital gains and losses are the result of investment decisions, market conditions and other economic developments that are unrelated to the performance of the Company’s business, and the amount and timing of these capital gains and losses do not directly relate to the underwriting of the Company’s insurance products, the services performed for the Company’s customers or the sale of the Company’s products or services. Accordingly, the Company believes excluding net realized capital gains and losses enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends.
(3)	During the year ended December 31, 2023, the acquisition-related transaction and integration costs relate to the acquisitions of Signify Health, Inc. (“Signify Health”) and Oak Street Health, Inc. (“Oak Street Health”).
(4)	The restructuring charges include severance and employee-related costs, asset impairment charges and a stock-based compensation charge. During the second quarter of 2023, the Company developed an enterprise-wide restructuring plan intended to streamline and simplify the organization, improve efficiency and reduce costs. In connection with the development of this plan and the recently completed acquisitions of Signify Health and Oak Street Health, the Company also conducted a strategic review of its various transformation initiatives and determined that it would terminate certain initiatives.
(5)	The office real estate optimization charges primarily relate to the abandonment of leased real estate and the related right-of-use assets and property and equipment in connection with the planned reduction of corporate office real estate space in response to the Company’s new flexible work arrangement.
(6)	During the years ended December 31, 2023 and 2022, the loss on assets held for sale relates to the Company’s Omnicare® long-term care (“LTC”) reporting unit within the Pharmacy & Consumer Wellness segment. During 2022, the Company determined that its LTC business was no longer a strategic asset and committed to a plan to sell it, at which time the LTC business met the criteria for held-for-sale accounting and its net assets were accounted for as assets held for sale. The carrying value of the LTC business was determined to be greater than its estimated fair value less costs to sell and, accordingly, the Company recorded a loss on assets held for sale during the third quarter of 2022. As of December 31, 2022, the net assets of the LTC business continued to meet the criteria for held-for-sale accounting and during the fourth quarter of 2022, an incremental loss on assets held for sale was recorded to write down the carrying value of the LTC business to its estimated fair value less costs to sell. During the first quarter of 2023, an additional loss on assets held for sale was recorded to write down the carrying value of the LTC business to the Company’s best estimate of the ultimate selling price which reflected its estimated fair value less costs to sell. As of September 30, 2023, the Company determined the LTC business no longer met the criteria for held-for-sale accounting and, accordingly, the net assets associated with the LTC business were reclassified to held and used at their respective fair values. During the year ended December 31, 2022, the loss on assets held for sale also relates to the Company’s international health care business domiciled in Thailand (“Thailand business”), which was included in the Commercial Business reporting unit in the Health Care Benefits segment. The sale of the Thailand business closed in the second quarter of 2022, and the ultimate loss on the sale was not material.
(7)	The opioid litigation charges relate to agreements to resolve substantially all opioid claims against the Company by certain states and governmental entities.

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(8)	During the year ended December 31, 2022, the gain on divestiture of subsidiary represents the pre-tax gain on the sale of bswift LLC, which the Company sold in November 2022. During the year ended December 31, 2022, the gain on divestiture of subsidiaries also includes the pre-tax gain on the sale of PayFlex Holdings, which the Company sold in June 2022.
(9)	The corresponding tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health and Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision. During the year ended December 31, 2022, the Company’s non-GAAP tax provision excludes the impact of certain discrete tax items concluded in the year ended December 31, 2022.
(10)	Represents the net adjusted operating income/loss associated with acquired businesses, Signify Health and Oak Street Health, for the period ended December 31, 2023. Signify Health and Oak Street Health were acquired during the first and second quarter of 2023, respectively.
(11)	Represents the net realized capital gains or losses in excess of $100 million, which are excluded in accordance with 2023 PSU plan design. Net realized capital gains and losses arise from various types of transactions, primarily in the course of managing a portfolio of assets that support the payment of insurance liabilities.
(12)	Represents the net adjusted operating income/loss associated with acquired businesses, Signify Health and Oak Street Health, for the period ended December 31,2023, as well as incremental net interest expense driven by the timing of the acquisitions of the aforementioned subsidiaries. The impact associated with any major acquisition is a permitted financial adjustment in accordance with 2023 PSU design.
(13)	Effective January 1, 2023, the Company adopted a new accounting standard related to the accounting for long-duration insurance contracts using a modified retrospective transition method as of January 1, 2021. In addition, effective January 1, 2023, adjusted operating income and adjusted EPS exclude the impact of net realized capital gains or losses, described in further detail in endnote 2 above. Adjusted operating income and adjusted EPS for the year ended December 31, 2022 have been revised to conform with current period presentation.

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Annex B

2017 Incentive Compensation Plan of CVS Health Corporation, as Proposed to be Amended

1.	Purpose. The purpose of this 2017 Incentive Compensation Plan (the “Plan”) is to assist CVS Health Corporation, a Delaware corporation (the “Corporation”), and its subsidiaries, in attracting, retaining and rewarding high-quality executives, employees, and other persons who provide services to the Corporation and/or its subsidiaries, to enable such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation’s stockholders and to provide such persons with short- and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

2.	Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)	“Award” means any Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Deferred Stock, Stock granted as a bonus or in lieu of another award, Stock awarded to a director pursuant to Section 8, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(b)	“Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 11(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c)	“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(d)	“Board” means the Corporation’s Board of Directors.

(e)	“Change in Control” means Change in Control as defined with related terms in Section 10 of the Plan.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g)	“Committee” means a committee of two or more directors designated by the Board to administer the Plan.

(h)	“Constructive Termination Without Cause” shall have the meaning set forth in Section 10(c)(ii) hereof.

(i)	“Deferred Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(j)	“Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(k)	“Eligible Person” means each Executive Officer and other officers and employees of the Corporation or of any subsidiary, including such persons who may also be directors of the Corporation, and any Eligible Director. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary for purposes of eligibility for participation in the Plan.

(l)	“Eligible Director” means a director of the Corporation who at the relevant time is not, and for the preceding twelve (12) months was not, an employee of the Corporation or its subsidiaries.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(n)	“Executive Officer” means an executive officer of the Corporation as defined under the Exchange Act.

(o)	“Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the

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Committee, the Fair Market Value of Stock shall be the closing price of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the date on which the determination of fair market value is being made. In the event the date on which the determination is being made is a date on which the New York Stock Exchange is closed, then the closing price of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange on the last date prior to such date on which the New York Stock Exchange was open, shall be used.

(p)	“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto; provided, however, that only an Eligible Person who is an employee within the meaning of Code Section 422 and the regulations thereunder shall be eligible to receive an ISO.

(q)	“Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(r)	“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(s)	“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(t)	“Performance Award” means a right, granted to a Participant under Section 9 hereof, to receive Awards based upon performance criteria specified by the Committee.

(u)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(v)	“Plan Limit” means the maximum aggregate number of shares of Stock that may be issued for all purposes under the Plan as set forth is Section 4(a).

(w)	“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3).

(x)	“Recoupment Policies” means collectively, the CVS Health Corporation Recoupment Policy as amended and restated on March 6, 2019, and the CVS Health Corporation Dodd-Frank Clawback Policy, dated September 21, 2023, in each case, as may be amended from time to time.

(y)	“Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(z)	“Restricted Stock Unit” shall mean a contractual right granted under Section 6(d) hereof that represents a right to receive the value of a share of Stock upon the terms and conditions set forth in the Plan and the applicable Award agreement.

(aa)	“Rule 16b-3” means Rule 16b-3, as in effect from time to time and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(bb)	“Stock” means the Corporation’s Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 11(c) hereof.

(cc)	“Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(dd)	“Substitute Award” means an Award granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Corporation or with which the Corporation combines.

(ee)	“Termination Without Cause” shall have the meaning set forth in Section 10(c)(i) hereof.

3.	Administration.

(a)	Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board”. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

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(b)	Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Corporation may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its subsidiaries, Participants, Beneficiaries, transferees under Section 11(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted by applicable law, the Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Corporation. The Committee may appoint agents to assist it in administering the Plan.

(c)	Limitation of Liability. The Committee and each member thereof shall be entitled to rely or act upon in good faith any report or other information furnished to him or her by any executive officer, other officer or employee of the Corporation or a subsidiary, the Corporation’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

4.	Stock Subject to Plan.

(a)	Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be equal to ~~(i) forty-seven million (47,000,000); plus (ii) such additional number of shares of Stock reserved for issuance under the Corporation’s 2010 Incentive Compensation Plan, as amended on January 15, 2013 (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the Corporation’s 2017 Annual Meeting of Stockholders;~~ 98,145,312; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted under the Plan shall not exceed three million (3,000,000). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)	Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan after taking into account the number of shares issuable in settlement of Awards or relating to then-outstanding Awards. Notwithstanding the foregoing, Awards settleable only in cash shall not reduce the number of shares of Stock available under the Plan and Stock issued for Substitute Awards shall not count against the limits of Section 4(a). Additionally, for purposes of determining the number of shares of Stock that remain available for issuance under the Plan, the number of shares of Stock corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled, or that are settled through the issuance of consideration other than shares of Stock (including, without limitation, cash), shall be added back to the Plan Limit and again be available for the grant of Awards. The following shares of Stock, however, shall not be available again for grant under the Plan:

(i)	shares of Stock not issued or delivered as a result of net settlement of an outstanding Option or SAR;

(ii)	shares of Stock delivered or withheld by the Corporation to pay the exercise price of or the withholding taxes with respect to an Award; and

(iii)	shares of Stock repurchased with proceeds from the payment of the exercise price of an Option.

The Committee has discretion to adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

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5.	Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than one million (1,000,000) shares of Stock, subject to adjustment as provided in Section 11(c), under each of Sections 6(b) through 6(h), 9(b) and 9(c). In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Participant shall be ten million dollars ($10,000,000), and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Participant on an annualized basis shall be five million dollars ($5,000,000).

6.	Specific Terms of Awards.

(a)	General. Awards may be granted on the terms and conditions set forth in this Section 6, and with respect to directors of the Corporation, in Section 8. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment of the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)	Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under the first sentence of Section 7(a) hereof.

(ii)	Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Corporation or any subsidiary, or other property, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)	Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)	Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award and any other terms and conditions of any SAR. The exercise price of a SAR shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR. SARs may be either freestanding or in tandem with other Awards.

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(d)	Restricted Stock and Restricted Stock Units. The Committee is authorized to grant Restricted Stock or Restricted Stock Units to Participants on the following terms and conditions:

(i)	Grant and Restrictions. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon, provided that dividends shall accrue and be paid only upon vesting, and may be subject to any mandatory reinvestment or any other requirement that may imposed by the Committee. During the restricted period applicable to the Restricted Stock, subject to Section 11(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant. Restricted Stock Units may be settled in Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock and Restricted Stock Units that are at that time subject to restrictions shall be forfeited, provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock and Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock and Restricted Stock Units.

(iii)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

(iv)	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan, or shall require vesting of an Award prior to payment of accrued cash dividends. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed. The Committee shall determine and specify in the Restricted Stock Unit Agreement the effect, if any, of dividends paid on Stock during the period such Award is outstanding.

(e)	Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)	Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject

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to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

(iii)	Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(f)	Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Corporation in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(g)	Dividend Equivalents. Except with respect to Options and SARs, which shall not be eligible for Dividend Equivalents, the Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. The Committee shall provide that Dividend Equivalents either shall accrue and be paid or distributed upon the vesting of an Award or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles and subject to such restrictions on transferability and risks of forfeiture as the Committee may specify.

(h)	Other Stock-Based or Cash Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7.	Certain Provisions Applicable to Awards.

(a)	Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted at any time, either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any subsidiary, or any business entity to be acquired by the Corporation or a subsidiary, or any other right of a Participant to receive payment from the Corporation or any subsidiary, but if an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Corporation or any subsidiary, in which the value of Stock subject to the Award (for example, Deferred Stock or Restricted Stock) is equivalent in value to the cash compensation, provided, however, that any such Award that is an Option or SAR shall have an exercise price that is at least one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant of such Option or SAR. Notwithstanding the foregoing

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language of this Section 7(a), no outstanding Option or SAR may be amended to decrease the exercise price except in accordance with Section 11(c), and no outstanding Option or SAR may be surrendered in exchange for another Award or for cash.

(b)	Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten (10) years (or such shorter term as may be required in respect of an ISO under Code Section 422).

(c)	Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan, including but not limited to Section 11(l), and any applicable Award agreement, (i) payments to be made by the Corporation or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, (ii) the settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control), (iii) installment or deferred payments may be required by the Committee (subject to Section 11(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee, and (iv) payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d)	Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)	Cancellation and Rescission of Awards. Unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, and the Corporation shall have the additional rights set forth in Section 7(e)(iv) below, if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan including the following conditions:

(i)	While employed by the Corporation or one of its subsidiaries, a Participant shall not render services for any organization or engage directly or indirectly in any business that, in the judgment of the Chief Executive Officer of the Corporation or other senior officer designated by the Committee, is or becomes competitive with the Corporation.

(ii)	A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation’s business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant either during or after employment with the Corporation.

(iii)	A Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

(iv)	(A)	Upon exercise, settlement, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of this Section 7(e) prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Corporation shall notify the Participant in writing of any such rescission within two (2) years after such exercise, payment or delivery. Within ten (10) days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Corporation the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

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(B)	To the extent determined by the Committee, all Awards shall be subject to the terms and conditions of the Corporation’s Recoupment Policies as it exists from time to time.

(f)	Limitation of Vesting of Certain Awards. Notwithstanding anything in this Plan to the contrary, Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock, Dividend Equivalents and Other Stock-Based Awards, as described in Sections 6(b), 6(c), 6(d), 6(e), 6(g) and 6(h) of the Plan, respectively, granted to employees, and Awards granted to directors as described in Section 8 of the Plan, will vest over a minimum period of three (3) years, except in the event of a Participant’s death or disability, or in the event of a Change in Control and (i) Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock, Dividend Equivalents and Other Stock-Based Awards as to which either the grant or the vesting is based on the achievement of one or more performance conditions will vest over a minimum period of one (1) year except in the event of a Participant’s death or disability, or in the event of a Change in Control, and (ii) up to five percent (5%) of the shares of Stock authorized under the Plan may be granted as Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock, Dividend Equivalents or Other Stock-Based Awards without any minimum vesting requirements. For purposes of this Section 7(f), vesting over a three (3)-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period and in no event shall Awards subject to a minimum vesting period vest any earlier than one (1) year from the date of grant.

8.	Special Rules for Directors.

(a)	Awards; Per-Director Award Limitation. Eligible Directors may receive Awards, including without limitation Awards in respect of their annual retainer and any additional retainers for chairing the board or a committee of the board, or serving as lead independent director.

The maximum number of shares of Stock subject to Awards granted under the Plan during any one fiscal year to any one Eligible Director, taken together with any cash fees paid or Stock otherwise granted by the Company to such Eligible Director during such fiscal year for service as a non-employee director, will not exceed the following in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes): (i) five hundred thousand dollars ($500,000) for each Eligible Director, and (ii) an additional five hundred thousand dollars ($500,000) for the Eligible Director designated as independent chairman of the board or as lead independent director, in each such case including the value of any Awards in Stock that are received in lieu of all or a portion of any annual board chair, committee chair, or lead independent director cash retainers or similar cash-based payments and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Awards granted in a previous year.

(b)	Deferral of Shares by Directors. Each Eligible Director may elect to defer the receipt of shares otherwise currently payable to such Eligible Director under Section 8(a) of this Plan until such Eligible Director terminates service as a director or such other date or event as permitted under rules established by the Board and uniformly applied. In that event, such Eligible Director shall be granted an award of share credits equal to the number of shares of Stock elected to be deferred, including fractional share credits to not less than three decimal places.

(c)	Settlement. As soon as practicable after an Eligible Director has ceased being a Director of the Corporation or such other date or event elected by an Eligible Director under Section 8(b), all awards shall be paid to the Eligible Director or, in the case of the death of the Eligible Director, the Eligible Director’s designated beneficiary or beneficiaries, or in the absence of a designated beneficiary, to the estate of the Eligible Director, in a single payment or installments as elected by the Eligible Director.

(d)	Dividend Equivalents.

(i)	In addition to the payment provided for in Section 8(c), each Eligible Director (or beneficiary) entitled to payment under this Section 8(d) shall receive at the same time the dividend equivalent amounts calculated under subsection (ii) below.

(ii)	The dividend equivalent amount is the number of additional share credits attributable to the number of share credits originally granted plus additional share credits previously calculated hereunder. Such additional share credits shall be determined and credited as of each dividend payment date by dividing the aggregate cash dividends that would have been paid had share credits awarded or credited (but not yet paid) under this Section 8(d), as the case may be, been actual shares of Stock on the record date for such dividend by the Fair Market Value of Stock on the dividend payment date. Fractional share credits shall be calculated to not less than three decimal places.

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(e)	Payment; Fractional Shares. Payments pursuant to Sections 8(c) and 8(d) above shall be made in shares of Stock, except that there shall be paid in cash the value of any fractional share.

9.	Performance Awards.

(a)	Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b)	Business Criteria.

(i)	One or more of the following business criteria for the Corporation, on a consolidated basis, and/ or for specified subsidiaries or business units of the Corporation (except with respect to the total stockholder return and earnings per share criteria), may be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) Common Knowledge Retail Customer Service score or a similar customer service measurement as measured by a third-party administrator; (9) Pharmacy Benefit Services Customer Satisfaction score; (10) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; operating earnings; (11) total stockholder return; (12) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparator companies; or (13) any other objective or subjective business criteria.

(ii)	Profit, earnings and revenues used for any performance goal measurement may exclude, without limitation,: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax assets and liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the effect of changes in accounting standards; the cumulative effect of changes in accounting principles; the effect of dispositions of companies or businesses; charges related to the acquisition and integration of companies or businesses; and any items excluded from the calculation of ordinary income (or loss) determined in accordance with generally accepted accounting principles (which may include, without limitation, extraordinary items or significant unusual or infrequently occurring items) and/or described in management’s discussion and analysis of financial performance appearing in the Corporation’s annual report to stockholders for the applicable year.

(c)	Performance Period. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of at least one (1) year and up to ten (10) years, as specified by the Committee.

(d)	Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, at the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 9(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment of the Participant prior to the end of a performance period or settlement of Performance Awards.

10.	Change in Control.

(a)	Effect of “Change in Control”. In the event that a Participant experiences a Termination Without Cause or a Constructive Termination Without Cause within two (2) years following a “Change in Control,” the following provisions shall apply unless otherwise provided in the Award agreement:

(i)	Within two (2) years of a Change in Control, any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested upon a Termination Without Cause or a Constructive Termination Without Cause and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 11(a) hereof;

2024 Proxy Statement   B-9

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(ii)	Within two (2) years of a Change in Control, the restrictions, deferral of settlement and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested upon a Termination Without Cause or a Constructive Termination Without Cause, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 11(a) hereof; and

(iii)	With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met at actual performance or prorated as of the date of termination.

(b)	Definition of “Change in Control”. A “Change in Control” shall be deemed to have occurred if:

(i)	any Person (other than (w) the Corporation, (x) any trustee or other fiduciary holding securities under any employee benefit plan of the Corporation, (y) any corporation owned, directly or indirectly, by the stockholders of the Corporation immediately after the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Corporation immediately prior to such occurrence, or (z) any surviving or resulting entity from a merger or consolidation referred to in clause (iii) below that does not constitute a Change in Control under clause (iii) below) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty (60) day period referred to in Rule 13d-3 under the Exchange Act), as directly or indirectly, of securities of the Corporation or of any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Corporation (a “Significant Subsidiary”), representing thirty percent (30%) or more of the combined voting power of the Corporation’s or such Significant Subsidiary’s then outstanding securities;

(ii)	during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve (12)-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii)	the consummation of a merger or consolidation of the Corporation or any Significant Subsidiary with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(iv)	the consummation of a transaction (or series of transactions within a twelve (12)-month period) which constitutes the sale or disposition of all or substantially all of the consolidated assets of the Corporation but in no event assets having a gross fair market value of less than forty percent (40%) of the total gross fair market value of all of the consolidated assets of the Corporation (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation immediately prior to such sale or disposition.

(c)	Definition of “Termination Without Cause” and “Constructive Termination Without Cause”.

(i)	“Termination Without Cause” shall mean the involuntary termination of a Participant’s employment by the Corporation or a subsidiary without Cause.

(ii)	“Constructive Termination Without Cause” shall mean the Participant’s termination of his or her employment following the occurrence, without the Participant’s written consent, of one or more of (A) an assignment of any duties to the Participant that is materially inconsistent with Participant’s position, (B) a material decrease in Participant’s annual base salary or target annual incentive award opportunity, or (C) a relocation of Participant’s principal place of employment more than thirty-five (35) miles from Participant’s place of employment before such relocation. In all cases, no Constructive Termination Without Cause shall be deemed to have occurred if any such event occurs as a result of a prior termination. In addition, no Constructive Termination Without Cause shall be deemed to have occurred unless the Participant

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provides written notice to the Corporation that any such event has occurred, which notice identifies the event and is provided within thirty (30) days of the initial occurrence of such event, a cure period of forty-five (45) days following the Corporation’s receipt of such notice expires and the Corporation has not cured such event within such cure period, and the Participant actually terminates his/her employment within thirty (30) days of the expiration of the cure period.

(iii)	“Cause” shall be deemed to occur if the Participant (A) willfully and materially breaches any of his or her obligations to the Corporation with respect to confidentiality, cooperation with regard to litigation, non-disparagement and non-solicitation; (B) is convicted of a felony involving moral turpitude; or (C) engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out Participant’s duties to the Corporation, resulting, in either case, in material harm to the financial condition or reputation of the Corporation.

11.	General Provisions.

(a)	Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the ninetieth (90th) day preceding the Change in Control.

(b)	Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs in tandem therewith) may be transferred (without receipt of value from the transferee) to one or more Beneficiaries, family members or other permitted transferees designated by the Committee during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals) in recognition of unusual or

2024 Proxy Statement  B-11

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nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any subsidiary or any business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

(d)	Taxes. The Corporation and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes required to be withheld by the applicable employment tax rules in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation to satisfy obligations for the payment of withholding taxes relating to any Award. To the extent permitted by applicable law, the Committee shall be entitled to deduct and withhold additional amounts so long as such additional deductions would not cause an Award classified as equity under applicable accounting principles and standards to be classified as a liability award under such principles and standards. The Committee’s authority shall also include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of such withholding tax obligations.

(e)	Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if the amendment increases the number of shares of Stock reserved and available for delivery in connection with Awards, materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award, except to the extent the Committee considers such amendment necessary or advisable to comply with any law, regulation, ruling, judicial decision, accounting standards, regulatory guidance or other legal requirement. Subject to the provisions of Section 7(a) the Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(f)	Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary, (ii) interfering in any way with the right of the Corporation or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g)	Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

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(h)	Non-exclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

(i)	Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

(k)	Recoupment. Each Award under the Plan shall be subject to the terms of the Corporation’s Recoupment Policies, and to such other recoupment policies or provisions as may be required under the terms of any agreement between the Corporation and any regulatory authority or as may be required under applicable law.

(l)	Code Section 409A. With respect to Awards subject to Code Section 409A, the Plan is intended to comply with the requirements of Code Section 409A, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of Code Section 409A and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. The Committee may not accelerate the payment or settlement of any Award that constitutes a deferral of compensation for purposes of Code Section 409A except to the extent such acceleration would not result in the Participant incurring interest or additional tax under Code Section 409A. Notwithstanding anything in the Plan to the contrary, if a Participant is determined under rules adopted by the Committee to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and as defined in the Corporation’s Universal 409A Definition Document, payment under any Award hereunder shall be delayed to the extent necessary to avoid a violation of Code Section 409A.

(m)	Plan Effective Date and Stockholder Approval; Expiration Date. The Plan has been initially adopted by the Board on March 2, 2017, subject to approval by the stockholders of the Corporation, in accordance with applicable law. The Plan will become effective on the date of such approval. Unless an extension is approved by the stockholders of the Corporation, the Plan shall have a term that expires on May 9, 2027, after which no further Awards may be made, provided, however, that the provisions of the Plan shall continue to apply to Awards made prior to such date. The Plan as last amended was adopted by the Board on March 21, 2024, and became effective upon approval by the Company’s stockholders on May 16, 2024 by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code.

2024 Proxy Statement  B-13

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CVS Health’s Healthy 2030 Impact Report Highlights

Our Strategy

Healthy 2030

Our Healthy 2030 strategy outlines how we are working to create a more equitable health care system and sustainable future. It reinforces our company’s strategy and is embedded in our purpose-driven culture. Healthy 2030 is constructed through our four-pillar framework. We are focused on making a meaningful, measurable impact within each of these areas. We believe this strategy is achievable without materially adversely affecting our businesses, operating results, cash flows and/or prospects.

To read more about our activities, and for our Healthy 2030 Impact Report, please visit www.cvshealth.com/reporting.

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Healthy 2030

2023 Awards & Recognition

Civic 50 – 7th consecutive year on the list of America’s Most Community-Minded Companies from the Points of Light Institute

S&P Global Sustainability Yearbook 2023

Top 5% S&P Global ESG score

Just Capital Industry Leader

126th out of 937 and 1st of 10 food and drug retailers

Dow Jones Sustainability Index (“DJSI”)

11th straight year on DJSI North America Index and 5th consecutive year on DJSI World Index

Named to FTSE4Good Index

Human Rights Campaign’s Corporate Equality Index

100% score

Select 2023 Performance Highlights

Healthy People	24.7% Reduction in member out-of-pocket costs through prescription drug affordability programs ~3.7K affordable rental units created or preserved and renovated through affordable housing investments
Healthy Business	95%* of colleagues impacted by store closures retained to other positions $4B spent with Tier 1 diverse and small business suppliers
Healthy Planet	5% reduction in GHG emissions over prior year ~500M receipts eliminated through digital and no receipt options
Healthy Community	Over 40K birthing people and babies served through maternal health investments 22% increase in Project Health participants accessing health screening events in communities across the country

*	As of January 2024.

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Healthier happens together®

Our Purpose

Bringing our heart to every moment of your health™

Our Strategy

Our mission at CVS Health is to take on many of the country’s most prevalent and pressing health care needs by understanding and acting on what consumers want and need — personalized, people-centered care that treats them like a human being, not a number.

CVS Health®

FSC
www.fsc.org
MIX
Paper from
responsible sources
FSC®

Our Heart At Work Behaviors™

Putting people first Rise to the challenge Join forces Create simplicity Inspire trust Champion safety and quality

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CVS HEALTH CORPORATION

C/O EQUINITI SHAREOWNER SERVICES

P.O. BOX 64945

ST. PAUL, MN 55164-0945

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 15, 2024 for shares held directly and by 11:59 P.M. ET on May 13, 2024 for shares held in the 401(k) Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CVS2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 15, 2024 for shares held directly and by 11:59 P.M. ET on May 13, 2024 for shares held in the 401(k) Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V33168-P05435-Z86951	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CVS HEALTH CORPORATION
The Board of Directors recommends you vote FOR each of the Nominees:

1.	Election of Directors		For	Against	Abstain
Nominees:

	1a.	Fernando Aguirre	☐	☐	☐

	1b.	Jeffrey R. Balser, M.D., Ph.D.	☐	☐	☐

	1c.	C. David Brown II	☐	☐	☐

	1d.	Alecia A. DeCoudreaux	☐	☐	☐

	1e.	Nancy-Ann M. DeParle	☐	☐	☐

	1f.	Roger N. Farah	☐	☐	☐

	1g.	Anne M. Finucane	☐	☐	☐

	1h.	J. Scott Kirby	☐	☐	☐

	1i.	Karen S. Lynch	☐	☐	☐

	1j.	Michael F. Mahoney	☐	☐	☐

	1k.	Jean-Pierre Millon	☐	☐	☐

	1l.	Mary L. Schapiro	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2024 Annual Meeting of Stockholders of CVS Health Corporation and any adjournment thereof.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Ratification of the Appointment of Our Independent Registered Public Accounting Firm for 2024.	☐	☐	☐

3.	Say on Pay, a Proposal to Approve, on an Advisory Basis, the Company’s Executive Compensation.	☐	☐	☐

4.	Proposal to Amend the Company’s 2017 Incentive Compensation Plan to Increase the Number of Shares Authorized to be Issued under the Plan.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:		For	Against	Abstain

5.	Stockholder Proposal Requesting an Independent, Third Party Worker Rights Assessment and Report.	☐	☐	☐

6.	Stockholder Proposal to Prohibit the Re-nomination of Any Director Who Fails to Receive a Majority Vote.	☐	☐	☐

7.	Stockholder Proposal for a Stockholder Right to Vote on “Excessive” Golden Parachutes.	☐	☐	☐

8.	Stockholder Proposal Requesting a Policy Requiring Our Directors to Disclose Their Expected Allocation of Hours Among All Formal Commitments.	☐	☐	☐

NOTE: In their discretion, the proxies may vote on such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2024 Annual Meeting of Stockholders, Proxy Statement and 2023 Annual Report to
Stockholders are available at www.proxyvote.com and at www.cvshealthannualmeeting.com.

V33169-P05435-Z86951

CVS HEALTH CORPORATION
Annual Meeting of Stockholders
May 16, 2024 8:00 A.M., ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Karen S. Lynch and Roger N. Farah, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CVS HEALTH CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M., ET on May 16, 2024, virtually http://www.virtualshareholdermeeting.com/CVS2024 and any adjournment or postponement thereof.

Additional Voting Instructions for Certain CVS Health Employees: To the extent the undersigned is a participant in the CVS Health Future Fund 401(k) Plan (the “401(k) Plan”), the undersigned hereby instructs The Bank of New York Mellon, as trustee under the 401(k) Plan, to vote as indicated on the reverse side, all shares of CVS Health common stock held in the 401(k) Plan as to which the undersigned would be entitled to give voting instructions if present at the Annual Meeting. Shares held under the 401(k) Plan for which voting instructions are not properly completed, signed, or received in a timely manner (no later than 11:59 P.M., ET on May 13, 2024), will be voted in the same proportion as those shares for which voting instructions were properly completed and signed and received in a timely manner, as long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended. All participant votes will be kept confidential by the trustee(s) of the 401(k) Plan.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side